Execution Version EIGHTH AMENDMENT TO CREDIT AGREEMENT This EIGHTH AMENDMENT TO CREDIT AGREEMENT, dated as of August 4, 2025 (this “Agreement”), among INNOVATE CORP., a Delaware corporation (the “Borrower”), DBM GLOBAL INTERMEDIATE HOLDCO INC., a Delaware corporation (“DBM Intermediate”), INNOVATE 2 CORP., a Delaware corporation (“Innovate 2” and, together with DBM Intermediate, the “Guarantors”), and MSD PCOF PARTNERS IX, LLC (the “Lender”). RECITALS: WHEREAS, reference is made to the Credit Agreement, dated as of March 13, 2020 (as amended by that certain First Amendment to Credit Agreement, dated as of August 10, 2020, that certain Waiver, Consent and Second Amendment to Credit Agreement, dated as of February 1, 2021, that certain Third Amendment to Credit Agreement, dated as of February 23, 2021, that certain Fourth Amendment to Credit Agreement, dated as of April 25, 2023, that certain Fifth Amendment to Credit Agreement, dated as of May 6, 2024, that certain Sixth Amendment to Credit Agreement, dated as of March 6, 2025, and that certain Seventh Amendment to Credit Agreement, dated as of July 31, 2025, the “Credit Agreement”; the Credit Agreement as amended hereby being referred to herein as the “Amended Credit Agreement”), among the Borrower, the Guarantors, and the Lender, and the Lender provided a revolving credit facility to the Borrower pursuant to the terms and conditions thereof. WHEREAS, initially capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Amended Credit Agreement; WHEREAS, in accordance with the terms of that certain Commitment Letter dated July 17, 2025 by and among the Borrower and the Commitment Parties (as defined therein) (the “Commitment Letter”), on the Effective Date (as defined below), the Borrower intends to enter into a series of indebtedness refinancing transactions that will extend the Borrower’s debt maturities. The refinancing transactions include (i) certain of the Company’s existing 8.500% Senior Secured Notes due 2026 being exchanged pursuant to an exchange offer and consent solicitation for new notes under a secured indenture dated as of the Effective Date, among the Borrower, U.S. Bank Trust Company, National Association, as trustee, and the Collateral Trustee (the “New Senior Secured Note Indenture” and the notes issued thereunder, the “New Secured Notes”), (ii) certain of the Company’s existing 7.5% Convertible Senior Notes due 2026 being exchanged for new convertible notes under a secured indenture, dated as of the Effective Date, among the Borrower, U.S. Bank Trust Company, National Association, as trustee, and the Collateral Trustee (the “New Convertible Secured Note Indenture” and the notes issued thereunder, the “New Convertible Secured Notes”), (iii) an agreement to amend and extend the CGIC Note, (vi) an agreement to extend the Existing Spectrum Promissory Notes, and (v) an agreement to amend and extend the R2 Note (all of the foregoing transactions collectively, as contemplated by and consummated in accordance with the Commitment Letter, the “Debt Restructuring”); and WHEREAS, the Borrower has requested certain amendments to the Credit Agreement, and the Lender is willing to amend the Credit Agreement on the terms and conditions set forth herein. NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereto hereby agrees as follows: 1. Amendments to Credit Agreement. Exhibit 4.8 2 (a) In reliance on the representations and warranties of the Loan Parties set forth in Section 3 below, and subject to the satisfaction of the conditions to effectiveness set forth in Section 2 below, effective as of the Effective Date, the Credit Agreement is hereby amended as set forth in Exhibit A attached hereto such that all of the newly inserted bold, double-underlined text (indicated textually in the same manner as the following examples: double-underlined text and double- underlined text) and any formatting changes attached hereto shall be deemed to be inserted in the text of the Credit Agreement and all of the deleted stricken text (indicated textually in the same manner as the following examples: stricken text and stricken text) shall be deemed to be deleted from the text of the Credit Agreement. (b) Schedules 5.09, 5.12(d), 5.13, 5.18 and 10.02 to the Credit Agreement are hereby amended and restated in their entirety as set forth on Exhibit B attached hereto. 2. Effective Date Conditions. This Agreement shall be effective as of the date (the “Effective Date”) when all of the following conditions have been fulfilled to the satisfaction of (and in form and substance reasonably satisfactory to) the Lender: (a) the Lender shall have received the following, each dated the date hereof (or, in the case of certificates of governmental officials, a recent date before the date hereof) and each in form and substance reasonably satisfactory to the Lender: (i) counterparts to this Agreement, duly executed by the Borrower and each Guarantor, each of which shall be originals or electronic image scan transmissions unless otherwise specified; (ii) the results of searches for any effective UCC financing statements, tax Liens or judgment Liens filed against any Loan Party or its property, which results shall not show any such Liens; (iii) a fully executed Collateral Trust Agreement; (iv) a fully executed amendment to the CGIC Note; (v) a fully executed amendment to the Existing Spectrum Promissory Notes, extending the maturity thereof no earlier than September 30, 2026; (vi) a fully executed amendment to the R2 Note, extending the maturity thereof no earlier than August 1, 2026; (vii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Lender may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the Amended Credit Agreement; (viii) such resolutions of Responsible Officers of each Loan Party authorizing the execution, delivery and performance of this Amended Credit Agreement, the Credit Agreement, as amended hereby, and the Loans Documents to which it is a party and any certificate or other documents to be delivered by it pursuant hereto and such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate; 3 (ix) such documents and certifications as the Lender may reasonably require to evidence that each Loan Party is duly organized or formed, and that the Borrower and each Guarantor is validly existing, in good standing (to the extent applicable in such jurisdiction) and qualified to engage in business in its jurisdiction of incorporation, organization or formation, as applicable; (x) a Perfection Certificate duly executed by each Loan Party and completed in a manner satisfactory to the Lender; and (xi) customary legal opinions from Cleary Gottlieb Steen & Hamilton LLP., counsel to the Loan Parties, and Young Conaway Stargatt & Taylor, LLP, Delaware counsel to the Loan Parties, with respect to the transactions contemplated by this Agreement, which opinion shall be in form and substance reasonably satisfactory to the Lender. (b) the Borrower shall have paid all fees, costs and expenses due and payable as of the date hereof under the Credit Agreement and the other Loan Documents, including without limitation all attorney’s fees and expenses incurred by the Lender and required to be reimbursed by the Borrower, in each case, to the extent invoiced prior to the Effective Date; (c) the holders of at least 98% in outstanding principal amount of the Existing Secured Notes shall have exchanged their Existing Secured Notes for New Secured Notes and the holders of at least 98% in outstanding principal amount of the Existing Convertible Notes shall have exchanged their Existing Convertible Notes for New Convertible Secured Notes, in each case, on the terms set forth in the Commitment Letter and the Debt Restructuring; (d) Lender shall be satisfied that the Obligations are secured by the Collateral (as defined in the New Senior Secured Note Indenture and New Convertible Secured Note Indenture); (e) Lender shall be satisfied that the Obligations constitute (a) “First-Out Debt”, “First-Out Obligations” and “Pari Passu Obligations” under and as defined in the New Senior Secured Note Indenture and the Secured Indenture, (b) “First-Out Debt”, “First-Out Obligations”, “Obligations”, “Pari Passu Debt” and “Pari Passu Obligations” under and as defined in the Collateral Trust Agreement, and (c) “Secured Obligations” under and as defined in the Pledge Agreement; (f) all “Conditions Precedent”, as referenced in the Commitment Letter, have been satisfied, including but not limited to the Exclusive Conditions (as defined therein) and Initial Closing Date (as defined therein); (g) there has been no breach of the Commitment Letter by any of parties thereto; (h) all consents, authorizations and approvals of, and filings and registrations with, and all other actions in respect of, any Governmental Authority or other Person required in connection with the making of this Agreement or the conduct of the Loan Parties’ business shall have been obtained and shall be in full force and effect; (i) Lender shall have determined, in its sole judgment, that no event or development shall have occurred since December 31, 2024 which could reasonably be expected to have a Material Adverse Effect; 4 (j) there shall exist no claim, action, suit, investigation, litigation or proceeding (including, without limitation, shareholder or derivative litigation) pending or threatened in any court or before any arbitrator or governmental authority which relates to the Loans or which, in the opinion of the Lender, is reasonably likely to be adversely determined, and that, if adversely determined, would reasonably be expected to have a Material Adverse Effect; (k) the representations and warranties of the Borrower and each other Loan Party contained herein, in Article V of the Credit Agreement and in each other Loan Document, shall be true and correct in all material respects on and as of the Effective Date (provided that any representation or warranty that is subject to any materiality qualifier shall be true and correct in all respects as of the Effective Date), in each case, except to the extent that such representation or warranty specifically refers to an earlier date, in which case it shall be true and correct in all material respects as of such earlier date (provided that any representation or warranty that is subject to any materiality qualifier shall be true and correct in all respects as of such earlier date), and except that, for purposes of this clause (d), the representations and warranties contained in Section 5.05(a) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Section 6.01(a) of the Credit Agreement; and (l) no Default or Event of Default shall have occurred and be continuing. 3. Representations and Warranties. On the Effective Date, each Loan Party hereby represents and warrants to the Lender as follows: (a) such Loan Party (i) is duly incorporated, organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (ii) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (A) own or lease its assets and carry on its business and (B) execute, deliver and perform its obligations hereunder and under the Credit Agreement, and (iii) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (ii)(A) or (iii), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; (b) the execution, delivery and performance by such Loan Party of this Agreement and the Amended Credit Agreement have been duly authorized by all necessary corporate or other organizational action by such Loan Party, and do not and will not (i) contravene the terms of any of such Loan Party’s Organization Documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (A) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) violate any Law; except in each case referred to in clause (ii) or (iii), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; (c) no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or the Credit Agreement, except such (i) those that have been

5 made and are in full force and effect, (ii) those contemplated by the Security Documents and (iii) those the failure of which to obtain or make such consent, approval, authorization, order, filing or registration would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (d) this Agreement has been duly executed and delivered by such Loan Party, and this Agreement and the Credit Agreement constitute legal, valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with its terms, except that the enforcement thereof may be subject to (i) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally and (ii) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought; (e) the Obligations (i) constitute, and, after giving effect to any repayment and reborrowing of Loans under the Credit Agreement, will continue to constitute (A) “First-Out Debt”, “First- Out Obligations” and “Pari Passu Obligations” under and as defined in the Secured Indenture and the New Senior Secured Note Indenture, (B) “First-Out Debt”, “First-Out Obligations”, “Obligations”, “Pari Passu Debt” and “Pari Passu Obligations” under and as defined in the Collateral Trust Agreement, and (C) “Secured Obligations” under and as defined in the Pledge Agreement and (ii) are entitled to the benefits of the Collateral Trust Agreement, the Pledge Agreement and the other Security Documents; and (f) the representations and warranties of such Loan Party contained herein and in each other Loan Document are true and correct in all material respects on and as of the Effective Date (provided that any representation or warranty that is subject to any materiality qualifier shall be true and correct in all respects as of the Effective Date), in each case, except to the extent that such representation or warranty specifically refers to an earlier date, in which case it is true and correct in all material respects as of such earlier date (provided that any representation or warranty that is subject to any materiality qualifier shall be true and correct in all respects as of such earlier date), and except that for purposes of this clause (f), the representations and warranties contained in Section 5.05(a) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Section 6.01(a) of the Credit Agreement. 4. Reaffirmation; Reference to and Effect on the Credit Agreement. (a) The Borrower and each Guarantor hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, and each grant of security interests and Liens to the Collateral Trustee, for the benefit of the Secured Parties, under each Loan Document to which it is a party, (ii) agrees and acknowledges that such ratification and reaffirmation is not a condition to the continued effectiveness of such Loan Documents, (iii) agrees that neither such ratification and reaffirmation, nor the Lender’s solicitation of such ratification and reaffirmation, constitutes a course of dealing giving rise to any obligation or condition requiring a similar or any other ratification or reaffirmation from such Loan Party with respect to any subsequent modifications to the Credit Agreement or the other Loan Documents and (iv) agrees that none of the terms and conditions of this Agreement shall limit or diminish its payment and performance obligations, contingent or otherwise, under the Loan Documents to which it is a party. The Credit Agreement is in all respects ratified and confirmed. The parties hereto agree that each of the Loan Documents shall remain in full force and effect and is hereby ratified and confirmed. 6 (b) The execution, delivery and performance of this Agreement shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Lender under, the Credit Agreement or any of the other Loan Documents. (c) On and after the Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Agreement. 5. Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except as permitted by Section 10.01(a) of the Credit Agreement. 6. Release. (a) In consideration of the agreements of the Lender contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Loan Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges the Lender, its successors and assigns, and its direct and indirect owners, partners, members, managers, consultants, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives, and all persons acting by, through, under or in concert with any of them (the Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”) of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, recoupment, rights of setoff, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, contingent or mature, suspected or unsuspected, both at law and in equity, which any Loan Party or any of its respective successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever, in each case which arose at any time on or prior to the day and date of this Agreement, including, without limitation, for or on account of, or in relation to, or in any way in connection with this Agreement or any of the other Loan Documents or transactions thereunder or related thereto. (b) Each Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. (c) Each Loan Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above. (d) In entering into this Agreement, each Loan Party has consulted with, and has been represented by, legal counsel and expressly disclaims any reliance on any representations, acts or omissions by any of the Releasees and hereby agrees and acknowledges that the validity and effectiveness of the release set forth above does not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity 7 hereof. The release set forth herein shall survive the termination of this Agreement and the Loan Documents and the payment in full of the Obligations. (e) Each Loan Party acknowledges and agrees that the release set forth above may not be changed, amended, waived, discharged or terminated orally. 7. APPLICABLE LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS. THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. SECTIONS 10.13(B), (C) AND (D) OF THE CREDIT AGREEMENT ARE HEREBY INCORPORATED BY REFERENCE INTO THIS AGREEMENT MUTATIS MUTANDIS AND SHALL APPLY HERETO. 8. Severability. If any provision of this Agreement or the Credit Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the Credit Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. 9. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Lender, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by the Lender and when the Lender shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or the keeping of electronic records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. 10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS 8 REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. 11. Loan Document. On and after the Effective Date, this Agreement shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents. [Signature Pages Follow]

[Signature Page to Eighth Amendment to Credit Agreement] IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first set forth above. INNOVATE CORP., as the Borrower By: Name: Michael J. Sena Title: Chief Financial Officer INNOVATE 2 CORP. By: Name: Michael J. Sena Title: Chief Executive Officer and Chief Financial Officer DBM GLOBAL INTERMEDIATE HOLDCO INC. By: Name: Michael J. Sena Title: Chief Executive Officer and Chief Financial Officer Docusign Envelope ID: BFA66C42-D94E-443E-95BE-F93995F646BE [Signature Page to Eighth Amendment to Credit Agreement] MSD PCOF PARTNERS IX, LLC, as the Lender By: Name: Marcello Liguori Title: Authorized Signatory EXHIBIT A Conformed Credit Agreement EXHIBIT A DB1/ 137577079.4 CREDIT AGREEMENT dated as of March 13, 2020 among INNOVATE CORP., as the Borrower, EACH OF THE GUARANTORS PARTY HERETO, and MSD PCOF PARTNERS IX, LLC, as the Lender

TABLE OF CONTENTS

		Page
ARTICLE I	DEFINITIONS AND ACCOUNTING TERMS	1
1.01	Defined Terms	1
1.02	Other Interpretive Provisions	~~44~~43
1.03	Accounting Terms	44
1.04	Times of Day	~~45~~44
1.05	~~Limited Condition Transaction~~	~~45~~[Reserved] 44
1.06	Rates	~~46~~44
ARTICLE II	THE COMMITMENTS AND CREDIT EXTENSIONS	~~47~~45
2.01	The Loans.	~~47~~45
2.02	Borrowings and Continuations.	~~47~~45
2.03	[Reserved]	~~47~~45
2.04	Prepayments.	~~48~~46
2.05	Termination or Reduction of Revolving Credit Commitment.	~~49~~47
2.06	Repayment of Loans.	~~49~~47
2.07	Interest.	~~50~~47
2.08	Fees.	~~51~~48
2.09	Computation of Interest and Fees	~~51~~49
2.10	Evidence of Indebtedness	~~51~~49
2.11	Payments Generally	~~51~~49
ARTICLE III	TAXES, ILLEGALITY AND YIELD PROTECTION	~~52~~50
3.01	Taxes.	~~52~~50
3.02	Illegality	~~55~~53
3.03	Inability to Determine Rate.	~~55~~53
3.04	Increased Costs.	~~57~~55
3.05	Compensation for Losses	~~58~~56
3.06	Mitigation Obligations; Replacement of Lenders.	~~58~~56
3.07	Survival	~~59~~57
ARTICLE IV	CONDITIONS PRECEDENT TO CREDIT EXTENSIONS	~~59~~57
4.01	Conditions of Initial Borrowing	~~59~~57
4.02	Conditions to all Borrowings	~~61~~59

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ARTICLE V	REPRESENTATIONS AND WARRANTIES	~~62~~60
5.01	Existence, Qualification and Power	~~62~~60
5.02	Authorization; No Contravention	~~62~~60
5.03	Governmental Authorization; Other Consents	~~62~~60
5.04	Binding Effect	~~62~~60
5.05	Financial Statements; No Material Adverse Effect	~~63~~61
5.06	Litigation	~~63~~61
5.07	No Default	~~63~~61
5.08	Ownership of Property; Liens	~~63~~61
5.09	Environmental Compliance	~~63~~61
5.10	Insurance	~~63~~61
5.11	Taxes	~~64~~62
5.12	ERISA Compliance.	~~64~~62
5.13	Subsidiaries; Equity Interests	~~65~~63
5.14	Margin Regulations; Investment Company Act.	~~65~~63
5.15	Disclosure	~~65~~63
5.16	First-Out Obligations	~~65~~63
5.17	Compliance with Laws	~~65~~63
5.18	Intellectual Property; Licenses, Etc	~~66~~64
5.19	Solvency	~~66~~64
5.20	OFAC	~~66~~64
5.21	Anti-Corruption Laws	~~66~~64
ARTICLE VI	AFFIRMATIVE COVENANTS	~~66~~64
6.01	Reports.	~~66~~64
6.02	Certificates; Other Information.	~~69~~67
6.03	Notices	~~70~~68
6.04	Payment of Obligations	~~70~~68
6.05	Preservation of Existence, Etc	~~70~~68
6.06	Maintenance of Properties	~~71~~69

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6.07	Further Assurances; Maintenance of Insurance	~~71~~**69**
6.08	Compliance with Laws	~~72~~**70**
6.09	Books and Records	~~72~~**70**
6.10	Inspection Rights	~~72~~**70**
6.11	Use of Proceeds	~~72~~**70**
6.12	Anti-Corruption Laws	~~72~~**70**
6.13	Additional Guarantors	~~72~~**70**
6.14	Advances to Subsidiaries	~~73~~**71**
6.15	Real Estate Mortgages and Filings	~~73~~**71**
6.16	Post-Closing Covenant	~~74~~**72**
ARTICLE VII	NEGATIVE COVENANTS	~~74~~**72**
7.01	Liens	~~74~~**73**
7.02	Investments	~~75~~**73**
7.03	Indebtedness.	~~75~~**73**
7.04	Fundamental Changes.	~~79~~**78**
7.05	Dispositions.	~~80~~**79**
7.06	Restricted Payments.	~~81~~**79**
7.07	Change in Nature of Business	~~84~~**80**
7.08	Transactions with Affiliates.	~~85~~**81**
7.09	Dividend and Other Payment Restrictions Affecting Subsidiaries.	~~87~~**83**
7.10	Use of Proceeds	~~89~~**85**
7.11	~~Financial Covenants~~**[Reserved]**.	~~89~~**85**
7.12	Sanctions	~~90~~**85**
7.13	Anti-Corruption Laws	~~90~~**85**
7.14	No Impairment of Security Interests	~~90~~**85**
7.15	~~Designation of Restricted and Unrestricted Subsidiaries~~	~~90~~**[Reserved] 85**
7.16	~~Minimum Outstanding Amount~~	~~91~~**[Reserved] 86**
7.17	Division Transaction	~~91~~**86**
7.18	Prepayments of Notes	~~91~~**86**

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		Page
7.19	**No Transfers of Material Property**	**86**
ARTICLE VIII	EVENTS OF DEFAULT AND REMEDIES	~~91~~**86**
8.01	Events of Default	~~91~~**86**
8.02	Remedies Upon Event of Default	~~93~~**88**
8.03	Application of Funds	~~94~~**89**
ARTICLE IX	CONTINUING GUARANTY	~~94~~**89**
9.01	Guaranty	~~94~~**89**
9.02	Rights of the Lender	~~95~~**90**
9.03	Certain Waivers	~~95~~**90**
9.04	Obligations Independent	~~95~~**90**
9.05	Subrogation	~~95~~**90**
9.06	Termination; Reinstatement	~~96~~**91**
9.07	Subordination	~~96~~**91**
9.08	Stay of Acceleration	~~96~~**91**
9.09	Condition of Borrower	~~96~~**91**
ARTICLE X	MISCELLANEOUS	~~97~~**92**
10.01	Amendments, Termination.	~~97~~**92**
10.02	Notices; Effectiveness; Electronic Communication.	~~97~~**92**
10.03	No Waiver; Cumulative Remedies; Enforcement	~~98~~**93**
10.04	Expenses; Indemnity; Damage Waiver.	~~98~~**93**
10.05	Payments Set Aside	~~100~~**95**
10.06	Successors and Assigns.	~~100~~**95**
10.07	Treatment of Certain Information; Confidentiality	~~103~~**98**
10.08	Right of Setoff	~~104~~**99**
10.09	Interest Rate Limitation	~~104~~**99**
10.10	Counterparts; Integration; Effectiveness	~~104~~**99**
10.11	Survival of Representations and Warranties	~~105~~**100**
10.12	Severability	~~105~~**100**
10.13	Governing Law; Jurisdiction; Etc.	~~105~~**100**

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10.14 Waiver of Jury Trial ~~106~~**101**
10.15 No Advisory or Fiduciary Responsibility ~~107~~**102**
10.16 USA PATRIOT Act ~~107~~**102**

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SCHEDULES

5.09	Environmental Matters
5.12(d)	Pension Plans
5.13	Subsidiaries, Other Equity Investments and Equity Interests in the Borrower
5.18	Intellectual Property Matters
10.02	Certain Addresses for Notices

EXHIBITS

A	Form of Loan Notice
B	Form of Joinder Agreement

DB1/ 137577079.4

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CREDIT AGREEMENT

This CREDIT AGREEMENT ("Agreement") is entered into as of March 13, 2020, among INNOVATE Corp., a Delaware corporation (the "Borrower"), DBM Global Intermediate Holdco Inc., a Delaware corporation ("DBM Intermediate"), INNOVATE 2 Corp., a Delaware corporation ("Innovate 2"; and together with DBM Intermediate, each a "Guarantor" and collectively, the "Guarantors"), and MSD PCOF Partners IX, LLC (the "Lender").

The Borrower has requested that the Lender provide a revolving credit facility and the Lender is willing to do so, on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS

1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

~~"2021 Offering Memorandum" means that certain Offering Memorandum of the Borrower, dated January 26, 2021, relating to the offering of the Notes.~~

"1L/2L/3L/4L Intercreditor Agreement" means that certain First Lien / Second Lien / Third Lien / Fourth Lien Intercreditor Agreement, by and among the Borrower, the Guarantors from time to time party thereto, the collateral trustee, on behalf of the New Senior Secured Notes, the collateral trustee on behalf of the New Convertible Secured Notes, Continental General Insurance Company, the collateral trustee on behalf of the Existing Secured Notes and each of the other representatives and/or other parties from time to time party thereto, as amended, restated, amended and restated, supplemented or otherwise modified or replaced from time to time.

"Acquired ~~Indebtedness~~**Debt**" means ~~Indebtedness~~**Debt** of a Person or any of its ~~Restricted~~ Subsidiaries (~~a~~**i**) existing at the time such Person becomes a ~~Restricted~~ Subsidiary ~~of the Borrower~~ or at the time it merges or consolidates with the Borrower or any of its ~~Restricted~~ Subsidiaries or is assumed in connection with the acquisition of assets from such Person, (~~b~~**ii**) that is not created in anticipation or contemplation of such ~~Person~~**person** becoming a ~~Restricted~~ Subsidiary and (~~c~~**iii**) is not directly or indirectly recourse to any of the Borrower or the **Subsidiary** Guarantors or any of their respective assets, other than to the Equity Interests or assets of the Person that becomes a ~~Restricted~~ Subsidiary and such Person's Subsidiaries. Such ~~Indebtedness~~**Debt** will be deemed to have been Incurred at the time such Person becomes a ~~Restricted~~ Subsidiary ~~of the Borrower~~ or at the time it merges or consolidates with the Borrower or ~~one of its Restricted Subsidiaries~~**a Subsidiary** or at the time such ~~Indebtedness~~**Debt** is assumed in connection with the acquisition of assets from such Person.

"Act" has the meaning specified in Section 10.16.

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"Additional Notes" has the meaning assigned to such term in the Secured ~~Indenture~~**Indentures**.

"Additional Pari Passu Debt Designation" means that certain Additional Pari Passu Debt Designation substantially in the form of Exhibit A to the Collateral Trust Agreement, dated as of ~~the Closing Date~~**August 4, 2025**, by the Borrower and acknowledged by the Collateral Trustee and relating to the Revolving Credit Facility.

"Adjusted Term SOFR" means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be equal to the Floor for purposes of this Agreement.

"Advances" means all indebtedness of the Borrower and its Affiliates for borrowed money provided, however, that notwithstanding the foregoing, Advances shall be deemed not to include common equity capital or Preferred Stock.

"Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control'' (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

"Agreement" means this Credit Agreement.

"Applicable Rate" means a per annum rate equal to (a) in the case of Loans bearing interest at Adjusted Term SOFR, 5.75%, and (b) in the case of Loans bearing interest at the Base Rate, 4.75%.

"Approved Fund" means any fund that is administered or managed by (a) the Lender, (b) an Affiliate of the Lender or (c) an entity or an Affiliate of an entity that administers or manages the Lender.

"Assignment and Assumption" has the meaning specified in Section 10.06(b)(iii).

"Audited Financial Statements" means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2019, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.

"Authorized Representative" shall have the meaning assigned to such term in the Collateral Trust Agreement.

"Availability Period" means the period from and including the Closing Date to the earliest of (a) the Maturity Date for the Revolving Credit Facility, (b) the date of termination of

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DB1/ 137577079.4 -3- the Revolving Credit Commitment pursuant to Section 2.05 and (c) the date of termination of the commitment of the Lender to make Loans pursuant to Section 8.02. “Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.03(c)(iv). “Average Life” means, with respect to any Indebtedness or Disqualified Equity Interests, the quotient obtained by dividing (a) the sum of the products of (i) the number of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or such redemption or similar payment with respect to such Disqualified Equity Interests and (ii) the amount of such principal, or redemption or similar payment by (b) the sum of all such principal, or redemption or similar payments. “Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1% (provided that, if the Federal Funds Rate is so published on two or more consecutive Business Days, the Base Rate for such day shall be determined without giving effect to this clause (a) until such publishing resumes), and (b) the rate last quoted by The Wall Street Journal as the “Prime Rate”. When used in reference to any Loan or Borrowing, “Base Rate” refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Base Rate. Any change in such “Prime Rate” published by The Wall Street Journal shall take effect at the opening of business on the day specified in the public announcement of such change. “Base Rate Loan” means a Loan that bears interest based on the Base Rate. “Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.03(c). “Benchmark Replacement” shall mean, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Lender for the applicable Benchmark Replacement Date: (a) the sum of (i) Daily Simple SOFR and (ii) the related Benchmark Replacement Adjustment; or (b) the sum of (i) the alternate benchmark rate that has been selected by the Lender and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate DB1/ 137577079.4 -4- as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the Loan Documents; provided further that, in all cases the Lender and the Borrower shall use commercially reasonable efforts (taking into account any potential adverse Tax consequences to Borrower or its Affiliates) to use a Benchmark Replacement that is a “qualified rate” within the meaning of Proposed Treasury Regulations section 1.1001-6(b) (or any successor or final version of such regulation). “Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected by the Lender and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time. “Benchmark Replacement Date” means the earlier to occur of the following events with respect to the then-current Benchmark: (a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or (b) in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date. For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof). DB1/ 137577079.4 -5- “Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark: (a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); (b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or (c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative. For the avoidance of doubt, if the then-current Benchmark has any Available Tenors, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof). “Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication). “Benchmark Unavailability Period” means the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03(c) and (b) ending at the time that a Benchmark DB1/ 137577079.4 -6- Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.03(c). “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person”(as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” shall have a corresponding meaning. “Board of Directors” means: (a) with respect to a corporation, the board of directors of the corporation or, except with respect to the definition of Change of Control, any duly authorized committee thereof having the authority of the full board with respect to the determination to be made; (b) with respect to a limited liability company, any managing member thereof or, if managed by managers, the board of managers thereof, or any duly authorized committee thereof having the authority of the full board with respect to the determination to be made; (c) with respect to a partnership, the board of directors of the general partner of the partnership; (d) with respect to any other Person, the board or committee of such Person serving a similar function; and (e) unless the context otherwise requires, “Board of Directors” refers to the Board of Directors of the Borrower. “Borrower” has the meaning specified in the preamble hereto. “Borrowing” means a borrowing consisting of simultaneous Loans having the same Interest Period made by the Lender pursuant to Section 2.01, as the context may require. “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state of New York. “Capital Lease” means, with respect to any Person, any lease of any property which, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.; provided that all leases of such Person that are or would have been treated as operating leases for purposes of GAAP prior to the issuance on February 25, 2016 of the Accounts Standards Update (“ASU”) shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations for purposes of the Loan Documents (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with the ASU (on

DB1/ 137577079.4 -7- a prospective or retroactive basis or otherwise) to be treated as capitalized lease obligations in the financial statements to be delivered pursuant to the Loan Documents. “Capital Stock” means, with respect to any Person, any and all shares of stock of a corporation, partnership interests, membership interests or other equivalent interests (however designated, whether voting or non-voting) in such Person’s equity, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such Person. “Cash Equivalents” means, as of any date of determination and as to any person, any of the following (a) marketable securities issued, or directly, unconditionally and fully guaranteed or insured, by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition by such person, (b) time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia having, capital and surplus aggregating in excess of $500,000,000 and a rating of “A”(or such other similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) with maturities of not more than one year from the date of acquisition by such person, (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with any person meeting the qualifications specified in clause (b) above, which repurchase obligations are secured by a valid perfected security interest in the underlying securities, (d) commercial paper issued by any person incorporated in the United States rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s, and in each case maturing not more than one year after the date of acquisition by such person, (e) investments in money market funds at least 95% of whose assets are comprised of securities of the types described in clauses (a) through (d) above, (f) direct obligations of any sovereign nation (or any agency thereof), and obligations fully and unconditionally guaranteed by such sovereign nation (or any agency thereof), in which either (i) any Foreign Subsidiary is organized or (ii) the Borrower or any of its Restricted Subsidiaries is conducting business, (g) instruments equivalent to those referred to in clauses (c) and (d) above denominated in Singapore Dollars, HK Dollars, Yuan, and GB pounds comparable in credit quality and customarily used by multinational companies with operations in Singapore, Hong Kong, the People’s Republic of China and Great Britain, respectively, for cash management purposes, (h) short-term investments denominated in Singapore Dollars, HK Dollars, Yuan, and GB pounds and (i) demand or time deposits, certificates of deposit or money market mutual funds issued by any commercial bank having, or which is the principal banking subsidiary of a bank holding company having capital, surplus and undivided profits aggregating in excess of $500,000,000. “CBOs” means notes or other instruments (other than CMOs) secured by collateral consisting primarily of debt securities and/or other types of debt obligations, including loans. “CGIC Note” means that certain Subordinated Secured Promissory Note, dated as of May 9, 2023, between the Borrower, as borrower, and Continental General Insurance Company, as noteholder, as in effect on the Issue Date, which shall include the issuance of DB1/ 137577079.4 -8- an additional note as a result of the conversion of preferred stock on the Issue Date on a dollar for dollar basis equal to approximately one-half of the accrued value thereof. “Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued. “Change of Control” means the occurrence of any of the following: (a) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Borrower and its Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than a Permitted Holder; (b) the adoption of a plan relating to the liquidation or dissolution of the Borrower; or (c) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the ultimate Beneficial Owner, directly or indirectly, of 50% or more of the voting power of the Voting Stock of the Borrower other than a Permitted Holder; provided that such event shall not be deemed a Change of Control so long as one or more Permitted Holders shall Beneficially Own more of the voting power of the Voting Stock of the Borrower than such person or group. For purposes of this definition, (i) any direct or indirect holding company of the Borrower shall not itself be considered a Person for purposes of clauses (a) or (c) above or a “person” or “group” for purposes of clauses (a) or (c) above, provided that no “person” or “group” (other than the Permitted Holders or another such holding company) Beneficially Owns, directly or indirectly, more than 50% of the voting power of the Voting Stock of such company, and a majorityall of the Voting Stock of such holding company immediately following it becoming the holding company of the Borrower is Beneficially Owned, in the same proportions, by Persons who Beneficially Owned the voting power of the Voting Stock of the Borrower immediately prior to it becoming such holding company and (ii) a Person shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement. DB1/ 137577079.4 -9- Notwithstanding anything to the contrary in this Agreement, the CIG Sale shall not constitute a Change of Control. “CIG” means Continental Insurance Group Ltd., a company incorporated in the state of Delaware. “CIG Business” means the insurance business segment of the Borrower and its Restricted Subsidiaries described in the 2021 Offering Memorandum. “CIG Sale” means the sale, transfer or other disposition by the Borrower or its Restricted Subsidiaries of all or substantially all of the assets of the CIG Business (including pursuant to a sale of all or substantially all of the Equity Interests of CIG) and all other transactions in connection therewith. “Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01, which date is March 13, 2020. “CMOs” means notes or other instruments secured by collateral consisting primarily of mortgages, mortgage-backed securities and/or other types of mortgage-related obligations. “Code” means the Internal Revenue Code of 1986, as amended. “Collateral” means, collectively, (a) the Pledged Collateral and (b) any rights, assets or property of whatever kind and nature, whether now existing or hereafter acquired, pledged or purported to be pledged as collateral or otherwise subject to a security interest or purported to be subject to a security interest under any Security Document to secure the Obligations under this Agreement and the other Loan Documents. “Collateral Coverage Ratio” means, as of any date of determination, the ratio of (a) the Loan Collateral to (b) Consolidated Secured Debt. “Collateral Trust Agreement” means the Collateral Trust Agreement dated as of November 20, 2018August 4, 2025 among the Borrower, the Guarantorsgrantors party thereto, and the Collateral Trustee, as the trustee, as amended, restated, supplemented or otherwise modified or replaced from time to time. “Collateral Trust Grantor Joinder” means each Collateral Trust Grantor Joinder substantially in the form of Exhibit C to the Collateral Trust Agreement. “Collateral Trust Joinder” means that certain Collateral Trust Joinder substantially in the form of Exhibit B to the Collateral Trust Agreement, dated as of the Closing Date, by the Lender and acknowledged by the Collateral Trustee and relating to the Revolving Credit Facility. “Collateral Trustee” means U.S. Bank Trust Company, National Association, in its capacity as the Collateral Trustee, or any Collateral Trustee appointed pursuant to the Collateral Trust Agreement. DB1/ 137577079.4 -10- “Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, and other technical, administrative or operational matters) that the Lender decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Lender in a manner substantially consistent with market practice (or, if the Lender decides in its reasonable discretion that adoption of any portion of such market practice is not administratively feasible or if the Lender determines in its reasonable discretion that no market practice for the administration of any such rate exists, in such other manner of administration as the Lender decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents). “Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes. “Consolidated Amortization Expense” means, for any Person for any period, the amortization expense of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP. “Consolidated Depreciation Expense” means, for any Person for any period, the depreciation expense of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP. “Consolidated EBITDA” means, for any Person for any period, Consolidated Net Income of such Person for such period, adjusted by (x) adding thereto, without duplication: (a) Consolidated Interest Expense for such period to the extent deducted in determining such Consolidated Net Income; (b) Consolidated Amortization Expense for such period to the extent deducted in determining such Consolidated Net Income; (c) Consolidated Depreciation Expense for such period to the extent deducted in determining such Consolidated Net Income; (d) Consolidated Tax Expense for such period to the extent deducted in determining such Consolidated Net Income; (e) business optimization or integration expenses and other restructuring charges, reserves or expenses (which shall include, without limitation, the effect of inventory

DB1/ 137577079.4 -11- optimization programs, facility consolidations, retention, systems establishment costs, contract termination costs, future lease commitments and excess pension charges); (f) any costs or expense incurred pursuant to any stock option plans, employee benefit plans or post-employment benefit plans, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of such Person or net cash proceeds of an issuance of Equity Interests of such person (other than Disqualified Equity Interests) solely to the extent that such net cash proceeds are excluded from the calculation in Section 7.06(a)(iii) hereof; (g) the amount of cost savings, operational expense improvements and synergies projected by such person in good faith to be realized as a result of actions taken or expected to be taken during such period (calculated on a Pro Forma Basis as though such cost savings, operational expense improvements and synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (i) such cost savings, operational expense improvements and synergies are reasonably identifiable and factually supportable and (ii) such cost savings, operational expense improvements and synergies being added pursuant to this clause (g) are expected to be realized within 18 months of the date thereof in connection with such actions; (h) the aggregate amount of all other non-cash charges reducing Consolidated Net Income (excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period or the amortization of a prepaid cash item that was paid in a prior period or any write-down or writeoffwrite-off of assets for such period to the extent deducted in determining such Consolidated Net Income); (i) increases in any change in last in, first out reserves for such period determined on a consolidated basis in accordance with GAAP to the extent deducted in determining such Consolidated Net Income; (j) all current and future charges, losses or expenses attributable to, and payments of, legal settlements, fines, judgments or orders (to the extent deducted in determining such Consolidated Net Income); and (k) the aggregate amount of fees and expenses related to acquisitions and dispositions of assets (whether or not consummated or a binding agreement with respect thereto is entered into and only to the extent deducted in determining such Consolidated Net Income); and (l) any costs associated with the COVID-19 pandemic, consistent with the adjustments made in the calculation of “Adjusted EBITDA” as set forth in footnote (1) of the “Summary Unaudited Pro Forma Condensed Consolidated and Historical Consolidated Financial Data” section of the 2021 Offering Memorandum; provided that the aggregate amount of costs added pursuant to this clause (l) (other than with respect to periods prior to the fiscal quarter in which the Issue Date occurs) shall not exceed 10% of such Person’s Consolidated EBITDA (calculated DB1/ 137577079.4 -12- after giving effect to such add-back) for the preceding four fiscal quarters for which internal financial statements are available; and (y) subtracting therefrom the aggregate amount of all non-cash charges increasing Consolidated Net Income (other than the accrual of revenue or recording of receivables in the ordinary course of business) for such period. “Consolidated Interest Expense” means, for any Person for any period, the total consolidated interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP plus, without duplication: (a) imputed interest on Capital Leases of such Person and its Restricted Subsidiaries for such period; (b) commissions, discounts and other fees and charges owed by such Person and its Restricted Subsidiaries with respect to letters of credit securing financial obligations, bankers’ acceptance financing, receivables financings and similar credit transactions for such period; (c) amortization of debt issuance costs, debt discount or premium and other financing fees and expenses incurred by such Person and its Restricted Subsidiaries for such period; (d) cash contributions to any employee stock ownership plan or similar trust made by such Person and its Restricted Subsidiaries to the extent such contributions are used by such plan or trust to pay interest or fees to any person (other than such Person or any of its Wholly Owned Subsidiaries) in connection with Indebtedness incurred by such plan or trust for such period; (e) all interest paid or payable with respect to discontinued operations of such Person and its Restricted Subsidiaries for such period; (f) all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock made during such period; (g) the interest portion of any payment obligations of such Person and its Restricted Subsidiaries for such period deferred for payment at any future time, whether or not such future payment is subject to the occurrence of any contingency, and includes any and all payments representing the purchase price and any assumptions of Indebtedness and/or contingent obligations, “earn-outs” and other agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any person or business; and (h) all interest on any Indebtedness of such Person and its Restricted Subsidiaries of the type described in clause (f) or (g) of the definition of “Indebtedness” for such period; provided that Consolidated Interest Expense shall be calculated after giving effect to Hedging Agreements (including associated costs) intended to protect against fluctuations in DB1/ 137577079.4 -13- interest rates, but excluding unrealized gains and losses with respect to any such Hedging Agreements. “Consolidated Net Income” means, for any Person (the “CNI Person”) for any period, the aggregate net income (or loss) of such CNI Person and its Restricted Subsidiaries for such period determined on a consolidated basis in conformity with GAAP,; provided that the following (without duplication) will be excluded in computing Consolidated Net Income: (a) any net income (or loss) of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition; (b) any net after-tax gains or losses attributable to or associated with the extinguishment of Indebtedness or Hedging Agreements; (c) the cumulative effect of a change in accounting principles; (d) any non-cash expense realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights; (e) to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (i) not denied by the applicable carrier in writing within 180 days and (ii) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption; (f) any expenses or charges related to any acquisition, disposition, recapitalization or issuance, repayment, refinancing, amendment or modification of Equity Interests or Indebtedness (including amortization or write offs of debt issuance or deferred financing costs, premiums and prepayment penalties), in each case, whether or not successful, including any such expenses or charges attributable to the Loans; (g) any expenses or reserves for liabilities to the extent that such CNI Person or any of its Restricted Subsidiaries is entitled to indemnification therefor under binding agreements; provided that any liabilities for which such CNI Person or such Restricted Subsidiary is not actually indemnified shall reduce Consolidated Net Income in the period in which it is determined that such CNI Person or such Restricted Subsidiary will not be indemnified; (h) to the extent specifically included in the unconsolidated statement of operations of the Borrower, (i) unrealized gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP shall be excluded (until realized, at which time such gains or losses shall be included); and (ii) unrealized gains and losses with respect to hedging obligations for currency exchange risk shall be excluded (until realized, at which time such gains or losses shall be included); DB1/ 137577079.4 -14- (i) to the extent specifically included in the unconsolidated statement of operations of the Borrower, any charges resulting from the application of FASB ASC 350, Intangibles-Goodwill and Other, ASC 815, Accounting for Derivative Instruments and Hedging Activities, Accounting Standards Codification Topic 360-10-35-15, Impairment or Disposal of Long-Lived Assets, Accounting Standards Codification Topic 480-10-25-4, Distinguishing Liabilities from Equity-Overall Recognition, or Accounting Standards Codification Topic 820 Fair Value Measurements and Disclosures, the amortization of intangibles arising pursuant to FASB ASC 805, Business Combinations, non-cash interest expense resulting from the application of Accounting Standards Codification Topic 470-20 Debt-Debt with Conversion Options-Recognition, and any non-cash income tax expense that results from the inability to include deferred tax liabilities related to indefinite lived intangible assets as future reversals of temporary differences under FASB ASC 740-10-30-18, non-cash charges arising from the springing maturity feature of any debt, and restructuring and related charges and acquisition and related integration charges; (j) the aggregate amount of gain or loss from any sale or disposal of assets, including the sale of any Subsidiary; (k) the aggregate amount of any contingent consideration; and (l) other income or expense, net. “Consolidated Secured Debt” means, for any Restricted Operating Group, as at any date of determination, without duplication, the aggregate stated balance sheet amount of all Indebtedness and Disqualified Equity Interests of the Borrower and the Guarantors that is secured by a Lien on any property of the Borrower and the Guarantors. “Consolidated Tax Expense” means, for any Person for any period, the tax expense (including federal, state, local and foreign income taxes) of such Person and its Restricted Subsidiaries, for such period, determined on a consolidated basis in accordance with GAAP. “Consolidated Total Debt” means, for any Restricted Operating Group, as at any date of determination, without duplication, the aggregate outstanding amount of all Indebtedness of such Restricted Operating Group (which, for purposes of this calculation, shall include all Preferred Stock issued and outstanding as of such date of determination by such Restricted Operating Group (other than Preferred Stock held by the Borrower or a Guarantor)) less the aggregate amount of unrestricted cash of such Restricted Operating Group. For purposes hereof, any earn-out or similar obligations shall not constitute Consolidated Total Debt until such obligation becomes a liability on the consolidated balance sheet of the Borrower in accordance with GAAP and is not paid within 30 days after becoming due and payable. “Consolidated Total Leverage Ratio” means, for any Restricted Operating Group, as of any date of determination, the ratio of (a) such Restricted Operating Group’s Consolidated Total Debt to (b) the portion of Consolidated EBITDA attributable to such Restricted Operating

DB1/ 137577079.4 -15- Group’s for the preceding four fiscal quarters for which internal financial statements are available, in each case, calculated on a Pro Forma Basis. “Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound. “Contribution Debt” means Indebtedness or Disqualified Equity Interests of the Borrower or any Guarantor with a Stated Maturity on or after the Maturity Date in an aggregate principal amount or liquidation preference not greater than (i) half (in the case of Indebtedness referred to in clause (a) below) and (ii) 100% of (in the case of unsecured Indebtedness or Disqualified Equity Interests), the aggregate amount of cash received from the issuance and sale of Qualified Equity Interests of the Borrower or a contribution to the common equity capital of the Borrower, in each case, after the Issue Date; provided that: (a) Contribution Debt may be secured by Liens on the Collateral (provided that no such Contribution Debt may be so secured unless, on the date of the Incurrence, after giving effect to the Incurrence and the receipt and application of the proceeds therefrom, the Borrower would be in compliance with the covenants set forth in Section 7.11 (calculated as if the Incurrence date was a date on which such covenant is required to be tested under Section 7.11(b))); (b) such cash contribution related to Contribution Debt amount has not been used to make a Restricted Payment and shall thereafter be excluded from any calculation under subclause (a)(iii)(B) of Section 7.06 (it being understood that if any such Indebtedness or Disqualified Equity Interests Incurred as Contribution Debt is redesignated as Incurred under any provision other than clause (b)(xiii) of Section 7.03, the related issuance of Equity Interests may be included in any calculation under subclause (a)(3)(B) of Section 7.06); and (c) such Contribution Debt (i) is Incurred within 180 days after the making of such cash contributions and (ii) is so designated as Contribution Debt pursuant to an Officer’s Certificate on the Incurrence date thereof. Any cash received from the issuance and sale of Qualified Equity Interests of the Borrower or a contribution to the common equity capital of the Borrower may only be applied to Incur secured Indebtedness pursuant to clause (i) of the first paragraph above or unsecured Indebtedness or Disqualified Equity Interests pursuant to clause (ii) of such paragraph. For example, if the Borrower issues Qualified Equity Interests and receives $100 of cash proceeds, the Borrower may either Incur $50 of secured Indebtedness (subject to the conditions set forth in such clause (i)) or $100 of unsecured Indebtedness or Disqualified Equity Interests, but may not Incur $50 of secured Indebtedness and $50 of unsecured Indebtedness. “Control Agreement” has the meaning assigned to such term in the Pledge Agreement. DB1/ 137577079.4 -16- “Convertible Notes” means (a) the, collectively, the Existing Convertible Senior Notes due 2022 of the Borrower issued on November 20, 2018 and (b) theand the New Convertible SeniorSecured Notes due 2026 of the Borrower issued on February 1, 2021. “Convertible Preferred Stock” means the Existing Convertible Preferred Stock and any convertible preferred stock issued in connection with a Permitted Preferred Refinancing, and any shares of the foregoing issued as pay-in-kind dividends thereon. “Convertible Preferred Stock Documents” means, collectively, (a) that certain Securities Purchase Agreement Certificate of Designation of Series A-3 Convertible Participating Preferred Stock of the Borrower relating to the Borrower’s Series A-3 Convertible Participating Preferred Stock, adopted by and among the Borrower and the purchasers party thereto, dated as of May 29, 2014on July 1, 2021, (b) that certain Securities Purchase Agreement Certificate of Designation of Series A-4 Convertible Participating Preferred Stock of the Borrower relating to the Borrower’s Series A-2-4 Convertible Participating Preferred Stock, adopted by and among the Borrower and the purchasers party thereto, dated as of January 5, 2015on July 1, 2021, and, in each case, the other documents entered into in connection therewith and (c) any similar documentation entered into in connection with a Permitted Preferred Refinancing. “Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor. “Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Lender in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Lender decides that any such convention is not administratively feasible for the Lender, then the Lender may establish another convention in its reasonable discretion. “DBM Global” means DBM Global Inc., a Delaware corporation. “DBM Global Credit Agreement” means that certain amended and restated credit agreement, dated as of May 20, 2025, by and among DBM Global, as holdings, the borrowers and lenders party thereto, and UMB Bank, N.A., as administrative agent, as in effect on the Issue Date. “DBM Intermediate” has the meaning specified to it in the preamble hereto. “Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect. “Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default. DB1/ 137577079.4 -17- “Default Rate” means an interest rate equal to the interest rate (including any Applicable Rate) applicable to SOFR Loans plus 3% per annum. “Defaulting Lender” means any Lender that (a) has failed, within three (3) Business Days of the date required to be funded or paid, to fund any portion of its Loans, unless such Lender notifies the Borrower in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular condition precedent) has not been satisfied, (b) has notified the Borrower in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular condition precedent) to funding a Loan under this Agreement cannot be satisfied) or generally under agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by the Borrower, acting in good faith, to provide a certification in writing from an authorized signatory of such Lender that it will comply with its obligations (and is financially able to meet such obligations as of the date of certification) to fund prospective Loans under this Agreement for which it has provided a commitment; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Borrower’s receipt of such certification in form and substance satisfactory to it or (d) has become the subject of a Debtor Relief Law. “Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction. “Designated Non-cash Consideration” means any non-cash consideration received by the Borrower or a Restricted Subsidiary in connection with a Disposition that is designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate executed by an officer of the Borrower or such Restricted Subsidiary at the time of such Disposition. Any particular item of Designated Non-cash Consideration will cease to be considered to be outstanding once it has been sold for cash or Cash Equivalents (which shall be considered Net Cash Proceeds of a Disposition when received). “Disposition” or “Disposes” means any sale, lease, transfer, contribution, abandonment or other disposition of any assets by the Borrower or any of its Restricted Subsidiaries, including by means of a merger, consolidation or similar transaction and including any sale, transfer, contribution or other disposition by the Borrower or any of its Restricted Subsidiaries of the Equity Interests of any of the Borrower’s Restricted Subsidiaries (each of the above referred to as a “disposition”), provided that the following are not included in this definition of “Disposition”: (a) a disposition (i) to the Borrower or any of its Restricted SubsidiariesGuarantor, including the sale or issuance by the Borrower or any Restricted Subsidiary of any Equity Interests of any Restricted Subsidiary to the Borrower or any of its Restricted Subsidiaries;Guarantor or (ii) from any Subsidiary that is not a Guarantor to any other Subsidiary that is not a Guarantor, including the sale or issuance by any Subsidiary that is not DB1/ 137577079.4 -18- a Guarantor of any Equity Interests of any Subsidiary that is not a Guarantor to any other Subsidiary that is not a Guarantor; (b) the disposition by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business of (i) and for a bona fide business purpose (and for the avoidance of doubt, not in connection with any Liability Management Transaction) of (i) cash, Cash Equivalents and cash management investments, (ii) damaged, worn out, uneconomical, or obsolete assets, (iii) rights granted to others pursuant to leases or licenses, or (iv) inventory and other assets acquired and held for resale in the ordinary course of business (it being understood that any Equity Interests of any direct Subsidiary of the Borrower or any of its Restricted Subsidiaries and the assets of an operating business, unit, division or line of business shall not constitute inventory or other assets acquired and held for resale in the ordinary course of business); (c) the sale or discount of accounts receivable arising in the ordinary course of business and for a bona fide business purpose (and for the avoidance of doubt, not in connection with any Liability Management Transaction); (d) a transaction covered by Section 7.04 hereof; (e) a Restricted Payment permitted under Section 7.06 hereof, other than pursuant to Section 7.06(b)(xii), or a Permitted Investment; (f) the issuance of Disqualified Equity Interests pursuant to Section 7.03; (g) any disposition in a transaction or, series of related transactions of assets with aor pattern of similar transactions; provided that the fair market value of less than the greater of $2,500,000 and 0.3% of Total Assets;the subject assets is less than (x) $2,000,000 for any such single transaction, series of related transactions or pattern of similar transactions and (y) $2,000,000 in the aggregate when taken together with the fair market value of all other assets disposed in reliance on this clause (g) since the Issue Date; (h) any disposition of Equity Interests of a Subsidiary pursuant to an agreement or other obligation with or to a Person from whom such Subsidiary was acquired or from whom such Subsidiary (having been newly formed in connection with such acquisition) acquired its business and assets, made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition; (i) any surrender or waiver of contract rights pursuant to a settlement, release, recovery on or surrender of contract, tort or other claims of any kind; (j) foreclosure or any similar action with respect to any property or other asset of the Borrower or any of its Subsidiaries; (k) dispositions in connection withthe incurrence of a Permitted LiensLien;

DB1/ 137577079.4 -19- (l) leases of real or personal property in the ordinary course of business, for a bona fide business purpose (and for the avoidance of doubt, not in connection with any Liability Management Transaction) and in accordance with the applicable Security Documents; (m) licenses or sublicenses of Intellectual Property (other than Material Property) in the ordinary course of business and not interfering in any material respect with the ordinary conduct of business of the Borrower and its Restricted Subsidiariesthe Guarantors; (n) sales of inventory in the ordinary course of business and dispositions of cash and Cash Equivalents in the ordinary course of business[reserved]; (o) licenses or sublicenses of Intellectual Property in the ordinary course of business[reserved]; (p) dispositions of Investments by any Insurance Subsidiary (other than any of its Investments in Subsidiaries engaged in insurance lines of business) consistent with the investment policy approved by the Board of Directors of such Insurance Subsidiary or the Borrower, as the case may be; (q) dispositions by Insurance Subsidiaries and their Subsidiaries pursuant to Reinsurance Agreements so long as such disposition is entered into in the ordinary course of business for the purpose of managing insurance risk consistent with industry practice; (r) Permitted Transactions; (s) any termination of leases by the Borrower or any Subsidiary as lessee that is, in the reasonable and good faith judgment of the Borrower, no longer commercially practicable to maintain or useful in the conduct of business of the Borrower and its Restricted Subsidiaries taken as a whole; (t) dispositions completed prior to the Issue Date or a binding commitment to complete a disposition entered into prior to the Issue Date; (u) the issuance by any Restricted Subsidiary that is neither a Guarantor nor a Specified Operating Subsidiary of new Equity Interests; provided that (i) immediately following such issuance, the Borrower, directly or indirectly, maintains at least a majority ownership of the voting Equity Interests thereof and (ii) such issuance is for cash consideration only; and[reserved]; (v) to the extent allowable under Section 1031 of the Code (or any comparable or successor provision), any exchange of like property (excluding any boot thereon).; and (w) dispositions of Equity Interests (other than Disqualified Equity Interests) of R2 for fair market value (as determined by the Borrower in good faith) to any Person that is not an Affiliate of the Borrower for cash consideration not to exceed $10,000,000 in the aggregate for all such dispositions. DB1/ 137577079.4 -20- “Disqualified Equity Interests” means Equity Interests that by their terms or upon the happening of any event are: (a) required to be redeemed or redeemable at the option of the holder for consideration other than Qualified Equity Interests, or (b) convertible at the option of the holder into Disqualified Equity Interests or exchangeable for Indebtedness; provided that (i) only the portion of the Equity Interests which is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to the Maturity Date shall be deemed to be Disqualified Equity Interests, (ii) if such Equity Interests are issued to any employee or to any plan for the benefit of employees of the Borrower or its Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by the Borrower in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability and (iii) Equity Interests will not constitute Disqualified Equity Interests solely because of provisions giving holders thereof the right to require repurchase or redemption upon an “asset sale” or “change of control” if those provisions: (A) are no more favorable to the holders of such Equity Interests than Section 7.05 hereof, and (B) specifically state that repurchase or redemption pursuant thereto will not be required prior to the Borrower’s prepayment of the Loans as required by this Agreement. Notwithstanding anything to the contrary, the Existing Convertible Preferred Stock shall not constitute Disqualified Equity Interests. “Dividend Restriction” has the meaning specified in Section 2.04. “Division Transaction” means (a) the division of a limited liability company or limited partnership into two or more limited liability companies or limited partnerships pursuant to a “plan of division” or similar method or (b) the creation, or reorganization into, or allocation of its assets to, one or more series, in each case within the meaning of the Delaware Limited Liability Company Act, the Delaware Revised Uniform Limited Partnership Act or similar statute in any other state. “Dollar” and “$” mean lawful money of the United States. “Domestic Subsidiary” means any Subsidiary other than a Foreign Subsidiary. “Eighth Amendment” means that certain Eighth Amendment to the Credit Agreement which, among other things, shall extend the Maturity Date to September 15, 2026, dated as of August 4, 2025, by and among the Borrower, the Guarantors, and the Lender. “Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems. DB1/ 137577079.4 -21- “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing. “Equity Interests” means Capital Stock and warrants or options with respect to, or other rights to purchase, Capital Stock, but excluding Indebtedness convertible into equity. “ERISA” means the Employee Retirement Income Security Act of 1974. “ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code). “ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate. “Event of Default” has the meaning specified in Section 8.01. “Excess Proceeds” has the meaning specified in Section 2.04(b)(i). “Exchange Act” means the Securities Exchange Act of 1934, as amended. “Excluded Accounts” means: (a) any deposit accounts and securities accounts with an average daily balance throughout a month of less than $1,000,000250,000 individually and less than $5,000,0001,000,000 for all such accounts in the aggregate; DB1/ 137577079.4 -22- (b) accounts used solely for payroll, employee benefits (including any flexible spending accounts) or withholding tax; (c) any deposit account or securities account established by the Borrower or any Restricted Subsidiary for the sole purpose of depositing funds (or Cash Equivalents) or securities in connection with the redemption, refinancing, defeasance or discharge of the Pari Passu Obligations (as defined in the New Senior Secured Notes Indenture) or Subordinated Debt in accordance with this Agreement; (d) any deposit account, the balance of which consists exclusively of (i) withheld income taxes and federal, state, local and foreign employment taxes in such amounts as are required to be paid to the IRS or any other applicable governmental authority and (i) amounts required to be paid over to an employee benefit plan on behalf of or for the benefit of employees of the Borrower or any Restricted Subsidiary; and (e) accounts that have zero balance at the end of aeach day. “Excluded Assets” means: (a) any motor vehicle or other asset subject to a certificate of title and any letter of credit rights (except to the extent perfection can be obtained by filing of Uniform Commercial Code financing statements in the relevant jurisdiction); (b) any lease, license or other similar agreement or any property subject to a purchase money security interest or similar arrangement to the extent that a grant of a security interest therein is prohibited by or a violation of any law, rule or regulation applicable to such grantor or would violate or invalidate such lease, license or similar agreement or purchase money arrangement or create a right of termination in favor of any other party thereto (other than the Borrower or a Subsidiary) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code and other applicable laws notwithstanding such prohibition; (c) any “intent-to-use” trademark application to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application or any registration issuing from such application under applicable law; (d) any governmental licenses or state or local franchises, charters and authorizations, to the extent security interests in such licenses, franchises, charters or authorizations are prohibited or restricted thereby after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code; (e) equity interests constituting 35% of the total voting power of all outstanding voting stock of any Foreign Subsidiary;

DB1/ 137577079.4 -23- (e) (f) Cash Equivalents deposited for the purpose of securing, leases of office space, furniture or equipment in the ordinary course of business; (f) (g) any equity interests (but not the proceeds of such equity interests) of any person that is not a Wholly Owned Subsidiary to the extent that a pledge thereof is prohibited by such Person’s Organization Documents or any other contractual obligation with a third party (subject to applicable law) in effect on the Issue Date and not created in contemplation of or for the purposes of avoiding such pledge and for only so long as such prohibition exists or cannot be waived; (h) any limited liability company interests in Kaneland, LLC; (g) (i) any property of a person existing at the time such person is acquired or merged with or into or consolidated with the Borrower or any Restricted Subsidiary that is subject to a Lien permitted under Section 7.01 hereof to the extent and for so long as the contract or other agreement in which such Lien is granted validly prohibits the creation of any other Lien on such property; (h) (j) any leasehold interests in real property held by the Borrower or any Restricted Subsidiary; (i) (k) any Excluded Account (other than any account designated as an Excluded Account under clause (a) or (e) of the definition thereof); (j) (l) any letter of credit rights to the extent the Borrower or any Restricted Subsidiary is required by applicable law or regulation to apply the proceeds of a drawing of such letter of credit for specified purposes; and (m) any Equity Interests of any Unrestricted Subsidiary; and (k) (n) any other assets mutually agreed in writing between the Borrower and the Collateral Trustee. Notwithstanding anything herein or the other Loan Documents to the contrary, to the maximum extent permitted by law, Excluded Assets shall not include any Proceeds (as defined in the UCC), dividends, distributions, income, economic value, economic interest, products substitutions or replacements of any Excluded Assets (unless such items would otherwise expressly constitute Excluded Assets referred to above). “Excluded Contributions” means the net cash proceeds received by the Borrower after the Issue Date from: (1) contributions to its common equity capital; (2) the sale (other than to the Borrower or to a Subsidiary of the Borrower or to any management equity plan or stock option plan or any other Borrower or employee benefit plan or agreement of the Borrower or any Subsidiary of the DB1/ 137577079.4 -24- Borrower) of Capital Stock (other than Disqualified Equity Interests) of the Borrower; in each case designated as Excluded Contributions pursuant to an Officer’s Certificate delivered to the Lender. “Excluded Subsidiary” means (1) any Subsidiary that is not a Wholly Owned Subsidiary of the Borrower or a Guarantor, (2) any Foreign Subsidiary, (3) any Immaterial Subsidiary, (4) any Insurance Subsidiary, (5) any Subsidiary, including any regulated entity that is subject to net worth or net capital or similar capital and surplus restrictions, that is prohibited or restricted by applicable law or by contractual obligation (including in respect of assumed Indebtedness permitted hereunder) existing on the Issue Date (or, with respect to any Subsidiary acquired by the Borrower or a Subsidiary after the Issue Date (and so long as such contractual obligation was not incurred in contemplation of such acquisition), on the date such Subsidiary is so acquired) from providing a Guaranty, or if such Guaranty would require governmental (including regulatory) or third party (other than the Borrower, any of the Guarantors or any of their Subsidiaries) consent, approval, license or authorization, (6) any other Subsidiary with respect to which, in the reasonable judgment of the Borrower set forth in a notice delivered to the Lender, the burden or cost (including any adverse tax consequences) of providing the Guaranty will outweigh the benefits to be obtained by the Lender therefrom and (7) any Operating Subsidiary. “Excluded Taxes” means any of the following Taxes imposed on or with respect to the Lender or required to be withheld or deducted from a payment to the Lender, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of the Lender being organized under the laws of, or having its principal office in, or applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of the Lender with respect to an applicable interest in a Loan or Revolving Credit Commitment pursuant to a law in effect on the date on which (i) the Lender acquires such interest in the Loan or Revolving Credit Commitment (other than pursuant to an assignment request by the Borrower under Section 3.06(b)) or (ii) the Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.01, amounts with respect to such Taxes were payable either to the Lender’s assignor immediately before the Lender became a party hereto or to the Lender immediately before it changed its lending office, (c) Taxes attributable to the Lender’s failure to comply with Section 3.01(e) and (d) any withholding Taxes imposed under FATCA. “Existing Convertible Notes” means the Borrower’s 7.5% Convertible Senior Notes due 2026 issued on February 1, 2021, issued pursuant to the Existing Convertible Notes Indenture. “Existing Convertible Notes Indenture” means the Indenture, dated as of February 1, 2021, by and among the Borrower and U.S. Bank Trust Company, National Association, as DB1/ 137577079.4 -25- trustee, as such document may be amended, restated, supplemented or otherwise modified from time to time. “Existing Convertible Preferred Stock” means, collectively, (a) the Series A-3 Convertible Participating Preferred Stock and (b) Series A-2-4 Convertible Participating Preferred Stock, in each case outstanding as of the Issue Date, and any shares of the foregoing issued as pay-in-kind dividends thereon. “Existing Secured Notes” means the Borrower’s 8.500% Senior Secured Notes due 2026 issued pursuant to the Existing Secured Notes Indenture. “Existing Secured Notes Indenture” means the Indenture, dated as of February 1, 2021, by and among the Borrower, the guarantors from time to time party thereto, and U.S. Bank Trust Company, National Association, as trustee and collateral trustee, as such document may be amended, restated, supplemented or otherwise modified from time to time. “Existing Spectrum GAIC Promissory Note” means that certain Amended and Restated Secured Note, dated as of October 24, 2019, issued by HC2 Station Group, Inc., a Delaware corporation, HC2 Broadcasting Inc., a Delaware corporation, HC2 Network, Inc., a Delaware corporation, DTV America Corporation, a Delaware corporation, HC2 Broadcasting Intermediate Holdings Inc., a Delaware corporation and HC2 Broadcasting Holdings Inc., a Delaware corporation, in favor of MassMutual Ascend Life Insurance Company and Great American Insurance Company, as in effect on the Issue Date. “Existing Spectrum MSD Promissory Note” means that certain Secured Note, dated as of October 24, 2019, issued by HC2 Station Group, Inc., a Delaware corporation, HC2 Broadcasting Inc., a Delaware corporation, HC2 Network, Inc., a Delaware corporation, DTV America Corporation, a Delaware corporation, HC2 Broadcasting Intermediate Holdings Inc., a Delaware corporation and HC2 Broadcasting Holdings Inc., a Delaware corporation, in favor of MSD PCOF Partners XVIII, LLC, as in effect on the Issue Date. “Existing Spectrum Promissory Notes” means, collectively, the Existing Spectrum GAIC Promissory Note and the Existing Spectrum MSD Promissory Note. “FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board. “FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code. “Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal DB1/ 137577079.4 -26- Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate per annum (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) as determined by the Lender quoted for overnight Federal funds transactions last arranged prior to such day. “FHLMB” means a federal home loan mortgage bank. “Floor” means two percent (2.00%). “Foreign Lender” means any Lender that is not a U.S. Person. “Foreign Subsidiary” means, with respect to any Person, any Subsidiary of such Person (a) that is formed under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia, (b) that for U.S. federal income tax purposes holds no material assets other than equity interests of one or more entities described in clause (a) or (c) that is a Subsidiary of any Person described in clause (a). “FRB” means the Board of Governors of the Federal Reserve System of the United States. “GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time. “Fourth Amendment Effective Date” means April 25, 2023. “GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time; provided that notwithstanding the foregoing (a) leases will continue to be classified and accounted for on a basis consistent with GAAP as of November 20, 2018 for all purposes of this Agreement, other than with respect to the reports or financial information required to be delivered pursuant to Section 6.01 and (b) in the event the Borrower delivers notice to the Lender within 30 days of entry into effect of any change occurring after the Closing Date in GAAP, such change will not apply for any determinations under this Agreement. “GB pounds” means lawful money of the United Kingdom. “Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank). “Guarantee” or “Guaranteed” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other

DB1/ 137577079.4 -27- Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part; provided that the term “Guarantee” does not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning. “Guarantor” and “Guarantors” have the meaning set forth in the preamble, provided that the term “Guarantor” shall not include any entity that has been released from its obligations as a Guarantor hereunder, and shall include any entity that has acceded to this Agreement as a Guarantor pursuant to Section 6.13 hereof. “Guaranty” means the Guaranty made by the Guarantors under Article IX hereof in favor of the Lender. “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law. “Hedging Agreements” means (a) any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement, (b) any foreign exchange forward contract, currency swap agreement or other agreement designed to manage fluctuations in foreign exchange rates or (c) any commodity swap, forward contract or other agreement designed to manage fluctuations in commodity prices. “HK Dollars” means lawful money of the special administrative region of Hong Kong. “Immaterial Subsidiary” means, at any date of determination, each Restricted Subsidiary of the Borrower that has Total Assets together with all other Immaterial Subsidiaries (other than Unrestricted Subsidiaries) and Consolidated EBITDA together with all Immaterial Subsidiaries (other than Unrestricted Subsidiaries) of less than 5.02.5% of the Borrower’s Total Assets and Consolidated EBITDA, measured, in the case of Total Assets, at the end of the most recent fiscal period for which internal financial statements are available and, in the case of Consolidated EBITDA, for the most recently ended four consecutive fiscal quarters ended for which internal consolidated financial statements are available, in each case measured on a Pro Forma Basis. “Impacted Loans” has the meaning specified in Section 3.03(a). DB1/ 137577079.4 -28- “Increased Amount” has the meaning specified in Section 7.01(c). “Incur”, “Incurred” and “Incurrence” means, with respect to any Indebtedness or Capital Stock, to incur, create, issue, assume or Guarantee such Indebtedness or Capital Stock. If any Person becomes a Guarantor on any date after the date of this Agreement, the Indebtedness and Capital Stock of such Person outstanding on such date will be deemed to have been Incurred by such Person on such date for purposes of Section 7.03, but will not be considered the sale or issuance of Equity Interests for purposes of Section 7.05. The accrual of interest, accretion of original issue discount or payment of interest in kind or the accretion, accumulation or payment in kind of dividends on any Equity Interests, will not be considered an Incurrence of Indebtedness. “Indebtedness” means, as to any Person at a particular time, without duplication: (a) all indebtedness of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) all non-contingent obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments, excluding obligations in respect of trade letters of credit or bankers’ acceptances issued in respect of trade payables; (d) all obligations of such Person to pay the deferred and unpaid purchase price of property or services which would have been recorded as liabilities under GAAP, excluding trade payables arising in the ordinary course of business; (e) all obligations of such Person as lessee under Capital Leases (other than the interest component thereof); (f) all Indebtedness of other Persons Guaranteed by such Person to the extent so Guaranteed; (g) to the extent not otherwise included, all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; (h) all non-contingent obligations of such Person under Hedging Agreements (excluding Obligations of Insurance Subsidiaries with respect to Hedging Agreements entered into in the ordinary course of business and consistent with the investment policy approved by the Board of Directors of such Insurance Subsidiary); (i) Preferred Stock of Restricted Subsidiaries (but excluding any accrued dividends); and (j) all Disqualified Equity Interests of such Person; DB1/ 137577079.4 -29- provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (1) deferred or prepaid revenues, (2) any liability for federal, state, local or other taxes owed or owing to any governmental entity, (3) contingent obligations incurred in the ordinary course of business and not in respect of borrowed money or (4) any obligations with respect to insurance policies, annuities, guaranteed investment contracts and similar policies underwritten by an Insurance Subsidiary, in each case, in the ordinary course of business, and the obligations of any Person under Reinsurance Agreements; provided, further, that notwithstanding the foregoing, Indebtedness shall not be deemed to include the following transactions: (i) mortgage-backed security transactions in which an investor sells mortgage collateral, such as securities issued by the Government National Mortgage Association and the Federal Home Loan Mortgage Corporation, for delivery in the current month while simultaneously contracting to repurchase “substantially the same” (as determined by the Public Securities Association and GAAP) collateral for a later settlement, (ii) transactions in which an investor lends cash to a primary dealer and the primary dealer collateralizes the borrowing of the cash with certain securities, (iii) transactions in which an investor lends securities to a primary dealer and the primary dealer collateralizes the borrowing of the securities with cash collateral, (iv) transactions in which an investor makes loans of securities to a broker-dealer under an agreement requiring such loans to be continuously secured by cash collateral or United States government securities, (v) transactions structured as, and submitted to the NAIC Security Valuation Office for approval as, Replication (Synthetic Asset) Transactions (RSAT) (provided that, to the extent that such approval is not granted in respect of any such transaction, such transactions shall constitute an Incurrence of Indebtedness 30 days following the date of such rejection, denial or nonapprovalnon-approval) and (vi) transactions in which an FHLMB makes loans to an Insurance Subsidiary, that are sufficiently secured by appropriate assets of such Insurance Subsidiary in accordance with the rules, regulations and guidelines of such FHLMB for its loan programs. The amount of Indebtedness of any Person will be deemed to be: (A) with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; (B) with respect to Indebtedness secured by a Lien on an asset of such Person but not otherwise the obligation, contingent or otherwise, of such Person, the lesser of (x) the fair market value of such asset on the date the Lien attached and (y) the amount of such Indebtedness; (C) with respect to any Indebtedness issued with original issue discount, the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness; (D) with respect to any Hedging Agreement, the net amount payable if such Hedging Agreement terminated at that time due to default by such Person; and (E) otherwise, the outstanding principal amount thereof (which shall not include any unused amounts with respect to revolving Indebtedness). DB1/ 137577079.4 -30- “Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes. “Indemnitee” has the meaning specified in Section 10.04(b). “Indenture” means that certain Indenture dated as of November 20, 2018 among the Borrower and U.S. Bank National Association, as trustee. “Information” has the meaning specified in Section 10.07. “Innovate 2” has the meaning specified to it in the preamble hereto. “Insurance Regulatory Authority” means, with respect to any Insurance Subsidiary, the governmental or regulatory authority or agency charged with regulating the insurance business of insurance companies or insurance holding companies, in its jurisdiction of legal domicile. “Insurance Subsidiary” means any Restricted Subsidiary of the Borrower that is required to be licensed as an insurer or reinsurer by an Insurance Regulatory Authority. “Intellectual Property” has the meaning assigned to such term in the Pledge Agreement. “Intercompany Subordination Agreement” means an intercompany subordination agreement, in form and substance reasonably satisfactory to the Lender and the Collateral Trustee and pledged as Collateral pursuant to the Security Documents; provided that the Borrower and its Subsidiaries shall enter into any Intercompany Subordination Agreements pursuant to arrangements existing on the Issue Date within 30 days of the Issue Date. “Intercreditor Agreements” means, collectively, the Collateral Trust Agreement and the 1L/2L/3L/4L Intercreditor Agreement. “Interest Payment Date” means (a) with respect to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date and (b) with respect to any SOFR Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in each case, the Maturity Date. “Interest Period” means, with respect to any SOFR Loan, the period commencing on the date such SOFR Loan is disbursed or continued as a SOFR Loan and ending on the date that is one or three months thereafter; provided, that: (a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

DB1/ 137577079.4 -31- (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and (c) no Interest Period shall extend beyond the Maturity Date. “Investment” means: (a) any direct or indirect advance, loan or other extension of credit to another Person, (b) any capital contribution to another Person, by means of any transfer of cash or other property or in any other form, (c) any purchase or acquisition of Equity Interests, bonds, Notes or other Indebtedness, or other instruments or securities issued by another Person, including the receipt of any of the above as consideration for the disposition of assets or rendering of services, or (d) the acquisition, in one transaction or a series of related transactions, of (x) all or substantially all of the property and assets or business of another Person or (y) assets constituting a business unit, line of business or division of such Person, or (e) (d) any Guarantee of any obligation of another Person. “IRS” means the U.S. Internal Revenue Service. “ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto. “Issue Date” means February 1August 4, 20212025. “Liability Management Transaction” means (a) any debt tender offer or exchange, repayment, maturity extension, refinancing, reprioritization or any similar transaction (either in a single transaction or in a series of related transactions) of or for any existing Indebtedness (for borrowed money or in respect of a grant of credit) of the Borrower or a Subsidiary (“Modified Debt”) with any other Indebtedness (or the proceeds of any other Indebtedness) where such transaction includes (i) as a significant component thereof temporal, contractual or structural (including as to Lien priority or additional collateral) seniority with respect to any of the Obligations (except in relation to Modified Debt that immediately prior to such transaction (x) is permitted under this Agreement and (y) is similarly temporally, contractually or structurally (including as to lien priority, additional collateral or proceeds of enforcement of collateral) senior to the Obligations) or (ii) the payment of cash interest, fees or other amounts to the holders of such Modified Debt not otherwise available to the holders of such existing Indebtedness or (b) any transaction or DB1/ 137577079.4 -32- series of transactions that would have the effect of materially (x) reducing the value of any of the Collateral for the benefit of other creditors or holders of Equity Interests or Equity Interest equivalents of the Borrower and the Guarantors or (y) disadvantaging the Lender in respect of its rights as creditor relative to other creditors or holders of Equity Interests or Equity Interest equivalents of the Borrower and the Guarantors, in each case, solely with respect to this clause (b), unless such transaction or series of transactions is consummated for a bona fide business purpose and in good faith. “Joinder Agreement” means each Joinder Agreement substantially in the form of Exhibit B attached hereto. “Junior Debt” has the meaning specified in Section 7.06(a). “Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law. “Lender” has the meaning specified in the preamble hereto and, unless the context requires otherwise, its successors and permitted assigns; provided that “Lender” shall not include any Person that has ceased to be a party hereto as a Lender as a result of an assignment pursuant to Section 10.06. “Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or Capital Lease). “Limited Condition Transaction” means (a) any Investment or acquisition (whether by merger, amalgamation, consolidation or other business combination or the acquisition of Capital Stock or otherwise), whose consummation is not conditioned on the availability of, or on obtaining, third party financing, (b) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, Disqualified Equity Interests or Preferred Stock requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment, (c) any Restricted Payment requiring irrevocable notice in advance thereof, and (d) any Disposition or a disposition excluded from the definition of “Disposition.” “Loan” has the meaning specified in Section 2.01(b). “Loan Collateral” means an amount equal to the sum of, without duplication, (a) the Loan Collateral Fair Market Value of the Equity Interests of DBM Global directly and/or indirectly held by the Borrower, (b) with respect to assets other than assets described in clause (a), the Loan Collateral Fair Market Value of the Collateral (other than (i) cash and Cash Equivalents and (ii) any Collateral consisting of Equity Interests of the Borrower held by the Borrower or a Restricted Subsidiary) subject to a Lien in favor of the Collateral Trustee pursuant to the Pledge DB1/ 137577079.4 -33- Agreement, (c) the amount of unrestricted cash and Cash Equivalents of the Borrower and the Guarantors (and excluding cash and Cash Equivalents held by its non-guarantor Subsidiaries) as of the last day of the most recently completed fiscal quarter of the Borrower for which such amount has been calculated (provided that not more than 30 days have elapsed since the end of any subsequent fiscal quarter) that is subject to a Lien in favor of the Collateral Trustee pursuant to the Pledge Agreement and deposited in accounts over which the Collateral Trustee has control, and (d) the Loan Collateral Fair Market Value of any after-acquired properties subject to a security interest under any Security Document. “Loan Collateral Fair Market Value” means: (a) in the case of any Collateral that (i) is listed on a national securities exchange or (ii) is actively traded in the over-the-counter-market and represents equity in a Person with a market capitalization of at least $100,000,000 on each trading day in the preceding 60 day period prior to such date, the product of (x)(A) the sum of the volume weighted average prices of a unit of such Collateral for each of the 20 consecutive trading days immediately prior to such date, divided by (B) 20, and (y) the number of units pledged as Collateral; (b) in the case of any Collateral that is not so listed or actively traded (other than Cash Equivalents), the fair market value thereof (defined as the price that would be negotiated in an arms’-length transaction for cash between a willing buyer and willing seller, neither of which is acting under compulsion), in the case of any item of Collateral with a fair market value in excess of $10,000,000, as determined by a written opinion of a nationally recognized investment banking, appraisal, accounting or valuation firm that is not an Affiliate of the Borrower; provided that (i) such written opinion may be based on a desktop appraisal conducted by such banking, appraisal, accounting or valuation firm for any date of determination that is not the end of the fiscal year for the Borrower and (ii) the fair market value thereof determined by such written opinion may be determined as of a date as early as 31 days prior to the end of the applicable fiscal period on which a covenant is required to be tested (the end of such period being referred to as the “Test Date”); (c) in the case of cash and Cash Equivalents, the face value thereof; and (d) in each case, the Borrower may elect to calculate the value of any Collateral that is an equity interest in a Person by valuing such Person’s assets of the type described in clauses (a) and (c) above as provided therein. The “volume weighted average price” means the per share of common stock (or per minimum denomination or unit size in the case of any security other than common stock) volume weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page for the “<equity> AQR” page corresponding to the “ticker” for such common stock or unit (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume weighted average price is unavailable, the market value of one share of such common stock (or per minimum denomination or unit size in the case of any security other than common stock) on such trading day determined, using a volume-weighted average method, DB1/ 137577079.4 -34- by a nationally recognized independent investment banking firm retained for this purpose by the Collateral Trustee). The “volume weighted average price” will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours. In the case of any assets referenced in clause (b) above tested on a date of determination other than in connection with a Test Date, for purposes of calculating compliance with a covenant, the Borrower will be permitted to rely on the value as determined by the written opinion given for the most recently completed Test Date. For the avoidance of doubt: (1) if the Borrower will be in compliance with an applicable covenant at a Test Date even if an asset constituting Collateral did not have a value in excess of $10,000,000 it shall not be required to obtain an appraisal of such Collateral (in which case such Collateral shall be assumed to have no value in excess of $10,000,000 for such purpose); and (2) if the Borrower will be in compliance with an applicable covenant at a Test Date if an asset constituting Collateral has a minimum specified value, an appraisal establishing that such Collateral is worth at least such minimum specified value shall be sufficient (in which case such Collateral shall be assumed to have such minimum specified value for such purpose). “Loan Documents” means this Agreement and the Security Documents. “Loan Notice” means a notice of a Borrowing pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A or such other form as may be approved by the Lender, appropriately completed and signed by a Responsible Officer of the Borrower. “Loan Parties” means, collectively, the Borrower and the Guarantors. “Material Adverse Effect” means (a) a material adverse effect upon, the results of operations, business, properties or financial condition of the Borrower and its Restricted Subsidiaries taken as a whole; (b) a material adverse effect on the ability of the Loan Parties, taken as a whole, to perform their obligations under the Loan Documents; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document. “Material Debt” means any Indebtedness (other than the Obligations with respect to the Loan Documents) of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $20,000,000. For purposes of determining the amount of Material Debt at any time, (a) undrawn committed or available amounts shall be included and (b) all amounts owing to all creditors under any combined or syndicated credit arrangement shall be included. “Material Property” means assets, including Intellectual Property, owned by the Borrower or its Subsidiaries that are material to the business, operations, assets or financial condition of the Borrower and its Subsidiaries, taken as a whole both prior to and pro

DB1/ 137577079.4 -35- forma for any applicable transfer or disposition; provided that cash and Cash Equivalents held by the Borrower and/or its Subsidiaries shall not constitute “Material Property”. “Material Tax Consequence” has the meaning specified in Section 2.04. “Maturity Date” means August 8September 15, 20252026; provided, however, that if such date is not a Business Day, the Maturity Date shall be August 1, 2025 upon the earliest to occur of any of the following: (a) an Event of Default, (b) the failure of the Eighth Amendment to be effective by the earlier of (x) August 8, 2025 and (y) the date of the consummation the transactions contemplated by the Commitment Letter dated as of dated July 17, 2025, by and among the Borrower and the Commitment Parties (as defined therein) (the “Commitment Letter”), and (c) the breach of the Commitment Letter by any of the parties thereto.the next preceding Business Day. “Maximum Rate” has the meaning specified in Section 10.09. “Moody’s” means Moody’s Investors Service, Inc. and its successors. “Mortgage” means an agreement, including a mortgage, deed of trust or any other document, creating and evidencing a first priority Lien on a Mortgaged Property, which in the case of real property owned in fee, shall be in form and substance, with such schedules and including such provisions, as shall be necessary to conform such document to applicable local or foreign law or as shall be customary under applicable local or foreign legal requirements. “Mortgaged Property” means (a) each Real Property located in the United States owned in fee as of the Issue Date that, together with any improvements thereon, has a fair market value of at least $5,000,000 and (b) each Real Property located in the United States owned in fee following the Issue Date that, together with any improvements thereon, has a fair market value of at least $5,000,000. “MSD” means MSD PCOF Partners IX, LLC and its successors and assigns. “Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions. “Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA. “Net Cash Proceeds” means, with respect to any Disposition, the proceeds of such Disposition in the form of cash (including (i) payments in respect of deferred payment obligations to the extent corresponding to, principal, but not interest, when received in the form of cash, and (ii) proceeds from the conversion of other consideration received when converted to cash), net of: DB1/ 137577079.4 -36- (a) brokerage commissions, underwriting commissions and other fees and expenses related to such Disposition, including fees and expenses of counsel, accountants, consultants and investment bankers; (b) provisions for taxes as a result of such Disposition taking into account the consolidated results of operations of the Borrower and its Subsidiaries; (c) payments required to be made to holders of minority interests in Subsidiaries as a result of such Disposition or (except in the case of Collateral) to repay Indebtedness outstanding at the time of such Disposition that is secured by a Lien on the property or assets sold; (d) appropriate amounts to be provided as a reserve against liabilities associated with such Disposition, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and indemnification obligations associated with such Disposition, with any subsequent reduction of the reserve other than by payments made and charged against the reserved amount to be deemed a receipt of cash; (e) payments of unassumed liabilities (not constituting Indebtedness) relating to the assets sold at the time of, or within 30 days after the date of, such Disposition; (f) in the case of a Disposition by an Insurance Subsidiary or any of its Restricted Subsidiaries, proceeds that are not permitted to be paid as a dividend or distribution by such Insurance Subsidiary pursuant to restrictions imposed by applicable law, rule, regulation, order, permit or grant to the extent and until such time as such proceeds are permitted to be so paid; and (g) proceeds that are used (A) to permanently repay, reduce, prepay or redeem (A) Indebtedness of a Restricted Subsidiary that is not a Guarantor that either (i) directly or indirectly owned the assets sold in such Disposition, or (ii) had its equity interests sold in such Disposition, or (B) debt of the Borrower or a Guarantor that is secured by a Lien that is senior in priority to the Liens securing the Obligations, in each case, other than Indebtedness owed to the Borrower or another Subsidiary. “New Convertible Secured Notes” means the Borrower’s 9.5% Convertible Secured Notes due 2027 issued under the New Convertible Secured Notes Indenture on the Issue Date plus the amount of PIK Interest (as defined in the New Convertible Secured Notes Indenture) thereon pursuant to the terms of the New Convertible Secured Notes Indenture. “New Convertible Secured Notes Indenture” means the Indenture, dated as of August 4, 2025, by and among Borrower, the guarantors from time to time party thereto, and U.S. Bank Trust Company, National Association, as trustee and collateral trustee, as such document may be amended, restated, supplemented or otherwise modified from time to time. “New Senior Secured Notes” means the Borrower’s 10.500% Senior Secured Notes due 2027 issued under the New Senior Secured Notes Indenture on the Issue Date. DB1/ 137577079.4 -37- “New Senior Secured Notes Indenture” means the Indenture, dated as of August 4, 2025, by and among Borrower and U.S. Bank Trust Company, National Association, as trustee, as such document may be amended, restated, supplemented or otherwise modified from time to time. “Non-Permitted Asset Transaction” means the transfer (whether as an Investment, Restricted Payment, Disposition, contribution, sale, exclusive license or other transfer or assignment) by the Borrower or any Guarantor of any Material Property to any (x) Subsidiary that is not a Guarantor or (y) Person that is an Affiliate of the Borrower or any Guarantor (other than the Borrower and any Guarantor); provided that “Non-Permitted Asset Transaction” shall not include (i) any transfer (whether as an Investment, Restricted Payment, Disposition, contribution, sale, exclusive license or other transfer or assignment) of any Material Property by a Subsidiary that is not a Guarantor to the Borrower, one or more Guarantors or one or more Subsidiaries that are not Guarantors, (ii) any transfer (whether as an Investment, Restricted Payment, Disposition, contribution, sale, exclusive license or other transfer or assignment) of any Material Property to an Affiliate of the Borrower or any Guarantor that is not a Subsidiary of the Borrower permitted pursuant to Section 7.05 or (iii) the grant of a non-exclusive license of Intellectual Property on arms’ length terms, in the ordinary course of business for a bona fide business purpose (and for the avoidance of doubt, not in connection with any Liability Management Transaction). “Non-Recourse Debt” means Indebtedness: (a) as to which neither the Borrower nor any of its Restricted Subsidiaries (other than any Insurance Subsidiary) (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (ii) is directly or indirectly liable as a guarantor or otherwise; and (b) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Borrower or any of its Restricted Subsidiaries (other than the Equity Interests of an Insurance Subsidiary or Unrestricted Subsidiary). “Notes” has the meaning assigned to such term in the Secured Indentures and the Unsecured Indenture. “Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. “OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury. DB1/ 137577079.4 -38- “Offering Memorandum” means that certain final Offering Memorandum of the Borrower, dated November 14, 2018. “Officer’s Certificate” means a certificate signed on behalf of the Borrower or, where provided herein, the applicable Restricted Subsidiary, by one or more Responsible Officers of such Person. “Operating Subsidiaries” means, collectively, DBM Global and its Subsidiaries, HC2 Broadcasting Holdings Inc., a Delaware corporation, and its Subsidiaries, Pansend Life Sciences, LLC, a Delaware limited liability company, and its Subsidiaries, in each case solely to the extent such Persons are obligors with respect to any of the DBM Global Credit Agreement, the Existing Spectrum GAIC Promissory Note, the Existing Spectrum MSD Promissory Note and/or the R2 Note on the Issue Date. “Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity. “Other Connection Taxes” means, with respect to the Lender, Taxes imposed as a result of a present or former connection between the Lender and the jurisdiction imposing such Tax (other than connections arising from the Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document). “Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06(b)). “Outstanding Amount” means, on any date, the aggregate outstanding principal amount of Loans after giving effect to any borrowings and prepayments or repayments of such Loans occurring on such date. “Participant” has the meaning specified in Section 10.06(d)(i). “Participant Register” has the meaning specified in Section 10.06(d)(ii).

DB1/ 137577079.4 -39- “PBGC” means the Pension Benefit Guaranty Corporation. “Pension Act” means the Pension Protection Act of 2006. “Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA. “Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code. “Perfection Certificate” has the meaning set forth for such term in the Pledge Agreement. “Permitted Holders” means: (a) (i) Avram Glazer, his immediate family (including any spouse, ex-spouse, children, step-children and their respective lineal descendants), the estate of the foregoing, or any trust or other legal entity the beneficiary, beneficial owner, of controlling party of which is any of the foregoing and (ii) Lancer Capital LLC and any investment fund or vehicle managed or controlled by Lancer Capital LLC or Avram Glazer; (b) any Affiliate of any Person specified in clause (a), other than another portfolio company of any investment fund or vehicle (which means a company actively engaged in providing goods and services to unaffiliated customers) or a company controlled by a “portfolio company”; or (c) any Person both the Capital Stock and the Voting Stock of which (or in the case of a trust, the beneficial interests in which) are owned 50% or more by Persons specified in clauses (a) or (b) or any group in which the Persons specified in clauses (a) or (b) own more than a majority of the Voting Stock and Capital Stock held by such group. “Permitted Indebtedness” has the meaning specified in Section 7.03(b). “Permitted Investments” means: (a) Investments outstanding on, or made pursuant to binding agreements existing on, the Issue Date; (b) the acquisition of accounts receivables owing to the Borrower or any of its Restricted Subsidiaries if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms; provided that such acquisition is for a DB1/ 137577079.4 -40- bona fide business purpose and not in connection with any Liability Management Transaction; (c) investments in cash and Cash Equivalents; (d) negotiable instruments held for collection in the ordinary course of business; (e) the making of lease, utility and other similar deposits in the ordinary course of business; (f) obligations in respect of Hedging Agreements; (g) loans and advances to directors, employees and officers of the Borrower and its Restricted Subsidiaries for bona fide business purposes and to purchase Equity Interests of the Borrower or the relevant Restricted Subsidiary, in aggregate amount not to exceed $2,000,000 at any time outstanding (calculated without regard to write-downs or write-offs thereof); provided that, no loans in violation of Section 402 of the Sarbanes-Oxley Act shall be permitted hereunder;[reserved]; (h) Investments (i) between and among the Borrower and any Guarantor, (ii) by any Restricted Subsidiary in the Borrower, or any Guarantor, or any Specified Operating Subsidiary or (iii) by any Restricted Subsidiary in (A) any Restricted Subsidiary that is directly or indirectly owned by such Restricted Subsidiary or any parent included in the immediately succeeding clause (B) or (B) any direct or indirect parent of such Restricted Subsidiary that is a Restricted Subsidiary but is not a Guarantor; provided that any Investment by the Borrower or any Guarantor in the form of an Advance shall be evidenced by an intercompany note and pledged by such entity as Collateral pursuant to the Security Documents;not a Guarantor in any other Subsidiary that is not a Guarantor; (i) Investments in securities of trade creditors or customers in the ordinary course of business that are received in settlement of bona fide disputes or pursuant to any plan of reorganization or liquidation or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; (j) mergers and consolidations in compliance with Sections 7.04 and 7.05 hereof; (k) Investments made by the Borrower or any Restricted Subsidiary in the Borrower or any Restricted Subsidiary as a result of consideration received in connection with a Disposition, subject to compliance with Section 7.05 hereof; (k) (l) Investments consisting of licensing of Intellectual Property made in the ordinary course of business, for a bona fide business purpose, not in connection with any Liability Management Transaction and not interfering in any material respect with the ordinary conduct of business of the Borrower and its Restricted Subsidiaries; (l) [reserved]; DB1/ 137577079.4 -41- (m) Investments consisting of licensing or contribution of Intellectual Property[reserved]; (n) other Investments so long as no Default or Event of Default has occurred and is continuing or would result at the time of making of any such Investment, Investments to acquire Equity Interests in DBM Global held by minority holders in an aggregate amount not to exceed the greater of $15,000,000 and 1.75% of Total Assets on the date such Investments are made1,000,000 at any one time outstanding; (o) Investments to acquire Equity Interests in DBM Global held by minority holders; and (o) (p) Investments by any Insurance Subsidiary (including by any Subsidiary of such Insurance Subsidiary that is not itself an Insurance Subsidiary) in the ordinary course of business and consistent with the investment policy approved by the Board of Directors of such Insurance Subsidiary or otherwise consistent with Investment guidelines approved by the applicable Insurance Regulatory Authority. ; and (p) So long as no Default or Event of Default has occurred and is continuing or would result at the time of making of any such Investment, Investments in R2 and/or any of its subsidiaries in an aggregate amount not to exceed $3,000,000 at any one time outstanding; provided, however, that such Investment may only be used for bona fide business operations and, for the avoidance of doubt, not to directly or indirectly repay, prepay, redeem, discharge or otherwise satisfy any Indebtedness. provided that notwithstanding anything to the contrary in this Agreement or the other Loan Documents to the contrary, (x) the aggregate amount of Investments (excluding Investments made pursuant to clause (n) and clause (p) of the definition of Permitted Investments) by the Borrower and/or one or more Guarantor(s) in Subsidiaries that are not Guarantors (including Investments in Persons who become Subsidiaries that are not Guarantors in connection with such Investments) shall not exceed $1,000,000 at any one time outstanding, (y) any Investment by the Borrower or any Guarantor in the form of an Advance shall be unsecured and subordinated in right of payment to the Obligations pursuant to the Intercompany Subordination Agreement. “Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”. “Permitted Liens” means: (a) Liens existing on the Issue Date; (b) Liens on the Collateral to secure the Obligations (excluding any Additional Notes); (c) Liens on the Collateral that (i) rank pari passu with or junior to the Liens securing the Obligations and that secure Indebtedness (including any Additional Notes) Incurred pursuant to the Secured Indenture or (ii) rank junior to the Liens securing the Obligations and that secure DB1/ 137577079.4 -42- Indebtedness Incurred pursuant to clause (xiii) of the definition of Permitted IndebtednessIndentures; provided that the Authorized Representative of the holders of such Indebtedness shall have executed a joinder to the Collateral Trust Agreement; (d) Liens to secure any Permitted Refinancing Debt (or successive Permitted Refinancing Debt) as a whole, or in part, of any Obligations secured by any Lien referred to in clauses (b) or (c) of this definition; (e) pledges or deposits under worker’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts or leases, or to secure public or statutory obligations, surety bonds, customs duties and the like, or for the payment of rent, in each case incurred in the ordinary course of business and not securing Indebtedness; (f) Liens imposed by law, such as carriers’, vendors’, warehousemen’s and mechanics’ liens, in each case for sums not yet due or being contested in good faith and by appropriate proceedings; (g) Liens in respect of taxes and other governmental assessments and charges which are not yet due or which are being contested in good faith by appropriate proceedings and for which adequate reserves are made in accordance with GAAP; (h) Liens incurred in the ordinary course of business not securing Indebtedness and not in the aggregate materially detracting from the value of the properties or their use in the operation of the business of the Borrower and the Restricted Subsidiaries; (i) Liens on property of a Person at the time such Person becomes a Restricted Subsidiary, provided such Liens were not created in contemplation thereof and do not extend to any other property of the Borrower or any other Restricted Subsidiary; (j) Liens on property or the Equity Interests of any Person at the time the Borrower or any Restricted Subsidiary acquires such property or Person, including any acquisition by means of a merger or consolidation with or into the Borrower or a Restricted Subsidiary of such Person, provided such Liens were not created in contemplation thereof and do not extend to any other property of the Borrower or any Restricted Subsidiary; (k) Liens securing Indebtedness or other obligations of (x) the Borrower or a Restricted Subsidiary to the Borrower or a RestrictedGuarantor or (y) a Subsidiary that is not a Guarantor to another Subsidiary that is not a Guarantor; (l) Liens securing Hedging Agreements so long as such Hedging Agreements relate to Indebtedness for borrowed money that is, and is permitted to be under this Agreement, secured by a Lien on the same property securing such Hedging Agreements; (m) extensions, renewals or replacements of any Liens referred to in clauses (a), (i) or (j) in connection with the refinancing of the obligations secured thereby, provided that such Lien

DB1/ 137577079.4 -43- does not extend to any other property and, except as contemplated by the definition of “Permitted Refinancing Debt”, the amount secured by such Lien is not increased; (n) other Liens securing obligations in an aggregate amount not exceeding $5,000,0001,250,000; provided that if such Liens are on the Collateral, (i) such Liens shall rank junior to the Liens securing the Obligations and (ii) the Authorized Representative of the holders of such Indebtedness shall have executed a joinder to the Collateral Trustbe subject to the 1L/2L/3L/4L Intercreditor Agreement; (o) licenses or leases or subleases as licensor, lessor or sublessor of any of its property, including intellectual property, in the ordinary course of business, for a bona fide business purpose and not in connection with any Liability Management Transaction; (p) Liens securing office leases and office furniture and equipment in the ordinary course of business; (q) Liens on property securing Indebtedness permitted pursuant to Sections 7.03(b)(xiv) or (xv); provided, however, that (i) with respect to Section 7.03(b)(xiv), such Liens only extend to the property that is the subject of the Capital Lease and (ii) with respect to Section 7.03(b)(xv), such Liens only extend to the property of such target and its Subsidiaries; (r) Liens consisting of deposits made in the ordinary course of business to secure liability to insurance carriers; (s) Liens arising by virtue of any statutory or common law provisions relating to bankers’ Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository or financial institution, or Liens arising by virtue of any statutory or common law provisions or arising by operation of contract on insurance policies and the proceeds thereof to secure premiums thereunder; and (t) Liens securing Indebtedness of any Restricted Subsidiary that is not a Guarantor permitted to be incurred under Section 7.03 hereof; provided that such Liens only extend to the assets of (i) such Restricted Subsidiary, (ii) any Restricted Subsidiary that is directly or indirectly owned by such Restricted Subsidiary or any parent included in clause (iii) of this clause (t) or (iii) any direct or indirect parent of such Restricted Subsidiary that is a Restricted Subsidiary but is not a Guarantor and in any event, for the avoidance of doubt, do not extend to any property of the Borrower or any Guarantor.; and (u) Liens on the Collateral securing Indebtedness (and any Permitted Refinancing Debt thereof) permitted pursuant to (1) clause (ii) of Section 7.03(b)(xix) on a pari passu basis with the Liens on the Collateral securing the Obligations pursuant to the Loan Documents and (2) (I) clause (iii) of Section 7.03(b)(xix) and (II) Section 7.01(b)(xxi), in each case, on a junior basis to the Liens on the Collateral securing the Obligations pursuant to the Loan Documents; provided that, in each case, the Authorized Representative of the holders of such Indebtedness shall be subject to the applicable Intercreditor Agreement(s). DB1/ 137577079.4 -44- “Permitted Preferred Refinancing” means the exchange of Existing Convertible Preferred Stock for one or more new series of convertible preferred stock of the Borrower or unsecured Indebtedness; provided that the aggregate amount payable in cash under such new series of convertible preferred stock or principal amount of new unsecured Indebtedness does not exceed the aggregate amount payable in cash under the series of Existing Convertible Preferred Stock being exchanged (with such maximum aggregate amount calculated based on the aggregate amounts (including PIK amounts) payable pursuant to the Convertible Preferred Stock Documents as of the Issue Date (without giving effect to any reduction of the outstanding Convertible Preferred Stock that has been redeemed, repurchased or exchanged on or after the Issue Date)). “Permitted Refinancing Debt” has the meaning specified in Section 7.03(b)(v). “Permitted Transactions” means (a) mortgage-backed security transactions in which an investor sells mortgage collateral, such as securities issued by the Government National Mortgage Association and the Federal Home Loan Mortgage Corporation, for delivery in the current month while simultaneously contracting to repurchase “substantially the same” (as determined by the Public Securities Association and GAAP) collateral for a later settlement, (b) transactions in which an investor lends cash to a primary dealer and the primary dealer collateralizes the borrowing of the cash with certain securities, (c) transactions in which an investor lends securities to a primary dealer and the primary dealer collateralizes the borrowing of the securities with cash collateral, (d) transactions in which an investor makes loans of securities to a broker-dealer under an agreement requiring such loans to be continuously secured by cash collateral or United States government securities, (e) transactions structured as, and submitted to the NAIC Security Valuation Office for approval as, Replication (Synthetic Asset) Transactions (RSAT) (provided that, to the extent that such approval is not granted in respect of any such transaction, such transaction shall cease to constitute a Permitted Transaction 30 days following the date of such rejection, denial or nonapprovalnon-approval) and (f) transactions in which an FHLMB makes loans to an Insurance Subsidiary, that are sufficiently secured by appropriate assets of such Insurance Subsidiary in accordance with the rules, regulations and guidelines of such FHLMB for its loan programs. “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity. “Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Borrower or any ERISA Affiliate or any such Plan to which the Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees. “Pledge Agreement” means the Pledge and Security Agreement dated as of November 20August 4, 20182025, by and among the Borrower, the Guarantors and the Collateral Trustee, as such agreement may be amended, modified or supplemented from time to time. “Pledged Collateral” means: DB1/ 137577079.4 -45- (a) all Equity Interests owned by the Borrower or a Guarantor (which in the case of any Equity Interest in any Foreign Subsidiary, will be limited to 100% of the non-voting stock (if any) and 65% of the Voting Stock of such Foreign Subsidiary), but excluding (i) Equity Interests of Insurance Subsidiaries, to the extent the pledge thereof is deemed a “change of control” under applicable insurance regulations; and (ii) solely to the extent the pledge thereof would result in adverse tax consequences that are material to the value of the Collateral that would otherwise be provided (as determined by the Borrower in good faith), Equity Interests of Foreign Subsidiaries in excess of 65% of the issued and outstanding Equity Interests of each class of each such Subsidiary; (b) all equipment, goods, inventory and fixtures owned by the Borrower or a Guarantor; (c) all accounts, cash, deposit accounts and investment securities owned by the Borrower or a Guarantor; (d) all documents, books and records, instruments and chattel paper owned by the Borrower or a Guarantor; (e) all intellectual property and other general intangibles owned by the Borrower or a Guarantor; and (f) any proceeds and supporting obligations thereof. Notwithstanding anything to the contrary contained in clause (a) through (f) above, the Pledged Collateral shall not extend to, and the term “Collateral” shall not include, any Excluded Assets. “Preferred Stock” means, with respect to any Person, any and all Capital Stock which is preferred as to the payment of dividends or distributions, upon liquidation or otherwise, over another class of Capital Stock of such Person. “Premises” shall have the meaning assigned thereto in the applicable Mortgage. “Pro Forma Basis” means, with respect to any determination under this definition as of any date, that pro forma effect shall be given to each acquisition, Investment, equity offering, issuance, incurrence, assumption, refinancing, amendment or permanent repayment of Equity Interests or Indebtedness (including Equity Interests or Indebtedness issued, incurred, assumed, refinanced or amended as a result of, or to finance, any relevant transaction and for which the financial effect is being calculated) and each Disposition that have occurred at the Borrower or any Restricted Subsidiary or any Person that has become a Restricted Subsidiary during the applicable four consecutive fiscal quarter period (with respect to any calculation of Consolidated EBITDA) or subsequent to the end of such four consecutive fiscal quarter period or such balance sheet date, as applicable, but prior to or simultaneously with the event for which a determination under this definition is being made, as if each such event had occurred on the first day of such four consecutive fiscal quarter period or on such balance sheet date, as applicable. DB1/ 137577079.4 -46- “Qualified Equity Interests” means all Equity Interests of a Person other than Disqualified Equity Interests. For the avoidance of doubt, the Borrower’s Qualified Equity Interests shall include, but are not limited to, the Convertible Preferred Stock. “R2” means R2 Technologies, Inc., a Delaware corporation. “R2 Note” means that certain Senior Secured Promissory Note, dated as of January 31, 2024 (as in effect on the Issue Date), between R2, as company, and Lancer Capital LLC, as investor. “Real Property” means, collectively, all right, title and interest (including any leasehold, fee, mineral or other estate) in and to any and all parcels of or interests in real property owned, leased or operated by any person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof. “Register” has the meaning specified in Section 10.06(c). “Reinsurance Agreements” means any agreement, contract, treaty, certificate or other arrangement by which any Insurance Subsidiary agrees to transfer or cede to another insurer all or part of the liability assumed or assets held by it under one or more insurance, annuity, reinsurance or retrocession policies, agreements, contracts, treaties, certificates or similar arrangements. Reinsurance Agreements shall include, but not be limited to, any agreement, contract, treaty, certificate or other arrangement that is treated as such by the applicable Insurance Regulatory Authority. “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, direct and indirect owners, employees, agents, trustees, administrators, managers, consultants, advisors and representatives of such Person and of such Person’s Affiliates. “Related Party Transaction” has the meaning specified in Section 7.08(a). “Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto. “Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived. “Required Lenders” means, at any time there is more than one Lender, Lenders holding more than 50% of the sum of the (a) Outstanding Amount and (b) aggregate unused Revolving Credit Commitment; provided the unused Revolving Credit Commitment of, and the Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a

DB1/ 137577079.4 -47- determination of Required Lenders; provided, further, that so long as MSD is a Lender, “Required Lenders” shall include MSD. “Responsible Officer” means the chief executive officer (which, for the avoidance of doubt, shall include any interim chief executive officer), president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. “Restricted Investment” means an Investment other than a Permitted Investment. “Restricted Operating Group” means, collectively, with respect to any Restricted Subsidiary that is not a Guarantor, (a) such Restricted Subsidiary, (b) any Restricted Subsidiary that is directly or indirectly owned by such Restricted Subsidiary, (c) any direct or indirect parent of such Restricted Subsidiary that is a Restricted Subsidiary but is not a Guarantor and (d) any sister company of such Restricted Subsidiary that is also a Subsidiary of such a direct or indirect parent. For the avoidance of doubt, a Restricted Operating Group shall not include any Guarantor. “Restricted Payment” has the meaning specified in Section 7.06(a). “Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. “Revolving Credit Commitment” means the Lender’s obligation to make Loans to the Borrower pursuant to Section 2.01(b) not to exceed $20,000,000. “Revolving Credit Exposure” means, at any time, the aggregate principal amount at such time of the Lender’s outstanding Loans. “Revolving Credit Facility” means, at any time, the aggregate amount of the Lender’s Revolving Credit Commitment at such time. “Revolving Credit Note” means a promissory note made by the Borrower in favor of the Lender (if required by the Lender) evidencing Loans made by the Lender, in form and substance reasonably satisfactory to Lender. “S&P” means S&P Global Ratings or any successor thereto. “Sanction(s)” means any sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority. DB1/ 137577079.4 -48- “SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions. “Secured Indenture” means that certain Indenture dated as of February 1, 2021, among the Borrower, U.S. Bank National Association, as trustee, and the Collateral Trustee. “Secured Indentures” means, collectively, (i) the Existing Secured Notes Indenture, (ii) the New Convertible Secured Notes Indenture and (iii) the New Senior Secured Notes Indenture. “Securities Act” means the Securities Act of 1933, as amended. “Security Documents” means (a) the Pledge Agreement, (b) the Collateral Trust Agreement, (c) the Mortgages and (d) any other mortgages, deeds of trust, deeds to secure debt, security agreements, security trust agreements, pledge agreements, joinders, agency agreements, control agreements, financing statements, intercreditor agreements and other instruments and documents pursuant to which a security interest in any assets of any Person is granted or Collateral is pledged, assigned or granted to the Collateral Trustee, in each case, to secure the Obligations under the Loan Documents, as each may be amended, restated, supplemented or otherwise modified from time to time. “Series A Convertible Participating Preferred Stock” means the 30,000 shares of Series A Convertible Participating Preferred Stock of the Borrower which the Borrower sold pursuant to a Securities Purchase Agreement, dated May 29, 2014. “Series A-2 Convertible Participating Preferred Stock” means the 14,000 shares of Series A-2 Convertible Participating Preferred Stock of the Borrower which the Borrower sold pursuant to a Securities Purchase Agreement, dated January 5, 2015. “Significant Subsidiary” means any Subsidiary, or group of Subsidiaries, that would, taken together, be a “significant subsidiary” as defined in Article 1, Rule 1-02 (w)(1) or (2) of Regulation S-X promulgated under the Securities Act, as such regulation is in effect on the Issue Date, substituting 20 percent for 10 percent in the tests used therein to determine significant subsidiary. “Singapore Dollars” means lawful currency of Singapore. “SOFR” means a rate equal to the secured overnight financing rate as administered by the Term SOFR Administrator. “SOFR Loan” means a Loan bearing interest based on Adjusted Term SOFR. “Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does DB1/ 137577079.4 -49- not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability. “Specified Operating Subsidiaries” means, collectively, DBM Global and its Restricted Subsidiaries. “Stated Maturity” means (a) with respect to any Indebtedness, the date specified as the fixed date on which the final installment of principal of such Indebtedness is due and payable or (b) with respect to any scheduled installment of principal of or interest on any Indebtedness, the date specified as the fixed date on which such installment is due and payable as set forth in the documentation governing such Indebtedness, not including any contingent obligation to repay, redeem or repurchase prior to the regularly scheduled date for payment other than the required redemption of the Convertible Preferred Stock at the maturity date thereof. “Subordinated Debt” means any Indebtedness of the Borrower or any Guarantor which is subordinated in right of payment to the Loans, either (a) pursuant to a written agreement to that effect or (b) by virtue of such Indebtedness consisting of Preferred Stock of the Borrower. “Subsidiary” means with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Stock is owned or controlled, directly or indirectly, by, or, in the case of a partnership, the sole general partner or the managing partner or the only general partners of which are, such Person and one or more Subsidiaries of such Person (or a combination thereof). Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower. “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. “Term SOFR” for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding DB1/ 137577079.4 -50- U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day. “Term SOFR Adjustment” means (i) 0.11448% per annum with respect to SOFR Loans with an Interest Period of one month and (ii) 0.26161% per annum with respect to SOFR Loans with an Interest Period of three months. “Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the lender in its reasonable discretion). “Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”. “Term SOFR Reference Rate” means the forward-looking term rate based on SOFR. “Third Amendment Effective Date” means February 23, 2021. “Total Assets” means, as of any date, the total consolidated assets of the Borrower and its Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of the Borrower and its Subsidiaries, determined on a Pro Forma Basis and excluding the CIG Business. “Transaction Agreement Date” has the meaning specified in Section 1.05(d). “UCC” or “Uniform Commercial Code” means the UCC as in effectUniform Commercial Code as the same may from time to time be in effect in the State of New York or in any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral. “Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment. “United States” and “U.S.” mean the United States of America. “Unrestricted Subsidiary” means any Subsidiary of the Borrower that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) except as permitted by Section 7.08 is not party to any agreement, contract, arrangement or understanding with the Borrower or any Restricted Subsidiary of the Borrower unless the terms of any such agreement, contract, arrangement or understanding are not

DB1/ 137577079.4 -51- materially less favorable to the Borrower or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Borrower; (c) is a Person with respect to which neither the Borrower nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Borrower or any of its Restricted Subsidiaries. “Unsecured Indenture” means that certain Indenture dated as of February 1, 2021, among the Borrower, the Guarantors, and U.S. Bank National Association, as trustee. “U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable. “U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code. “U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(3). “Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person. “Wholly Owned” means, with respect to any Subsidiary, a Subsidiary of such Person all of the outstanding Capital Stock of which (other than any director’s qualifying shares) is owned by the Borrower and one or more Wholly Owned Subsidiaries (or a combination thereof). “Yuan” means lawful currency of China. 1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document: (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, DB1/ 137577079.4 -52- supplemented or otherwise modified, refinanced or replaced (subject to any restrictions on such amendments, supplements or modifications, refinancings or replacements set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. (b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.” (c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document. 1.03 Accounting Terms. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. 1.04 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable). 1.05 Limited Condition Transaction[Reserved]. . With respect to any Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the incurrence or issuance of Indebtedness, Disqualified Equity Interests or Preferred Stock and the use of proceeds thereof, the incurrence of Liens, repayments, Restricted Payments and Dispositions) or similar Investment for which the Borrower or any of its Restricted Subsidiaries may not terminate its obligations due to a lack of financing for such Limited Condition Transaction (whether by merger, consolidation or other business combination or the acquisition of Capital Stock or otherwise) as applicable, for purposes of determining: DB1/ 137577079.4 -53- (a) whether any Indebtedness (including Acquired Indebtedness) that is being incurred in connection with such Limited Condition Transaction is permitted to be incurred in compliance with the Section 7.03; (b) whether any Lien being incurred in connection with such Limited Condition Transaction or to secure any such Indebtedness is permitted to be incurred in accordance with Section 7.01 or the definition of “Permitted Liens”; (c) whether such Limited Condition Transaction complies with the covenants or agreements contained in this Agreement; and (d) any calculation of the Collateral Coverage Ratio, Consolidated Total Leverage Ratio, Consolidated Total Debt, Consolidated Net Income, Consolidated Amortization Expense, Consolidated Depreciation Expense, Consolidated Interest Expense, Consolidated Secured Debt, Consolidated EBITDA, Loan Collateral, Loan Collateral Fair Market Value and, whether a Default or Event of Default exists in connection with the foregoing, at the option of the Borrower, the date that the definitive agreement for such Limited Condition Transaction is entered into (the “Transaction Agreement Date”) may be used as the applicable date of determination, as the case may be, in each case with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Collateral Coverage Ratio”. For the avoidance of doubt, if the Borrower elects to use the date of the definitive agreement for such Limited Condition Transaction as the applicable date of determination in accordance with the foregoing, (i) any fluctuation or change in the Collateral Coverage Ratio, Consolidated Total Leverage Ratio, Consolidated Total Debt, Consolidated Net Income, Consolidated Amortization Expense, Consolidated Depreciation Expense, Consolidated Interest Expense, Consolidated Secured Debt, Consolidated EBITDA, Loan Collateral, Loan Collateral Fair Market Value, and/or any component definition of any of the foregoing of the Borrower and its Restricted Subsidiaries or the Borrower and the Guarantors, as applicable, the target business or assets to be acquired subsequent to the Transaction Agreement Date and at or prior to the consummation of such Limited Condition Transaction, will not be taken into account for purposes of determining whether any Indebtedness or Lien that is being incurred in connection with such Limited Condition Transaction is permitted to be incurred or in connection with compliance by the Borrower or any of the Restricted Subsidiaries with any other provision of this Agreement or any other transaction undertaken in connection with such Limited Condition Transaction and (ii) until such Limited Condition Transaction is consummated or such definitive agreements are terminated, such Limited Condition Transaction and all transactions proposed to be undertaken in connection therewith (including the incurrence of Indebtedness and Liens) will be given pro forma effect when determining compliance of other transactions (including the incurrence of Indebtedness and Liens unrelated to such Limited Condition Transaction) that are consummated after the Transaction Agreement Date and on or prior to the consummation of such Limited Condition Transaction and any such transactions (including any incurrence of Indebtedness and the use of proceeds thereof) will be deemed to have occurred on the date the definitive agreements are entered and outstanding thereafter for purposes of calculating any baskets or ratios under this Agreement after the date of such agreement and before the consummation of such Limited Condition Transaction; provided that in connection with the making of Restricted Payments, the calculation of Consolidated Net Income (and any DB1/ 137577079.4 -54- defined term a component of which is Consolidated Net Income) will not, in any case, assume such Limited Condition Transaction has been consummated. 1.06 Rates. The Lender does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark, any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including any then-current Benchmark or any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 3.03(c), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark, prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes, in each case, except to the extent resulting from the Lender’s gross negligence or willful misconduct or material breach of any Loan Document, in each case, as determined in a final and non-appealable judgment by a court of competent jurisdiction. The Lender may select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any other Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service, in each case, except to the extent resulting from the Lender’s gross negligence or willful misconduct or material breach of any Loan Document, in each case, as determined in a final and non-appealable judgment by a court of competent jurisdiction. ARTICLE II THE COMMITMENTS AND CREDIT EXTENSIONS 2.01 The Loans. (a) [Reserved] (b) The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, the Lender agrees to make loans (each such loan, a “Loan”) to the Borrower from time to time, on any Business Day during the Availability Period for the Revolving Credit Facility, in an aggregate amount not to exceed at any time outstanding the amount of the Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Borrowing, the Revolving Credit Exposure shall not exceed the Lender’s Revolving Credit Commitment. Subject to the other terms and conditions hereof, including without limitation SectionsSection 2.04(b) and 7.16, the Borrower may borrow under this Section 2.01(b), prepay under Section 2.04, and reborrow under this Section 2.01(b).

DB1/ 137577079.4 -55- 2.02 Borrowings and Continuations. (a) Subject to subsection (c) below, each Borrowing and each continuation of SOFR Loans shall be made upon the Borrower’s irrevocable notice to the Lender, which may be given by a Loan Notice; provided, that any request for a Borrowing shall be made no more than two (2) times each month. Each such Loan Notice must be received by the Lender not later than 4:00 p.m. three Business Days prior to the requested date of any Borrowing or continuation (or such later date or time as the Lender may agree), except for the initial Borrowing, which Loan Notice must be received by the Lender not later than 11:00 a.m. (or such later time as may be agreed by the Lender) one Business Day prior to the requested date of the initial Borrowing. Each Borrowing or continuation of SOFR Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Loan Notice shall specify (i) whether the Borrower is requesting a Borrowing or a continuation of SOFR Loans, (ii) the requested date of the Borrowing or continuation (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed or continued, and (iv) the duration of the Interest Period with respect thereto. If the Borrower requests a Borrowing of, or continuation of, SOFR Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. (b) Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Borrowing, Section 4.01), the Lender shall make the funds available to the Borrower by wire transfer of such funds in accordance with instructions provided to (and reasonably acceptable to) the Lender by the Borrower. (c) After giving effect to all Borrowings and all continuations of Loans, there shall not be more than three (3) Interest Periods in effect at any time hereunder. 2.03 [Reserved] 2.04 Prepayments. (a) Optional. Subject to Section 7.16, theThe Borrower may, upon notice to the Lender, at any time, but not more than two (2) times each month, voluntarily prepay Loans in whole or in part without premium or penalty; provided, that (i) such notice must be in a form reasonably acceptable to the Lender and be received by the Lender not later than 11:00 a.m. three Business Days prior to any date of prepayment (or such later date or time as the Lender may agree) and (ii) any prepayment shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof, or if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any such prepayment shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. DB1/ 137577079.4 -56- (b) Mandatory. (i) If the Borrower or any of its Restricted Subsidiaries Disposes of any property which results in the realization by such Person of Net Cash Proceeds in excess of $10,000,000 in the aggregate since the Fourth Amendment Effective Date, the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of such Net Cash Proceeds within five (5) Business Days following receipt thereof by such Person (such prepayments to be applied as set forth in clause (iv) below). (ii) [Reserved.] (iii) If for any reason the Revolving Credit Exposure at any time exceeds the Revolving Credit Facility then in effect, the Borrower shall promptly (and, in any event, within one (1) Business Day) prepay Loans in an aggregate amount equal to such excess. (iv)Subject to Section 7.16, prepaymentsPrepayments of the Revolving Credit Facility made pursuant to this Section 2.04(b) shall be applied ratably to the outstanding Loans, and, in the case of prepayments made pursuant to clause (i), shall automatically and permanently reduce the amount of the Revolving Credit Commitment by each such prepayment amount; provided, that if the Net Cash Proceeds pursuant to 2.04(b) exceed the Outstanding Amount, the Revolving Credit Commitment shall be automatically and permanently further reduced by such excess (but, for the avoidance of doubt, the Revolving Credit Commitment shall not be reduced to less than zero). Notwithstanding the foregoing, (A) to the extent that the repatriation or distribution of any of or all the Net Cash Proceeds of any Disposition by a Restricted Subsidiary to the Borrower (x) are prohibited, delayed or restricted by applicable U.S., foreign or local law, rule, regulation, order, permit or grant or a limitation not prohibited by Section 7.09 (a “Dividend Restriction”), or (y) would result in a material adverse tax consequence under U.S., foreign or local law or regulation (a “Material Tax Consequence”), the portion of such Net Cash Proceeds so affected will not be required to be applied in accordance with this Section but may be retained by the applicable Restricted Subsidiary so long, but only so long, as applicable U.S., foreign or local law or regulation or a Dividend Restriction prohibits, delays or restricts such repatriation or distribution to the Borrower or such repatriation or distribution to the Borrower would result in a Material Tax Consequence (the Borrower hereby agreeing to cause the applicable Restricted Subsidiary to promptly take all commercially reasonable actions required by the applicable U.S., foreign or local law or regulation to permit such repatriation or distribution), and once such repatriation or distribution of any of such affected Net Cash Proceeds is not prohibited, delayed or restricted under applicable U.S., foreign or local law or regulation or a Dividend Restriction and would not result in a Material Tax Consequence, such repatriation or distribution will be effected and such repatriated or distributed Net Cash Proceeds will be promptly applied in accordance with this Section if such Net Cash Proceeds have not already been so applied; and (B) if such Restricted Subsidiary is not wholly-ownedWholly Owned by the Borrower, such Net Cash Proceeds shall be reduced by any amounts required to be paid to Persons other than the Borrower prior to, or in connection with, a distribution of Net Cash Proceeds to the Borrower. DB1/ 137577079.4 -57- For the avoidance of doubt, “foreign or local law or regulation” shall include, without limitation, any requirement of the U.K. Pensions Regulator or similar authority. 2.05 Termination or Reduction of Revolving Credit Commitment. (a) Voluntary. Subject to Section 7.16, theThe Borrower may, upon notice to the Lender, terminate the Revolving Credit Facility or from time to time permanently reduce the Revolving Credit Facility; provided, that (i) any such notice shall be received by the Lender not later than 11:00 a.m. five Business Days prior to the date of termination or reduction (or such later date or time as the Lender may agree), (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof, and (iii) the Borrower shall not terminate or reduce the Revolving Credit Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Revolving Credit Exposure would exceed the Revolving Credit Commitment. Any such notice of reduction or termination of the Revolving Credit Commitment may be conditioned on the occurrence of a refinancing of the Revolving Credit Facility, in which case the Borrower may revoke such notice or extend the date for reduction or termination if such condition is not satisfied. (b) [Reserved]. (c) Payment of Fees. All fees in respect of the Revolving Credit Facility accrued until the effective date of any termination of the Revolving Credit Facility shall be paid on the effective date of such termination. 2.06 Repayment of Loans. (a) [Reserved]. (b) Loans. The Borrower shall repay to the Lender on the Maturity Date for the Revolving Credit Facility the aggregate principal amount of all Loans outstanding on such date. 2.07 Interest. (a) Subject to the provisions of subsection (b) below, the Borrower shall pay interest to the Lender on the outstanding principal amount of each Loan for each Interest Period at a rate per annum equal to Adjusted Term SOFR for such Interest Period plus the Applicable Rate. (b) (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at Stated Maturity, by acceleration or otherwise, such amount shall thereafter bear interest payable by the Borrower to the Lender at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws; provided that no amount shall be payable or accrue pursuant to this Section 2.07(b)(i) to a Defaulting Lender so long as such Lender shall be a Defaulting Lender. (i) (ii) If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at Stated Maturity, by acceleration or otherwise, then upon the request DB1/ 137577079.4 -58- of the Lender, such amount shall thereafter bear interest payable by the Borrower to the Lender at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws; provided that no amount shall be payable or accrue pursuant to this Section 2.07(b)(ii) to a Defaulting Lender so long as such Lender shall be a Defaulting Lender. (ii) (iii) Upon the request of the Lender, while any Event of Default exists (other than as set forth in clauses (b)(i) and (b)(ii) above), the Borrower shall pay interest to the Lender on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. (iii) (iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable by the Borrower to the Lender upon demand. (c) Interest payable by the Borrower to the Lender on each Loan shall be due and payable quarterly in arrears on each Interest Payment Date, commencing with the first such date to occur after the Closing Date and at such other times as may be specified herein; provided that, any interest payment due and payable during the period commencing on July 31, 2025 through and including September 30, 2025, shall be due and payable on September 30, 2025. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law. (d) In connection with the use or administration of Term SOFR, the Lender will have the right, in the Lender’s reasonable discretion to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Lender will promptly notify the Borrower of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR. 2.08 Fees. (a) Commitment Fee. The Borrower shall pay to the Lender a commitment fee at a per annum rate of 1.00%. The commitment fee shall be calculated based on the actual daily amount by which the Revolving Credit Facility exceeds the Outstanding Amount for each day of the applicable period. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each fiscal quarter of the Borrower, commencing with the last Business Day of the first full fiscal quarter of the Borrower after the Closing Date and on the last day of the Availability Period. The commitment fee shall be calculated quarterly in arrears. No amount shall be payable or accrue pursuant to this Section 2.08(a) to a Defaulting Lender so long as such Lender shall be a Defaulting Lender.

DB1/ 137577079.4 -59- (b) Eighth Amendment Fee. The Borrower shall pay to the Lender an upfront fee (the “Eighth Amendment Fee”) in an amount equal to $400,000, which shall be non-refundable and deemed to be fully earned on the Effective Date (as defined in the Eighth Amendment); provided that, the Eighth Amendment Fee shall be due and payable on the earlier of (i) the Maturity Date and (ii) the date on which the Obligations are due and payable, whether by acceleration or otherwise. (c) (b) Other Fees. The Borrower shall also pay to the Lender such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever. 2.09 Computation of Interest and Fees. All fees and interest shall be made on the basis of a 360-day year and 30 days elapsed. Interest shall accrue daily on each Loan including for the day on which the Loan is made, shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided, that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.11, bear interest for one day. Each determination by the Lender of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error. 2.10 Evidence of Indebtedness. The Borrowings made by the Lender shall be evidenced by one or more accounts or records maintained by the Lender in the ordinary course of business. The accounts or records maintained by the Lender shall be conclusive absent manifest error of the amount of the Borrowings made by the Lender to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. Upon the request of the Lender, the Borrower shall execute and deliver to the Lender a Revolving Credit Note, which shall evidence the Lender’s Loans in addition to such accounts or records. The Lender may attach schedules to its Revolving Credit Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto. 2.11 Payments Generally. All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Lender in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. All payments received by the Lender after 2:00 p.m. may be deemed received on the next succeeding Business Day and, if so deemed, any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be. DB1/ 137577079.4 -60- ARTICLE III TAXES, ILLEGALITY AND YIELD PROTECTION 3.01 Taxes. (a) Defined Terms. For purposes of this Section, applicable Laws includes FATCA. (b) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the Borrower) requires the deduction or withholding of any Tax from any such payment by the Borrower, then the Borrower shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Laws and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made. (c) Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable Laws any Other Taxes. (d) Indemnification by the Borrower. The Borrower shall indemnify the Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by the Lender or required to be withheld or deducted from a payment to the Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender shall be conclusive absent manifest error. (e) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower, at the time or times reasonably requested by the Borrower, such properly completed and executed documentation reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower as will enable the Borrower to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in clauses (ii)(A), (ii)(B) and (ii)(D) of this Section) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. DB1/ 137577079.4 -61- (i) (ii) Without limiting the generality of the foregoing, (A) any Lender that is a U.S. Person shall deliver to the Borrower on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax; (B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), whichever of the following is applicable: (1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty; (2) executed copies of IRS Form W-8ECI; (3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a customary certificate to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W 8BEN-E; or (4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W 8BEN-E, a customary U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such DB1/ 137577079.4 -62- Foreign Lender may provide a customary U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner; (C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), executed copies of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Laws to permit the Borrower to determine the withholding or deduction required to be made; and (D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower at the time or times prescribed by law and at such time or times reasonably requested by the Borrower such documentation prescribed by applicable Laws (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower as may be necessary for the Borrower to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower in writing of its legal inability to do so. (f) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection (f) the payment of which would place the indemnified party in a less favorable net

DB1/ 137577079.4 -63- after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person. (g) Survival. Each party’s obligations under this Section 3.01 shall survive any assignment of rights by, or the replacement of, a Lender, the termination of the Revolving Credit Commitment and the repayment, satisfaction or discharge of the Obligations. 3.02 Illegality. If the Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for the Lender to perform any of its obligations hereunder or make, maintain or fund or charge interest with respect to any SOFR Loan or to determine or charge interest rates based upon Adjusted Term SOFR, or any Governmental Authority has imposed material restrictions on the authority of the Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by the Lender to the Borrower, any obligation of the Lender to issue, make, maintain, fund or charge interest with respect to any such Loan shall be suspended, in each case until the Lender notifies the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from the Lender, prepay all of the SOFR Loans, either on the last day of the Interest Period therefor, if the Lender may lawfully continue to maintain such SOFR Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such SOFR Loans. Upon any such prepayment, the Borrower shall also pay accrued interest on the amount so prepaid. 3.03 Inability to Determine Rate. (a) If in connection with any request for a SOFR Loan or a continuation thereof, (i) the Lender determines that adequate and reasonable means do not exist for determining the Adjusted Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan, or (ii) the Lender determines that for any reason Adjusted Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to the Lender of funding such SOFR Loan, the Lender will promptly so notify the Borrower. Thereafter, the obligation of the Lender to make or maintain SOFR Loans shall be suspended (to the extent of the affected SOFR Loans or Interest Periods) until the Lender revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing or continuation of Loans (to the extent of the affected SOFR Loans or Interest Period) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein. (b) [Reserved] (c) Benchmark Replacement Setting. DB1/ 137577079.4 -64- (i) Benchmark Replacement. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then if a Benchmark Replacement is determined in accordance with the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document. (ii) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Lender will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The parties hereto intend that no Benchmark Replacement or Benchmark Replacement Conforming Changes shall be treated as a “modification” of this Agreement within the meaning of Treasury Regulations section 1.1001-3 pursuant to the provisions of Proposed Treasury Regulations section 1.1001-6 (or any successor or final version of such regulation) and the parties hereto shall use commercially reasonable efforts (taking into account any potential adverse Tax consequences to Borrower or its Affiliates) to effectuate such intent and to apply the provisions of this Section 3.03 consistent with the requirements of Proposed Treasury Regulations section 1.1001-6 (or any successor or final version of such regulation). (iii) Notices; Standards for Decisions and Determination. The Lender will promptly notify the Borrower of (1) the implementation of any Benchmark Replacement and (2) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Lender will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.03(c)(iv) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Lender pursuant to this Section 3.03(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.03(c). (iv)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such DB1/ 137577079.4 -65- rate from time to time as selected by the Lender in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Lender may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Lender may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor, in each case to the extent such modification would not be treated as a “modification” of this Agreement within the meaning of Treasury Regulations section 1.1001-3.. (v) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of affected SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans and (ii) any outstanding affected SOFR Loans will be deemed to have been converted to Base Rate Loans at the end of the applicable Interest Period. 3.04 Increased Costs. (a) Increased Costs Generally. If any Change in Law shall: (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, the Lender: (ii) subject the Lender to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or (iii) impose on the Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or SOFR Loans made by the Lender; and the result of any of the foregoing shall be to increase the cost to the Lender of making, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by the Lender hereunder (whether of principal, interest or any other amount) then, upon request of the Lender, the Borrower will pay DB1/ 137577079.4 -66- to the Lender such additional amount or amounts as will compensate the Lender for such additional costs incurred or reduction suffered. (b) Certificates for Reimbursement. A certificate of the Lender setting forth the amount or amounts necessary to compensate the Lender as specified in subsection (a) above and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay the Lender the amount shown as due on any such certificate within 10 days after receipt thereof. (c) Delay in Requests. Failure or delay on the part of the Lender to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of the Lender’s right to demand such compensation, provided, that the Borrower shall not be required to compensate the Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that the Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of the Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof). 3.05 Compensation for Losses. Upon demand of the Lender from time to time, the Borrower shall promptly compensate the Lender for and hold the Lender harmless from any loss, cost or expense incurred by it as a result of: (a) any continuation, conversion, payment or prepayment of any SOFR Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or (b) any failure by the Borrower (for a reason other than the failure of the Lender to make a Loan) to prepay, borrow, convert or continue any SOFR Loan on the date or in the amount notified by the Borrower; in each case, excluding any loss of anticipated profits but including any actual and documented loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by the Lender in connection with the foregoing. Notwithstanding anything to the contrary contained herein, the Borrower shall not be required to make any payment under this Section 3.05 in connection with an assignment of commitments or Loans of a Defaulting Lender. 3.06 Mitigation Obligations; Replacement of Lenders. (a) Designation of a Different Lending Office. If the Lender requests compensation under Section 3.04, or requires the Borrower to pay any Indemnified Taxes or additional amounts to the Lender or any Governmental Authority for the account of the Lender pursuant to Section 3.01, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and

DB1/ 137577079.4 -67- obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.04 or 3.01, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by the Lender in connection with any such designation or assignment. (b) Replacement of Lenders. Notwithstanding anything to the contrary in Section 10.06, if the Lender requests compensation under Section 3.04, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to the Lender or any Governmental Authority for the account of the Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with subsection (a) above, then the Borrower may, at its sole expense and effort, upon notice to such Lender, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Section 3.04 or Section 3.01) and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that: (i) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts); (ii) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and (iii) such assignment does not conflict with applicable Laws. A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. 3.07 Survival. Each party’s obligations under this Article III shall survive termination of the Revolving Credit Commitment and repayment of all other Obligations hereunder. ARTICLE IV CONDITIONS PRECEDENT TO CREDIT EXTENSIONS 4.01 Conditions of Initial Borrowing. The effectiveness of this Agreement is subject to satisfaction of the following conditions precedent: (a) The Lender’s receipt of the following, each of which shall be originals or electronic image scan transmission unless otherwise specified, each properly executed by a DB1/ 137577079.4 -68- Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Lender: (i) executed counterparts of this Agreement, sufficient in number for distribution to the Lender and the Borrower; (ii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Lender may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party; (iii) such documents and certifications as the Lender may reasonably require to evidence that each Loan Party is duly organized or formed, and that the Borrower and each Guarantor is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; (iv)a favorable opinion of Skadden, Arps, Slate, Meagher & Flom LLP counsel to the Loan Parties, addressed to the Lender, as to such matters concerning the Loan Parties and the Loan Documents as the Lender may reasonably request; (v) a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required; (vi)a certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, and (C) as to true, complete and correct fully executed and attached copies of the Collateral Trust Agreement and the Pledge Agreement; (vii) a solvency certificate as to the Solvency of the Borrower and its Subsidiaries on a consolidated basis, after giving effect to the initial Borrowing; (viii) (A) searches of Uniform Commercial Code filings in the jurisdiction of organization, incorporation or formation, as applicable, of each Loan Party and evidence that no Liens exist other than Permitted Liens (or Liens with respect to which arrangements reasonably satisfactory to the Lender to discharge such Liens have been made) and (B) customary tax lien, judgment and bankruptcy searches; DB1/ 137577079.4 -69- (ix)a fully updated and executed Perfection Certificate of each Loan Party; and (x) such other assurances, certificates, documents, consents or opinions as the Lender reasonably may require. (b) Any fees required to be paid on or before the Closing Date shall have been paid. (c) The Borrower shall have paid all fees, charges and disbursements of counsel to the Lender (directly to such counsel if requested by the Lender) to the extent invoiced at least two (2) Business Days prior to the Closing Date (or such later date or time as the Borrower may agree), plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided, that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Lender). (d) The Lender shall have received, to its all information requested by it for it to complete any know-your-customer and related checks imposed by applicable Laws. (e) The Lender shall have received a completed and fully executed Additional Pari Passu Debt Designation, including, without limitation, the reaffirmation agreement attached thereto as an exhibit. (f) The Lender shall have received executed counterparts of the Collateral Trust Joinder. 4.02 Conditions to all Borrowings. The obligation of the Lender to honor any Loan Notice is subject to the following conditions precedent: (a) The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Borrowing (provided that any representation or warranty that is subject to any materiality qualifier shall be true and correct in all respects), except to the extent that such representation or warranty specifically refers to an earlier date, in which case it shall be true and correct in all material respects as of such earlier date (provided that any representation or warranty that is subject to any materiality qualifier shall be true and correct in all respects as of such earlier date), and except that for purposes of this Section 4.02, the representations and warranties contained in Section 5.05(a) shall be deemed to refer to the most recent statements furnished pursuant to Section 6.01(a)(i) or Section 6.01(b)(i) or (ii), as applicable. (b) No Default shall exist, or would result from such proposed Borrowing or from the application of the proceeds thereof. (c) The Lender shall have received a Loan Notice in accordance with the requirements hereof. DB1/ 137577079.4 -70- Each Loan Notice submitted by the Borrower with respect to a Borrowing (provided that a conversion or a continuation of a Borrowing shall not constitute a “Borrowing” for purposes of this Section 4.02) shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Borrowing. ARTICLE V REPRESENTATIONS AND WARRANTIES Each Guarantor and the Borrower represents and warrants to the Lender that: 5.01 Existence, Qualification and Power. Each Loan Party and each Restricted Subsidiary thereof (a) is duly incorporated, organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect. 5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action by such Loan Party, and do not and will not (a) contravene the terms of any of such Loan Party’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Restricted Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law; except in each case referred to in clause (b) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect. 5.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, except such (a) those that have been made and are in full force and effect, (b) those contemplated by the Security Documents and (c) those the failure of which to obtain or make such consent, approval, authorization, order, filing or registration would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. 5.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will

DB1/ 137577079.4 -71- constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except that the enforcement thereof may be subject to (a) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect relating to creditors’ rights generally and (b) general principles of equity (whether applied by a court of law or equity) and the discretion of the court before which any proceeding therefor may be brought. 5.05 Financial Statements; No Material Adverse Effect. (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (ii) fairly present, in all material respects, the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein. (b) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect. 5.06 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower or the Guarantors, threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower, the Guarantor or any of their respective Restricted Subsidiaries or against any of their properties or revenues that (a) would restrain, enjoin, prevent or interfere with this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) would, either individually or in the aggregate, have a Material Adverse Effect. 5.07 No Default. Neither any Loan Party nor any Restricted Subsidiary thereof is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document. 5.08 Ownership of Property; Liens. Each Loan Party and each of its Restricted Subsidiaries has good record and title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title, and defaults under any applicable lease or other deficiency, as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of each Loan Party and each of its Restricted Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01. 5.09 Environmental Compliance. The Loan Parties and their respective Restricted Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any DB1/ 137577079.4 -72- Environmental Law on their respective businesses, operations and properties, and as a result thereof the Borrower has reasonably concluded that, except as specifically disclosed in Schedule 5.09, such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. 5.10 Insurance. The properties of the Borrower and its Restricted Subsidiaries are insured with financially sound and reputable insurance companies in such amounts as are customarily carried by companies engaged in similar businesses and owning similar properties. 5.11 Taxes. The Borrower and its Restricted Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except (a) Taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are being maintained in accordance with GAAP, or (b) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect. 5.12 ERISA Compliance. (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service. To the knowledge of the Borrower, nothing has occurred that would prevent or cause the loss of such tax qualified status. (b) There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect. (c) (i) No ERISA Event has occurred, and neither the Borrower nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; (ii) the Borrower and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither the Borrower nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent DB1/ 137577079.4 -73- valuation date; (iv) neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan. (d) Neither the Borrower or any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan other than (A) onas of the ClosingIssue Date, those listed on Schedule 5.12(d) hereto and (B) thereafter, Pension Plans not otherwise prohibited by this Agreement. 5.13 Subsidiaries; Equity Interests. As of the Third Amendment EffectiveIssue Date, the Borrower has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by a Loan Party in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens, other than Permitted Liens. The Borrower has no equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13. All of the outstanding Equity Interests in the Borrower have been validly issued and are fully paid and nonassessable. 5.14 Margin Regulations; Investment Company Act. (a) The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. (b) None of the Borrower or any Restricted Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940. 5.15 Disclosure. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. 5.16 First-Out Obligations. The Obligations constitute (a) “First-Out Debt”, “First-Out Obligations” and “Pari Passu Obligations” under and as defined in the Secured IndentureIndentures, (b) “First-Out Debt”, “First-Out Obligations”, “Obligations”, “Pari Passu Debt” and “Pari Passu Obligations” under and as defined in the Collateral Trust Agreement, and DB1/ 137577079.4 -74- (c) “Secured Obligations” under and as defined in the Pledge Agreement. The Obligations are entitled to the benefits of the Collateral Trust Agreement, the Pledge Agreement and the other Security Documents. 5.17 Compliance with Laws. Each Loan Party and each Restricted Subsidiary thereof is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. 5.18 Intellectual Property; Licenses, Etc. The Borrower and its Restricted Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, licenses and other intellectual property rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, except where the failure to own, license or have the right to use would not, individually or in the aggregate, have a Material Adverse Effect. Except as specifically disclosed in Schedule 5.18, no claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. 5.19 Solvency. The Borrower is, individually and together with its Restricted Subsidiaries on a consolidated basis, Solvent. 5.20 OFAC. Neither the Borrower, nor any of its Subsidiaries, nor, to the knowledge of the Borrower, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is majority owned or controlled by any individual or entity that is (a) currently the subject or target of any Sanctions, (b) included on OFAC’s Specially Designated Nationals and Blocked Persons List, HMT’s Consolidated List of Financial Sanctions Targets, or any similar list enforced by any other relevant sanctions authority or (c) organized or resident in a Designated Jurisdiction. 5.21 Anti-Corruption Laws. The Borrower and its Subsidiaries are in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other applicable similar anti-corruption legislation in other jurisdictions. ARTICLE VI AFFIRMATIVE COVENANTS So long as the Lender shall have any Revolving Credit Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each Restricted Subsidiary to:

DB1/ 137577079.4 -75- 6.01 Reports. (a) If the Borrower is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, provide the Lender with, or electronically file with the SEC, within the time periods specified in the SEC’s rules and regulations: (i) all quarterly and annual reports on Forms 10-Q and 10-K, beginning with the annual report on Form 10-K for the year ended December 31, 2019, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to annual information only, a report thereon by the Borrower’s certified independent accountants, and (ii) all current reports on Form 8-K. (b) If the Borrower is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, provide the Lender with, within the time periods specified below: (i) within 100 days after the end of each fiscal year, annual audited financial statements for such fiscal year, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for the Borrower (but not for any subsidiaries on a stand-alone basis) with respect to the periods presented prepared in accordance with GAAP and a report thereon by the Borrower’s certified independent accountants; (ii) within 50 days after the end of each of the first three fiscal quarters of each fiscal year, unaudited financial statements (including footnotes) for the interim period as of, and for the period ending on, the end of such quarter, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for the Borrower (but not for any subsidiaries on a stand-alone basis) with respect to the periods presented prepared in accordance with GAAP; and (iii) within five days after the end of the time period specified for filing current reports on Form 8-K by the SEC, current reports containing information substantially similar to the information that would be required to be filed in a current report on Form 8-K under the Exchange Act pursuant to Sections 1 and 4, Items 2.01, 2.03, 2.04(a), 5.01, 5.02(a)(1) (with respect to independent directors only), 5.02(b) (with respect to officers and independent directors only), 5.02(c)(1) and (3), 5.02 (d)(1), (2), (3) and (4) (in each case, with respect to independent directors only) and 5.03(b) of Form 8-K (but excluding, for the avoidance of doubt, financial statements and exhibits that would be required pursuant to Item 9.01 of Form 8-K, other than financial statements and pro forma financial information required pursuant to clauses (a) and (b) of Item 9.01 of Form 8-K (in each case relating to transactions required to be reported pursuant to Item 2.01 of Form 8-K) to the extent available (as determined in good faith by the Borrower)) if the Borrower had been a reporting company under the Exchange Act; DB1/ 137577079.4 -76- provided that none of such reports under clause (b) above will be required to (A) comply with Sections 302, 404 or 906 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K promulgated by the SEC, or Item 10(e) of Regulation S-K promulgated by the SEC (with respect to any non-GAAP financial measures contained therein), (B) contain the information required by Items 201, 402, 403, 405, 406, 407, 701 or 703 of Regulations S-K, (B) contain the separate financial information contemplated by Rules 3-09, 3-10, 3-16, 13-01, or 13-02 of Regulation S-X promulgated by the SEC and (C) provide financial statements in interactive data format using the eXtensible Business Reporting Language. (c) The Borrower will, if the SEC will accept the filing, file a copy of all of the information and reports referred to in subsection (a) above with the SEC for public availability within the time periods specified in the SEC’s rules and regulations. The Borrower may satisfy its obligations referred to in subsection (b) by posting such information on the Borrower’s website or a site maintained by the Borrower or a third party (which may be password protected). In addition, the Borrower will make the information and reports available to securities analysts and prospective investors upon request. If the Borrower is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Borrower also will participate in calls with the Lender, beginning with the fiscal quarter ending on March 31, 2020, upon the reasonable written request of the Lender and in no event more frequently than once per fiscal quarter and no earlier than fifteen (15) days following the date on which the Borrower releases its results for the applicable quarterly or annual period or the quarterly and annual financial statements are made available as provided above. Dial-in conference call information will be included in or provided together with such financial statements, or provided in a public press release. (d) Any and all Defaults or Events of Default arising from a failure to furnish or file in a timely manner a report or other information or to hold a conference call required by this covenant shall be deemed cured (and the Borrower shall be deemed to be in compliance with this covenant) upon furnishing or filing such report or certification or holding of such conference call as contemplated by this covenant (but without regard to the date on which such report or certification is so furnished or filed or such conference call is held); provided that such cure shall not otherwise affect the rights of the Lender under Article VIII hereof if the principal, premium, if any, and accrued interest have been accelerated in accordance with the terms of this Agreement and such acceleration has not been rescinded or cancelled prior to such cure. (e) Any subsequent restatement of financial statements shall have no retroactive effect for purposes of calculations previously made pursuant to the covenants contained in this Agreement. (f) If at any time the Obligations are guaranteed by a direct or indirect parent company of the Borrower, and such company has furnished the financial reports described herein with respect to such company as required by this Section as if such company were the Borrower (including any financial information required hereby), the Borrower shall be deemed to be in compliance with the provisions of this Section. Any information filed with, or furnished to, the SEC within the time periods specified in this Section shall be deemed to have been made available as required by this Section, and to the extent such filings comply with the rules and regulations of the SEC regarding such filings, they will be deemed to comply with the DB1/ 137577079.4 -77- requirements of this Section. If the Borrower or a direct or indirect parent of the Borrower files with or furnishes to the SEC (i) an Annual Report on Form 10-K with respect to a fiscal year that complies in all material respects with the rules and regulations of the SEC regarding such filing, then such filing shall be deemed to comply with and satisfy the requirements of this Section with respect to the relevant fiscal year; (ii) a quarterly report on Form 10-Q with respect to a fiscal quarter that complies in all material respects with the rules and regulations of the SEC regarding such filing, then such filing shall be deemed to comply with and satisfy the requirements of this Section with respect to the relevant fiscal quarter; and (iii) a current report on Form 8-K with respect to any of the events required by the SEC to be described therein that complies in all material respects with the rules and regulations of the SEC regarding such filing, then such filing shall be deemed to comply with and satisfy the requirements of this Section with respect to such event; provided, in each case of clause (i) through (iii), that such filings include such disclosure as is reasonably necessary to describe any material differences between the consolidated financial information of such direct or indirect parent and the consolidated financial information of the Borrower. (g) The Lender shall have no responsibility to determine whether any filings have been made with the SEC or whether any reports or information have been posted to the Borrower’s website or any other site. (h) Delivery of such reports, information and documents to the Lender is for informational purposes only and the Lender’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Borrower’s compliance with any of its covenants hereunder (as to which the Lender is entitled to rely exclusively on Officer’s Certificates). 6.02 Certificates; Other Information. (a) Deliver to the Lender within 120 days after the end of each fiscal year, an Officer’s Certificate stating that in the course of the performance of his or her duties as a Responsible Officer of the Borrower, he or she would normally have knowledge of any Default of the Borrower in the performance of its obligations contained in this Agreement and the Pledge Agreement, a review of the activities of the Borrower and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Responsible Officers with a view to determining whether the Borrower has kept, observed, performed and fulfilled its obligations under this Agreement and the Pledge Agreement, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Borrower has kept, observed, performed and fulfilled each and every covenant contained in this Agreement and the Pledge Agreement and is not in default in the performance or observance of any of the terms, provisions and conditions of this Agreement or the Pledge Agreement (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest on the Loans is prohibited or if such event has occurred, a description of the event. DB1/ 137577079.4 -78- (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, cause the year-end financial statements delivered pursuant to Section 6.01(a)(i) or (b)(i) above to be accompanied by a written statement of the Borrower’s independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Borrower has violated any provisions of Article VI or Article VII hereof as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation. (c) Promptly after the furnishing thereof, deliver copies of any statement or report furnished to any holder of debt securities of any Loan Party or any Restricted Subsidiary thereof pursuant to the terms of the IndentureCGIC Note, the Secured IndentureIndentures, the Unsecured Indenture, any other indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lender pursuant to Section 6.01 or any other clause of this Section 6.02, solely to the extent such statement or report does not contain any material non-public information. (d) Promptly, deliver such additional information regarding the business, financial or corporate affairs of the Borrower or any Restricted Subsidiary, or compliance with the terms of the Loan Documents, as the Lender may from time to time reasonably request; provided that none of the Loan Parties will be required to disclose, permit the inspection, examination or discussion of, or make copies or abstracts of, any document, information or other matter requested solely under this subsection (d) that in respect of which disclosure to the Lender or its representatives (i) is prohibited by applicable law or (ii) is confidential and is subject to attorney-client or similar privilege or constitutes attorney work product and in such case, is not reasonably related to the actual or projected financial results or results of operations of the Borrower and its Restricted Subsidiaries. (e) Simultaneously with the delivery of each set of consolidated financial statements referred to in Section 6.01(a)(i) or 6.01(b)(i) or (ii) above, deliver (i) the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements and (ii) if different, a reconciliation report describing any material differences between such financial statements and the corresponding financial information applicable to the Borrower and its Subsidiaries on a consolidated basis. 6.03 Notices. Promptly notify the Lender: (a) of the occurrence of any Default; and (b) of the occurrence of any Disposition of property or assets for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.04(b)(i).

DB1/ 137577079.4 -79- Each notice pursuant to subsection (a) of this Section 6.03 shall (i) be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto and (ii) describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached. 6.04 Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Lender; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness. 6.05 Preservation of Existence, Etc. Subject to Section 7.04, (a) preserve and keep in full force and effect its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Borrower or any such Subsidiary; (b) take all reasonable action to maintain all the rights (charter and statutory), licenses and franchises of the Borrower and its Restricted Subsidiaries; provided, however, that the Borrower shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors of the Borrower shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respects to the Lender; and (c) preserve or renew all of its registered patents, trademarks, tradenames and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect. 6.06 Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. 6.07 Further Assurances; Maintenance of Insurance. (a) Take such further actions with respect to the Collateral, and execute and/or deliver to the Collateral Trustee and/or file such additional mortgages, financing statements, amendments, assignments, agreements, supplements, powers and instruments, as may be required from time to time in order to: (i) create, perfect, preserve and protect the security interest in the Collateral and the rights and interests of the Collateral Trustee under the Security Documents; (ii) carry into effect the purposes of the Security Documents or better to assure and confirm the validity, enforceability and priority of the Collateral Trustee’s security interest in the Collateral as provided in the Security Documents; DB1/ 137577079.4 -80- (iii) permit the Collateral Trustee to exercise and enforce its rights, powers and remedies hereunder with respect to any Collateral in accordance with the Security Documents, including the filing of financing statements, continuation statements and other documents under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interest created in the Collateral (provided, however, that it shall be the Borrower’s obligation to make all such filings) and, to the extent required by the Security Documents, the execution and delivery of Control Agreements; and (iv)perfect, continue and maintain the validity, enforceability and priority of the security interest in the Collateral as provided herein and to preserve the other rights and interests granted to the Collateral Trustee hereunder, as against third parties, with respect to the Collateral. (b) Upon the exercise by the Collateral Trustee or the Lender of any power, right, privilege or remedy under this Agreement, or any of the Security Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, execute and deliver all applications, certifications, instruments and other documents and papers that may be required from the Borrower for such governmental consent, approval, recording, qualification or authorization. (c) Keep their respective material properties adequately insured at all times by financially sound and reputable insurers (including title insurance), maintain such liability and other insurance as is customary for companies in the same or similar business operating in the same or similar locations and maintain such other insurance as may be required by law. 6.08 Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect. 6.09 Books and Records. (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower or such Subsidiary, as the case may be. 6.10 Inspection Rights. Permit representatives of the Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours, upon reasonable advance notice to the Borrower; provided, however, that such representatives shall use commercially reasonable efforts to avoid interruption of the normal business operations of Borrower and the Subsidiaries; provided, DB1/ 137577079.4 -81- further, however, that when an Event of Default exists the Lender (or any of its representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice. 6.11 Use of Proceeds. Use the proceeds of the Loans for general corporate purposes not in contravention of any Law or of any Loan Document. 6.12 Anti-Corruption Laws. Conduct its businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions, and maintain policies and procedures designed to promote and achieve compliance with such laws. 6.13 Additional Guarantors. (a) (x) upon (i) the formation or acquisition of any new direct or indirect Wholly Owned Domestic Subsidiary (other than any Excluded Subsidiary) by the Borrower or any Guarantor, (ii) any Subsidiary (other than any Excluded Subsidiary) becoming a Wholly Owned Domestic Subsidiary or (iii) any Excluded Subsidiary that is a Wholly Owned Domestic Subsidiary ceasing to be an Excluded Subsidiary but continuing as a Subsidiary of the Borrower, (y) upon the acquisition of any material assets by the Borrower or any Guarantor or (z) with respect to any Subsidiary at the time it becomes a Guarantor, for any material assets held by such Subsidiary (in each case, other than assets constituting Collateral under a Security Document that becomes subject to the Lien created by such Security Document upon acquisition thereof (without limitation of the obligations to perfect such Lien)), within 20 Business Days after such formation, acquisition or designation, cause each such Domestic Subsidiary that is required to become a Guarantor to (1) execute and deliver to the Lender a Joinder Agreement pursuant to which such Domestic Subsidiary will guarantee the Obligations, and (2) execute and deliver to the Collateral Trustee joinder agreements or other similar agreements with respect the applicable Security Documents. (b) . With respect to any Domestic Subsidiary of the Borrower (other than an Insurance Subsidiary or an Immaterial Subsidiary) that Guarantees any Indebtedness of the Borrower or a Guarantor after the date of this Agreement, within 20 Business Days of the date on which it Guarantees such Indebtedness of the Borrower or a Guarantor (a1) execute and deliver to the Lender a Joinder Agreement pursuant to which such Domestic Subsidiary will guarantee the Obligations, and (b2) execute and deliver to the Collateral Trustee joinder agreements or other similar agreements with respect the applicable Security Documents. 6.14 Advances to Subsidiaries. Cause all Advances to Subsidiaries made by the Borrower after the date of this AgreementIssue Date to be evidenced by intercompany notes in favor of the Borrower, which intercompany notes shallthe Intercompany Subordination Agreement. The Intercompany Subordination Agreement will be pledged pursuant to the Security Documents as Collateral to secure the Loans. DB1/ 137577079.4 -82- 6.15 Real Estate Mortgages and Filings. With respect to any Mortgaged Property owned in fee by the Borrower or any Guarantor, use commercially reasonable efforts to, within 90 days of the acquisition thereof: (a) deliver to the Collateral Trustee, as mortgagee, for the benefit of the Lender, fully executed counterparts of Mortgages, duly executed by the Borrower or the applicable Guarantor, as the case may be, and corresponding UCC fixture filings, together with evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgages and corresponding UCC fixture filings as may be necessary to create a valid, perfected Lien, subject to Permitted Liens, against the Premises purported to be covered thereby; (b) deliver to the Collateral Trustee, (i) mortgagee’s title insurance policies in favor of the Collateral Trustee in an amount equal to 100% of the fair market value of the Premises purported to be covered by the related Mortgages, insuring that title to such property is marketable and that the interests created by the Mortgage constitute valid Liens thereon free and clear of all Liens, defects and encumbrances other than Permitted Liens, and such policies shall also include, to the extent available and issued at commercially reasonable rates, customary endorsements and shall be accompanied by evidence of the payment in full (or satisfactory arrangements for the payment in full) of all premiums thereon and (ii) such affidavits, certificates, instruments of indemnification and other items (including a so-called “gap” indemnification) as shall be reasonably required to induce the title insurer to issue the title insurance policies and endorsements referenced herein with respect to each of the Premises; (c) other than with respect to any Premises owned by the Borrower or a Guarantor on the ClosingIssue Date, deliver to the Collateral Trustee either (i) new ALTA surveys or (ii) the most recent existing surveys of such Premises, together with either (y) an updated survey certification in favor of the Collateral Trustee from the applicable surveyor stating that, based on a visual inspection of the property and the knowledge of the surveyor, there has been no change in the facts depicted in the survey or (z) an affidavit and/or indemnity from the Borrower or the applicable Guarantor, as the case may be, stating that, to its knowledge, there has been no change in the facts depicted in the survey, other than, in each case, changes that do not materially adversely affect the use by the Borrower or such Guarantor, as applicable, of such Premises for the Borrower or such Guarantor’s business as so conducted at such Premises and in each case (i) and (ii), in form and substance sufficient for the title insurer issuing the title policies to remove the standard survey and survey-related exceptions from such policies and issue the survey, survey-related, and other endorsements required pursuant to subsection (b) above to such policy; (d) deliver opinions of counsel to the Collateral Trustee in the jurisdictions where such Premises are located and the jurisdiction of the Borrower or the applicable Guarantor, as the case may be, in each case, in form and substance customary in comparable financings, including, but not limited to, opinions stating that such Mortgage (i) has been duly authorized, executed and delivered by the Borrower or such Guarantor, (ii) constitutes a legal, valid, binding and enforceable obligation of the Borrower or such Guarantor and (iii) is in proper form for recording in order to create, when recorded in the appropriate recording office, a mortgage Lien on the property and a security interest in that part of the property constituting fixtures, and upon proper

DB1/ 137577079.4 -83- recording in the appropriate recording office, the Mortgage will make effective such Lien and security interest intended to be created thereby; (e) deliver to the Collateral Trustee FEMA Standard Flood Hazard Determinations with respect to each of the Premises, notice about special flood hazard area status and flood disaster assistance, and, in the event any such Premises is located in a special flood hazard area, evidence of flood insurance; (f) such other information, documentation, and certifications as may be necessary in order to create valid, perfected and subsisting Liens against the Premises covered by the Mortgages; and (g) deliver to the Collateral Trustee an Officer’s Certificate that the foregoing requirements have been satisfied. 6.16 Post-Closing Covenant. Within thirty (30) days from the Closing Date (or such later date as may be agreed by the Lender), deliver to the Lender evidence satisfactory to the Lender that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect. ARTICLE VII NEGATIVE COVENANTS So long as the Lender shall have any Revolving Credit Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, the Borrower shall not, nor shall it permit any Restricted Subsidiary to, directly or indirectly: 7.01 Liens. 07.02 Create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired. (a) For purposes of determining compliance with this Section 7.01, (i) a Lien securing an item of Indebtedness need not be permitted solely by reference to one category of permitted Liens described in the definition of “Permitted Liens” but may be permitted in part under any combination thereof and (ii) in the event that a Lien securing an item of Indebtedness, Disqualified Equity Interests or Preferred Stock (or any portion thereof) meets the criteria of one or more of the categories of permitted Liens described in the definition of “Permitted Liens,” the Borrower shall, in its sole discretion, divide, or classify or(but not later reclassify, or later divide, classify or reclassify), such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies with this covenant and will only be required to include the amount and type of such Lien or such item of Indebtedness secured by such Lien in one of the clauses of the definition of “Permitted Liens” and such Lien securing such item of Indebtedness will be treated as being Incurred or existing pursuant to only one of such clauses. (b) With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the Incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness provided that such Increased Amount is otherwise permitted to be Incurred. The “Increased Amount” of any Indebtedness DB1/ 137577079.4 -84- shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount or liquidation preference, the payment of interest in the form of additional Indebtedness with the same terms, the payment of dividends on Preferred Stock or Disqualified Equity Interests in the form of additional shares of Preferred Stock or Disqualified Equity Interests of the same class, and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness described in clause (g) of the definition of “Indebtedness.” Additionally, notwithstanding any other provision of this covenant, the maximum amount of then-outstanding Indebtedness permitted to be secured by a Lien under any provision of this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the applicable Consolidated EBITDA, Loan Collateral amount or value or Loan Collateral Fair Market Value. 7.02 7.03 Investments. Make any Investments, except Permitted Investments. 7.03 7.04 Indebtedness. (a) Incur any Indebtedness. (b) Notwithstanding the provisions of Section 7.03(a), the Borrower and, to the extent provided below, any Restricted Subsidiary, may Incur the following (“Permitted Indebtedness”): (i) Indebtedness in respect of the Obligations; (ii) intercompany Indebtedness between or among the Borrower and any of its Restricted Subsidiaries; provided, however, that: (A) if the Borrower or any Guarantor is thean obligor on such Indebtedness and the payee is not the Borrower or a Guarantor, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations then due, in each case pursuant to the Intercompany Subordination Agreement; and (B) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Borrower or a Restricted Subsidiary of the Borrower and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Borrower or a Restricted Subsidiary of the Borrower, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Borrower or such Subsidiary, as the case may be, that was not permitted by this Section 7.03(b)(ii); (iii) unsecured Indebtedness of the Borrower or any Guarantor (including, without limitation, Disqualified Equity Interests of such Person) and Permitted Refinancing Debt with respect thereto in an aggregate principal amount outstanding on the date of Incurrence thereof not to exceed the greater of $50,000,000 and 5.50% of DB1/ 137577079.4 -85- Total Assets5,000,000; provided that such Indebtedness has a Stated Maturity after the Maturity Date; (iv)Indebtedness of the Borrower pursuant to (A) the Notes (other than New Senior Secured Notes and New Convertible Secured Notes issued on the Issue Date, (B) Additional Notes) and (as defined in the New Senior Secured Notes Indenture) in an aggregate principal amount not to exceed $2,073,143, (C) additional New Senior Secured Notes and New Convertible Secured Notes issued as payment in kind of interest accrued on the New Senior Secured Notes or New Convertible Secured Notes, as applicable, during the interest period thereunder ending February 15, 2026, pursuant to the terms thereof, and (D) Indebtedness of any Subsidiary Guarantor pursuant to a Note Guarantee (including of permitted Additional Notes and PIK Notes) (as defined in the Secured Indenture) (other than a Note Guarantee Guaranteeing the Indebtedness in respect of Additional Notes);New Senior Secured Notes Indenture or New Convertible Secured Notes Indenture, as applicable) or a guarantee of New Senior Secured Notes or New Convertible Secured Notes (including the additional New Senior Secured Notes or New Convertible Secured Notes referenced in this clause); (v) Indebtedness constituting an extension or renewal of, replacement of, or substitution for, or issued in exchange for, or the net proceeds of which are used to repay, redeem, repurchase, refinance or refund, including by way of defeasance (all of the foregoing, for purposes of this clause, “refinance”) then outstanding Indebtedness (including, but not limited to, the CGIC Note, the DBM Global Credit Agreement, the Existing Spectrum Promissory Notes and the R2 Note) in an amount not to exceed the principal amount (including any PIK interest thereunder) of the Indebtedness so refinanced, plus interest, premiums, fees and expenses (“Permitted Refinancing Debt”); provided that: (A) if the Indebtedness to be refinanced is Subordinated Debt, the new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which it is outstanding, is expressly made subordinate in right of payment to the Obligations at least to the extent that the Indebtedness to be refinanced is subordinated to the Obligations; (B) if the Indebtedness to be refinanced is Subordinated Debt or unsecured Indebtedness of the Borrower or a Guarantor, the new Indebtedness does not have a Stated Maturity prior to the earlier of (1) the Maturity Date and (2) the Stated Maturity of the Indebtedness to be refinanced, and the Average Life of the new Indebtedness is at least equal to the earlier of (x) the Maturity Date and (y) the remaining Average Life of the Indebtedness to be refinanced; (C) Indebtedness Incurred pursuant to clauses (i), (ii), (iii), (iv), (vi), (vii), (ix), (xi), (xii), (xiv), (xv) and (xvi) of this Section 7.03(b) may not be refinanced pursuant to this clause; and DB1/ 137577079.4 -86- (D) in no event may Indebtedness of the Borrower or any Guarantor be refinanced pursuant to this clause by means of any new Indebtedness of a Restricted Subsidiary that is not a Guarantor; (vi)Hedging Agreements of the Borrower or any Restricted Subsidiary entered into in the ordinary course of business for the purpose of managing risks associated with the business of the Borrower or its Restricted Subsidiaries and not for speculation; (vii) Indebtedness of the Borrower or any Restricted Subsidiary with respect to (A) letters of credit and bankers’ acceptances, including letters of credit supporting performance, surety or appeal bonds, workers’ compensation claims, health, disability or other benefits to employees or former employees or their families or property, casualty or liability insurance or self-insurance, and letters of credit in connection with the maintenance of, or pursuant to the requirements of, environmental or other permits or licenses from governmental authorities, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims and (B) indemnification, adjustment of purchase price, earn-out or similar obligations incurred in connection with the acquisition or disposition of any business or assets; (viii) Indebtedness of the Borrower and any Restricted Subsidiary outstanding on the Issue Date (and not otherwise constituting Permitted Indebtedness under clauses (i) or, (iv), (xix), (xx), (xxi) or (xxii) of this Section 7.03(b)), including the Convertible Notes then outstanding or incurred; (ix)the Guarantee by the Borrower or any Restricted Subsidiary of Indebtedness of the Borrower or a Restricted Subsidiary of the Borrower, to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Obligations, then the Guarantee must be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed; (x) [Reservedreserved]; (xi)Indebtedness arising from endorsing instruments of deposit and from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds, in each case, in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of Incurrence; (xii) Indebtedness of the Borrower or any Restricted Subsidiary consisting of the financing of insurance premiums in the ordinary course of business; (xiii) Contribution Debt[reserved]; (xiv) Indebtedness of the Borrower or any Guarantor, which may include Capital Leases, Incurred on or after the Issue Date no later than 18090 days after the date of acquisition, or completion of installation, construction, repair or improvement of property, for the purpose of financing all or any part of the cost of the acquisition,

DB1/ 137577079.4 -87- installation, construction, repair or improvement of property and Permitted Refinancing Debt with respect thereto in an aggregate principal amount outstanding on the date of Incurrence not to exceed $10,000,0002,500,000 at any one time outstanding; (xv) Acquired Indebtedness of any Restricted Operating Groupso long as no Default or Event of Default has occurred and is continuing or would result therefrom, Acquired Debt in an aggregate principal amount not to exceed $2,500,000 at any one time outstanding; provided that after giving effect to such Acquired Indebtedness on a Pro Forma Basis (including pro forma application of the proceeds therefrom), the Consolidated Total Leverage Ratio for such Restricted Operating Group is equal to or less than 2.50 to 1.00 or is equal to or less than the Consolidated Total Leverage Ratio for such Restricted Operating Group prior to the consummation of the transaction pursuant to which such Acquired Indebtedness is Incurred;shall be incurred for a bona fide business purpose (and for the avoidance of doubt, not in connection with any Liability Management Transaction); (xvi) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, Indebtedness of any Restricted Operating Group the Subsidiaries that are not Guarantors in an aggregate principal amount for such Restricted Operating GroupSubsidiaries outstanding at the date of Incurrence thereof not to exceed the greater of (A) $20,000,000 and (B) an amount such that, on a Pro Forma Basis (including pro forma application of the proceeds therefrom), the Consolidated Total Leverage Ratio for such Restricted Operating Group is equal to or less than 2.50 to 1.00, and Permitted Refinancing Debt incurred by such Restricted Operating Group with respect thereto;5,000,000; provided that such Indebtedness shall be incurred solely in the ordinary course of business and for a bona fide business purpose (and for the avoidance of doubt, not in connection with any Liability Management Transaction); (xvii) Indebtedness in connection with Permitted Transactions entered into by Insurance Subsidiaries; and (xviii) Non-Recourse Debt of Insurance Subsidiaries incurred in the ordinary course of business resulting from the sale or securitization of non-admitted assets, policy loans, CBOs and CMOs.; (xix) Indebtedness of the Borrower and the Guarantors Incurred pursuant to (i) the Existing Convertible Notes and any related Guarantees, (ii) the New Convertible Secured Notes and any related Guarantees, (iii) the Existing Secured Notes and any related Guarantees, and (iv) the New Senior Secured Notes and any related Guarantees, in each case, in an aggregate principal amount outstanding not to exceed the amount outstanding on the Issue Date; (xx) Indebtedness Incurred pursuant to the DBM Global Credit Agreement and any Permitted Refinancing Debt thereof; DB1/ 137577079.4 -88- (xxi) Indebtedness Incurred pursuant to the CGIC Note and any Permitted Refinancing Debt thereof; and (xxii) Indebtedness Incurred pursuant to the Existing Spectrum GAIC Promissory Note, Existing Spectrum MSD Promissory Note and R2 Note, and in each case, any Permitted Refinancing Debt thereof. (c) Notwithstanding any other provision of this Section 7.03, for purposes of determining compliance with this covenant, increases in Indebtedness solely due to fluctuations in the exchange rates of currencies will not be deemed to exceed the maximum amount that the Borrower or a Restricted Subsidiary may Incur under this covenant. For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness or the financial measure denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated or based on a financial measure in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced (including, for the avoidance of doubt, interest, premium, fees and expenses). The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing. (d) In the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in this covenant, the Borrower, in its sole discretion, will classify items of Indebtedness and will only be required to include the amount and type of such Indebtedness in one of such clauses and the Borrower will be entitled to divide and classify (but not later reclassify) an item of Indebtedness in more than one of the types of Indebtedness described in this covenant, and may, at any time after such Incurrence (based on circumstances existing at such time), change the classification of an item of Indebtedness (or any portion thereof) to any other type of Indebtedness described in this covenant at any time. If any Contribution Debt is redesignated as Incurred under any clause of this Section 7.03(b) other than clause (xiii) hereof, the related issuance of Equity Interests may be included in any calculation under Section 7.06(a)(iii)(B).. (e) Neither the Borrower nor any Guarantor may Incur any Indebtedness that is subordinated in right of payment to other Indebtedness of the Borrower or the Guarantor unless such Indebtedness is also subordinated in right of payment to the Obligations on substantially identical terms. This does not apply to distinctions between categories of Indebtedness that exist by reason of any Liens or Guarantees securing or in favor of some but not all of such Indebtedness, or by reason of Liens of different seniority or priority. DB1/ 137577079.4 -89- (f) Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount or liquidation preference, the payment of interest or dividends in the form of additional Indebtedness, shares of Preferred Stock or Disqualified Equity Interests or the reclassification of commitments or obligations not treated as Indebtedness due to a change in GAAP will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant. Notwithstanding any other provision of this covenant, the maximum amount of then-outstanding Indebtedness permitted to be Incurred or exist under any provision of this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the applicable Consolidated EBITDA, Loan Collateral amount or value or Loan Collateral Fair Market Value subsequent to the date of such Incurrence. (g) Additionally, in the case of clauses (i), (xiv), (xv), and (xvi), and (xix) of Section 7.03(b), the aggregate amount of Indebtedness (including any PIK Interest thereunder) permitted to be Incurred under such clause shall be increased by the amount of interest, premiums, fees and expenses refinanced, paid or incurred in connection with any refinancing of Indebtedness incurred under such clause. (h) Notwithstanding anything to the contrary in this Agreement or the other Loan Documents to the contrary, (w) Indebtedness permitted under this Section 7.03 may not be incurred for the primary purpose of influencing the voting thresholds set forth in this Agreement without the consent of each Lender directly and adversely affected (x) the aggregate amount of Indebtedness Incurred by Subsidiaries that are not Guarantors (other than Indebtedness of the type described in Section 7.03(b)(xx) shall not exceed $5,000,000 at any one time outstanding, (y) no Subsidiary may issue Preferred Stock or Disqualified Equity Interests other than to the Borrower or one of its Wholly Owned Subsidiaries and (z) any intercompany loans, Advances or other Indebtedness owed by the Borrower or any Guarantor to any Subsidiary that is not a Guarantor shall be unsecured and subordinated in right of payment to the Borrower’s and each Guarantor’s Obligations under this Agreement pursuant to the Intercompany Subordination Agreement, and any Guarantee by the Borrower or any Guarantor of Indebtedness of a Subsidiary that is not a Guarantor shall be unsecured and subordinated in right of payment to the Obligations pursuant to the Intercompany Subordination Agreement. 7.04 7.05 Fundamental Changes. (a) In the case of the Borrower, directly or indirectly: (i) consolidate or merge with or into another Person, or liquidate, divide or dissolve; (ii) sell, convey, transfer or otherwise dispose of all or substantially all of its assets as an entirety or substantially an entirety, in one transaction or a series of related transactions, to any Person; or (iii) permit any Person to merge with or into the Borrower, unless: (i) the Borrower is the continuing Person; or (ii) the resulting, surviving or transferee Person is a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and expressly assumes all of the obligations of the Borrower under this Agreement DB1/ 137577079.4 -90- pursuant to a Joinder Agreement and the Security Documents pursuant to a Collateral Trust Grantor Joinder; (iii) immediately after giving effect to the transaction, no Default or Event of Default has occurred and is continuing; (iv)immediately after giving effect to the transaction on a Pro Forma Basis, the Borrower or the resulting surviving or transferee Person would be in compliance with Section 7.11 hereof (in the case of Section 7.11(b) calculated on a Pro Forma Basis giving effect to such transaction and, if applicable, the prepayment of the Loans as may be required by Section 2.04(b) as if the date of the transaction was a date on which such covenant is required to be tested); and[reserved]; and (v) the Borrower delivers to the Lender an Officer’s Certificate and an opinion of counsel (on which the Lender may conclusively and exclusively rely), each stating that the consolidation, merger or transfer and the Collateral Trust Grantor Joinder (if any) comply with this Agreement; provided, that clausesclause (iii) and (iv) dodoes not apply (x) to the consolidation or merger of the Borrower with or into a Wholly Owned Subsidiary or the consolidation or merger of a Wholly Owned Subsidiary with or into the Borrower or (y) if, in the good faith determination of the Board of Directors, whose determination is evidenced by a resolution of the Board of Directors, the sole purpose of the transaction is to change the jurisdiction of incorporation of the Borrower. (b) In the case of the Borrower, lease all or substantially all of its assets, whether in one transaction or a series of transactions, to one or more other Persons. (c) The foregoing subsections (a) and (b) shall not apply to (i) any transfer of assets among the Borrower and a Guarantor, or (ii) any transfer of assets among Guarantors or (iii) any transfer of assets by a Restricted Subsidiary that is not a Guarantor to (x) another Restricted Subsidiary that is not a Guarantor or (y) the Borrower or any Guarantor. (d) Upon the consummation of any transaction effected in accordance with these provisions, if the Borrower is not the continuing Person, the resulting, surviving or transferee Person will succeed to, and be substituted for, and may exercise every right and power of, the Borrower under this Agreement with the same effect as if such successor Person had been named as the Borrower in this Agreement. Upon such substitution, except in the case of a sale, conveyance, transfer or disposition of less than all its assets, the Borrower will be released from its obligations under this Agreement. (e) Notwithstanding anything to the contrary in the foregoing, the CIG Sale shall not constitute a sale, conveyance, transfer or disposal of all or substantially all of the assets of the Borrower. 7.05 7.06 Dispositions. (a) Make any Disposition unless the following conditions are met:

DB1/ 137577079.4 -91- (i) such Disposition is for fair market value (as of the date on which the binding agreement related thereto is entered into), as determined by the Borrower or the applicable Restricted Subsidiary in good faith; (ii) Other than with respect to the CIG Sale, atAt least 75% of the consideration consists of cash or Cash Equivalents. For purposes of this clause (ii), each of the following shall be deemed to be Cash Equivalents: (A) the assumption by the purchaser, or cancellation or retirement, of Indebtedness or other obligations (other than Subordinated Debt) of the Borrower or a Restricted Subsidiary (including, without limitation, liabilities relating to insurance products); provided that such cancellation permanently retires such Indebtedness (and in the case of a revolving credit facility, permanently reduces the commitment thereunder by such amount); (B) instruments or securities received from the purchaser that are promptly, but in any event within 120 days of receipt, converted by the Borrower to Cash Equivalents, to the extent of the Cash Equivalents actually so received; and (C) any Designated Non-cash Consideration received by the Borrower or any Restricted Subsidiary in such Disposition having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (C) that is at that time outstanding, not to exceed $10,000,000 at the time of the receipt of such Designated Non-cash Consideration (with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value) (provided that if the assets subject to such Disposition were Collateral immediately prior to such Disposition, then such Designated Non-cash Consideration is pledged as Collateral pursuant to the Security Documents). (iii) Subject to Section 2.04(b), the Net Cash Proceeds from Dispositions may be used in any manner not prohibited by this Agreement. 7.06 7.07 Restricted Payments. (a) Directly or indirectly: (i) declare or pay any dividend or make any distribution on its Equity Interests (other than dividends or distributions paid in the Borrower’s Qualified Equity Interests) held by Persons other than the Borrower or any of its Restricted Subsidiaries; (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Borrower or any direct or indirect parent of the Borrower held by Persons other than the Borrower or any of its Subsidiaries; (iii) repay, redeem, repurchase, defease or otherwise acquire or retire for value, or make any payment on or with respect to, any (A) Subordinated Debt of the Borrower or any Guarantor, (B) unsecured Indebtedness of the Borrower (including the Existing Convertible Notes) or any Guarantor and (C) Indebtedness of the Borrower or any Guarantor that is secured by a Lien that ranks junior in priority to the Liens securing the Obligations (including the DB1/ 137577079.4 -92- Existing Secured Notes, the New Convertible Secured Notes, the New Senior Secured Notes and the CGIC Note) (the Indebtedness included in the foregoing clauses (A), (B) and (C), collectively, “Junior Debt”), other than, with respect to all Junior Debt other than the Convertible Notes, (1) any such payment at or within 6 months of Stated Maturity and (2), any such payments on any Junior Debt Incurred pursuant to Section 7.03(b)(ii) or (iv) make any Restricted Investment (all such payments and other actions set forth in these clauses (i) through (iv) above being collectively referred to as “Restricted Payments”), unless, at the time of, and after giving effect to, the proposed Restricted Payment:. (i) no Default has occurred and is continuing; (ii) the Collateral Coverage Ratio calculated on a Pro Forma Basis (including for such Restricted Payment) as of the last day of the most recently completed fiscal quarter of the Borrower for which such amount has been calculated (provided that not more than 30 days have elapsed since the end of any subsequent fiscal quarter), would be no less than 2.00 to 1.00; (iii) the aggregate amount expended for all Restricted Payments made on or after the Issue Date would not, subject to subsection (c), exceed the sum of (without duplication): (A) 50% of the aggregate amount of the Borrower’s Consolidated Net Income (or, if the Consolidated Net Income is a loss, minus 100% of the amount of the loss) accrued on a cumulative basis during the period, taken as one accounting period, beginning with the first fiscal quarter commencing after the Issue Date and ending on the last day of the Borrower’s most recently completed fiscal quarter for which internal financial statements are available, plus (B) subject to subsection (c), the aggregate net cash proceeds and the fair market value of marketable securities or other property received by the Borrower (other than from a Subsidiary) after the Issue Date: (1) from the issuance and sale of its Qualified Equity Interests, including by way of issuance of its Disqualified Equity Interests or Indebtedness to the extent subsequently converted into Qualified Equity Interests of the Borrower, or (2) as a contribution to its common equity capital (other than Equity Interests sold to a Subsidiary) and other than contributions to its common equity capital made for the purpose of compliance with Sections 7.11(a) and 7.11(b) hereof. The amount expended in any Restricted Payment, if other than in cash, will be deemed to be the fair market value of the relevant non-cash assets, as determined by the Borrower in good faith or, if such fair market value may exceed $10,000,000, by the Board of Directors of the Borrower. DB1/ 137577079.4 -93- (b) The provisions of Section 7.06(a) hereof will not prohibit: (i) the payment of any dividend, distribution or consummation of a redemption within 60 days after the date of declaration thereof or the giving of the notice of redemption, as applicable, if, at the date of declaration or notice, such payment would comply with clause (a); (ii) dividends or distributions by a Subsidiary payable, on a pro rata basis or on a basis more favorable than pro rata to the Borrower, to all holders of any class of Capital Stock of such Person; (iii) the repayment, redemption, repurchase, defeasance or other acquisition or retirement for value of Junior Debt with the proceeds of, or in exchange for, Permitted Refinancing Debt or in connection with any Permitted Preferred Refinancing; (iv) the purchase, redemption or other acquisition or retirement for value of (A) Equity Interests (including the Convertible Preferred Stock) of the Borrower or any direct or indirect parent of the Borrower in exchange for, or out of the proceeds of (1) an offering (occurring within 60 days of such purchase, redemption or other acquisition or retirement for value) of, Qualified Equity Interests of the Borrower or (2) a contribution to the common equity capital of the Borrower and (B) Convertible Preferred Stock, pursuant to a Permitted Preferred Refinancing; (v) the making of any Restricted Payment in exchange for, or out of the proceeds of, (A) an issuance (occurring within 60 days of such Restricted Payment) of Qualified Equity Interests of the Borrower or (B) a contribution to the common equity capital of the Borrower; (vi) the purchase, redemption or other acquisition or retirement for value of Equity Interests of the Borrower or any of its Restricted Subsidiaries held by officers, directors or employees or former officers, directors or employees (or their estates or beneficiaries under their estates of the Borrower or such Restricted Subsidiary), upon death, disability, retirement, severance or termination of employment or pursuant to any agreement under which the Equity Interests were issued; provided that the aggregate cash consideration paid therefor in any fiscal year, commencing with the fiscal year during which the Issue Date occurred, does not exceed an aggregate amount equal to the sum of (A) $2,500,000 and (B) the amount of Restricted Payments permitted but not made pursuant to this clause (vi) in the prior fiscal year commencing with the fiscal year ending December 31, 2021; provided that amounts permitted but not made shall not be counted for purposes of this clause (B) for any fiscal year other than the immediately preceding fiscal year; (vii) [reserved]; (viii) Restricted Payments not otherwise permitted hereby in an aggregate amount not to exceed the greater of $20,000,000 and 2.25% of Total Assets; DB1/ 137577079.4 -94- (iv)(ix) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, (A) repurchases of Equity Interests deemed to occur upon the exercise of stock options or warrants if the Equity Interests represent all or a portion of the exercise price thereof (or related withholding taxes), (B) Restricted Payments by the Borrower or any Restricted Subsidiary to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants or upon the conversion or exchange of Equity Interests of the Borrower or any Restricted Subsidiary in an aggregate amount under this clause (B) not to exceed $1,000,000, and (C) Restricted Payments by the Borrower to allow the payment in cash in lieu of the issuance of fractional shares upon the conversion of Convertible Notes into common shares of the Borrower in accordance with the terms thereof; (v) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, regularly scheduled payments of interest with respect to the New Convertible Secured Notes pursuant to the New Convertible Secured Notes Indenture (as in effect on the Issue Date), the New Senior Secured Notes pursuant to the New Senior Secured Notes Indenture (as in effect on the Issue Date), the Existing Secured Notes pursuant to the Existing Secured Notes Indenture (as in effect on the Issue Date) and the Existing Convertible Notes pursuant to the Existing Convertible Notes Indenture (as in effect on the Issue Date); (vi)the repayment, redemption, repurchase, defeasance or other acquisition or retirement for value of Junior Debt, in each case, within ten (10) Business Days of receipt of any such Excluded Contribution(s); and (vii) the making of any Investment in R2 with Excluded Contributions, in each case, within two (2) Business Days of receipt of any such Excluded Contribution(s). (x) payment of dividends or distributions on Disqualified Equity Interests of the Borrower (including the Convertible Preferred Stock) or any Guarantor or Preferred Stock of any non-guarantor Restricted Subsidiary and payment of any redemption price or liquidation value of any Disqualified Equity Interest when due in accordance with its terms, in each case, to the extent that such Disqualified Equity Interest or Preferred Stock was permitted to be Incurred in accordance with the provisions of this Agreement; (xi) dividends made by the Borrower in accordance with the Convertible Preferred Stock Documents; provided that dividends payable in cash pursuant to this clause (xi) may only be paid with respect to Convertible Preferred Stock; provided, further, that if such Convertible Preferred Stock Documents are amended or supplemented any such dividend shall be permitted pursuant to this clause (xi) so long as any such amendments or supplements does not increase the aggregate amount payable pursuant to the Convertible Preferred Stock Documents (with such maximum aggregate amount calculated based on the aggregate amounts payable pursuant to the Convertible Preferred Stock Documents as of the Issue Date (without giving effect to any reduction of the

DB1/ 137577079.4 -95- outstanding Convertible Preferred Stock that has been redeemed, repurchased or exchanged on or after the Issue Date)); and (xii) Restricted Payments in connection with the CIG Sale; provided that, in the case of clauses (vi), (x), and (xi), no Default has occurred and is continuing or would occur as a result thereof. (c) Proceeds of the issuance of Qualified Equity Interests will be included under clause (iii) of subsection (a) only to the extent they are not applied as described in clauses (iv) or (v) of subsection (b). Restricted Payments permitted pursuant to clauses (ii) through (xii) of subsection (b) will not be included in making the calculations under clause (iii) of subsection (a). (c) (d) For purposes of determining compliance with this covenant, in the event that a proposed Restricted Payment (or portion thereof) meets the criteria of more than one of the categories of Restricted Payments described in clauses (i) through (xivii) of paragraph (b) above, or is entitled to be incurred pursuant to Section 7.06(a), the Borrower will be entitled to divide, or classify or(but not later re-classify (based on circumstances existing at the time of such re-classification) such Restricted Payment (or portion thereof) in any manner that complies with this covenant and such Restricted Payment will be treated as having been made pursuant to only such clause or clauses or Section 7.06(a). 7.07 7.08 Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Restricted Subsidiaries on the date hereof or any business substantially related or incidental thereto that is an extension thereof or otherwise similar, reasonably related, incidental, or ancillary or to any of the foregoing. 7.08 7.09 Transactions with Affiliates. (a) Directly or indirectly, enter into, renew or extend any transaction or arrangement including the purchase, sale, lease or exchange of property or assets, or the rendering of any service with any Affiliate of the Borrower or any Restricted Subsidiary (a “Related Party Transaction”) involving payments or consideration in excess of $7,500,0001,000,000 except upon fair and reasonable terms that taken as a whole are no less favorable to the Borrower or the Subsidiary than could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of the Borrower. (b) Any Related Party Transaction or series of Related Party Transactions with an aggregate value in excess of $15,000,0002,500,000 must first be approved by a majority of the relevant Board of Directors who are disinterested in the subject matter of the transaction pursuant to a board resolution delivered to the Lender. (c) The foregoing Sections 7.08(a) and (b) do not apply to: DB1/ 137577079.4 -96- (i) any transaction (i) between and among the Borrower and any of its Restricted Subsidiaries orGuarantor and (ii) between Restrictedand among Subsidiaries of the Borrowerthat are not Guarantors; (ii) the payment by the Borrower or one of its Restricted Subsidiaries of reasonable and customary regular fees and compensation to, and reasonable and customary indemnification arrangements and similar payments on behalf of, directors of the Borrower or any Restricted Subsidiary who are not employees of the Borrower or such Restricted Subsidiary; (iii) any Restricted Payments permitted by Section 7.06 hereof and any Permitted Investment; (iv)transactions or payments, including the award of securities, pursuant to any employee, officer or director compensation or benefit plans or arrangements by the Borrower or a Restricted Subsidiary entered into in the ordinary course of business, or approved by the Board of Directors of the Borrower or the applicable Restricted Subsidiary; (v) transactions pursuant to any contract or agreement in effect on the Issue Date, as amended, modified or replaced from time to time so long as the terms of the amended, modified or new agreements, taken as a whole, are no less favorable to the Borrower and any applicable Restricted Subsidiary than those in effect on the Issue Date as determined by the Borrower in good faith; (vi)the entering into of a customary agreement providing registration rights to the direct or indirect stockholders of the Borrower or any Restricted Subsidiary and the performance of such agreements; (vii) the issuance of Equity Interests (other than Disqualified Equity Interests) of the Borrower or a Restricted Subsidiary to any Person or any transaction with an Affiliate where the only consideration paid by the Borrower or any Restricted Subsidiary is Equity Interests (other than Disqualified Equity Interests) of the Borrower or such Restricted Subsidiary or any contribution to the capital of the Borrower or a Restricted Subsidiary; (viii) the entering into of any tax sharing agreement or arrangement or any other transactions undertaken in good faith for the sole purpose of improving the tax efficiency of transactions among the Borrower and its Restricted Subsidiaries;[reserved]; (ix)(A) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement, (B) transactions with joint ventures entered into in ordinary course of business and for a bona fide business purpose (and for the avoidance of doubt, not in connection with any Liability Management Transaction) DB1/ 137577079.4 -97- or (C) any management services or support agreement entered into on terms substantially consistent with past practice or approved by a majority of the Board of Directors of the Borrower or the applicable Restricted Subsidiary (in each case, including a majority of the disinterested directors) in good faith; (x) transactions (including the CIG Sale) permitted by, and complying with, the provisions of Section 7.04 hereof, or any merger, consolidation or reorganization of the Borrower or a Restricted Subsidiary with an Affiliate, solely for the purposes of reincorporating the Borrower or such Restricted Subsidiary in a new jurisdiction; (xi)(A) transactions between the Borrower or any of its Restricted Subsidiaries and any Person that is an Affiliate solely because one or more of its directors is also a director of the Borrower or the Restricted Subsidiary; provided that such director abstains from voting as a director of the Borrower or the Restricted Subsidiary on any matter involving such other Person, (B) transactions entered into with any of the Borrower’s or its Restricted Subsidiaries or Affiliates for shared services, facilities and/or employee arrangements entered into on commercially reasonable terms (as determined in good faith by the Borrower or the applicable Restricted Subsidiary), (C) transactions between the Borrower and any of its Affiliates that is (x) not a Subsidiary of the Borrower and (y) is an Affiliate solely because the Borrower (1) directly or indirectly holds Equity Interests in such Person and/or (2) the Borrower employees, acting in such capacity, are on the board of, or act in a management capacity with respect to, such Person or (D) transactions between the Borrower or any of its Restricted Subsidiaries and any Person that is an Affiliate solely because such Person or any of its Affiliates directly or indirectly holds Equity Interests in, is a director of or otherwise acts in a management capacity with respect to, one or more of the Borrower’s Restricted Subsidiaries; (xii) payments by the Borrower or any Restricted Subsidiary to any Affiliate for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are on arms’-length terms and are approved by a majority of the members of the Board of Directors of the Borrower or the applicable Restricted Subsidiary (in each case, including a majority of the disinterested directors) in good faith; (xiii) any transaction pursuant to which any Affiliate provides the Borrower and/or its Subsidiaries, at cost, with services, including services to be purchased from third-party providers, such as legal and accounting, tax, consulting, financial advisory, corporate governance, insurance coverage and other services, which transaction is approved by a majority of the members of the Board of Directors of the Borrower or the applicable Restricted Subsidiary (in each case, including a majority of the disinterested directors) in good faith;[reserved]; (xiv) the entering into of customary investment management contracts between an Affiliate and any Restricted Subsidiary of the Borrower that, in the ordinary course of its business, makes Investments in private collective investment vehicles (including private collective investment vehicles other than those owned by such Affiliate), which DB1/ 137577079.4 -98- investment management contacts are entered into on commercially reasonable terms and approved by a majority of the members of the Board of Directors of the Borrower or the applicable Restricted Subsidiary (in each case, including a majority of the disinterested directors) in good faith; and (xv) transactions in which the Borrower or any Restricted Subsidiary, as the case may be, delivers to the Lender a letter from an independent accounting, appraisal or investment banking firm of national standing stating that such transaction is fair to the Borrower or such Restricted Subsidiary from a financial point of view or meets the requirements of subsection (a) above.; and (xvi) payment by the Borrower for expenses and other amounts on behalf of its Subsidiaries that are subject to reimbursement, each in the ordinary course of business; provided that such aggregate amounts shall not exceed $1,500,000 in any single calendar year. 7.09 7.10 Dividend and Other Payment Restrictions Affecting Subsidiaries. (a) Except as provided in Section 7.09(b), create or otherwise cause or permit to exist or become effective any encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to: (i) pay dividends or make any other distributions on any Equity Interests of the Restricted Subsidiary owned by the Borrower or any other Restricted Subsidiary; (ii) pay any Indebtedness or other obligation owed to the Borrower or any other Restricted Subsidiary; (iii) make loans or advances to the Borrower or any of other Restricted Subsidiary; or (iv)transfer any of its property or assets to the Borrower or any other Restricted Subsidiary. (b) The restrictions in Section 7.09(a) hereof will not apply to any encumbrances or restrictions: (i) existing on the Issue Date and any extensions, renewals, replacements or refinancings of any of the foregoing; provided that the encumbrances and restrictions in the extension, renewal, replacement or refinancing of the foregoing (A) are, in the determination of the Borrower, taken as a whole, no less favorable in any material respect to the Lender than the encumbrances or restrictions being extended, renewed, replaced or refinanced or (B) are not, in the determination of the Borrower, expected to materially adversely affect the ability of the Borrower to make interest and principal payments and mandatory prepayments on the Loans;

DB1/ 137577079.4 -99- (ii) existing under or by reason of applicable law, rule, regulation, order, permit or grant, including for the avoidance of doubt, any encumbrance or restriction on any Insurance Subsidiary by, or included in any agreement with, any Governmental Authority having the power to regulate such Insurance Subsidiary; (iii) existing with respect to any Person, or to the property or assets of any Person, at the time the Person is acquired by the Borrower or any Subsidiary, which encumbrances or restrictions are not applicable to any other Person or the property or assets of any other Person (other than Subsidiaries of such Person) and any extensions, renewals, replacements, or refinancings of any of the foregoing, provided the encumbrances and restrictions in the extension, renewal, replacement or refinancing (A) are, in the determination of the Borrower, taken as a whole, no less favorable in any material respect to the Lender than the encumbrances or restrictions being extended, renewed, replaced or refinanced or (B) are not, in the determination of the Borrower, expected to materially adversely affect the ability of the Borrower to make interest and principal payments and mandatory prepayments on the Loans; (iv)of the type described in clause (a)(iv) above (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease or license or (B) existing by virtue of any Lien on, or agreement to transfer, option or similar right (including any asset sale or stock sale agreement) with respect to any property or assets of, the Borrower or any Subsidiary; (v) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of Capital Stock of, or property and assets of, the Subsidiary (or of other Subsidiaries of the Borrower that own such Subsidiary) that is not prohibitedpermitted by Section 7.05 hereof; (vi)existing pursuant to provisions in partnership agreements, limited liability company organizational governance documents, joint venture and other similar agreements that (A) restrict the transfer of ownership interests in such partnership, limited liability company, joint venture or similar Person, (B) restrict non-pro-rata dividends or other distributions on any series of Equity Interests, or subject dividends or other distributions on any Equity Interests to the satisfaction of financial tests, (C) contain restrictions of the type set forth in clause (a)(iii) or (a)(iv) of this Section 7.09 or (D) are not, in the determination of the Borrower, expected to materially adversely affect the ability of the Borrower to make interest and principal payments and mandatory prepayments on the Loans; (vii) consisting of restrictions on cash or other deposits or net worth imposed by customers, suppliers or landlords under contracts entered into in the ordinary course of business; (viii) existing pursuant to purchase money and capital lease obligations for property acquired in the ordinary course of business; DB1/ 137577079.4 -100- (ix)restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase or other agreement to which the Borrower or any of its Restricted Subsidiaries is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance solely of the property or assets of the Borrower or such Subsidiary (or their respective Subsidiaries) that are the subject of such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Borrower or such Subsidiary or any other assets or property of any other Subsidiary; and (x) pursuant to agreements governing other Indebtedness not prohibitedpermitted to be incurred under Section 7.03 or contained or arising in connection with any Reinsurance Agreement or agreement entered into by an Insurance Subsidiary and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements (A) if the encumbrances and restrictions contained in any such agreement taken as a whole are on market terms for comparable financings (as determined in good faith by the Borrower, which determination shall be conclusive), and (B) either (1) the Borrower determines in good faith (which determination shall be conclusive) that such encumbrance or restriction will not materially affect the ability of the Borrower to make principal or interest payments or mandatory prepayments on the Loans or (2) such encumbrance or restriction applies only if a default occurs in respect of a payment or financial covenant relating to such Indebtedness. (c) For purposes of determining compliance with this Section 7.09, (i) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock or other Preferred Stock shall not be deemed a restriction on the ability to make distributions on Equity Interests and (ii) the subordination of loans or advances made to the Borrower or any Subsidiary to other Indebtedness Incurred by the Borrower or any such Subsidiary shall not be deemed a restriction on the ability to make loans or advances. 7.10 7.11 Use of Proceeds. Use the proceeds of any Loan, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose. 7.11 7.12 Financial Covenants[Reserved]. (a) Liquidity. Permit the aggregate amount of (i) all unrestricted cash and Cash Equivalents of the Borrower and the Guarantors, (ii) amounts then immediately available for drawing under revolving credit facilities and undrawn letters of credit of the Borrower and the Guarantors (including hereunder) and (iii) dividends, distributions or payments that are immediately available to be paid to the Borrower (and, for the avoidance of doubt, only such pro rata portion of any such dividend, distribution or payments that is available to be paid to the Borrower) by any of its Restricted Subsidiaries (provided that (x) to the extent that the DB1/ 137577079.4 -101- declaration or payment of such dividends or similar distributions or payments by a Restricted Subsidiary is not at any such time permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders or (y) if a Default or Event of Default has occurred and is continuing, then such dividends, distributions or payments shall be excluded from this calculation) at the end of any calendar month to be less than the Borrower’s obligation to pay interest on the Loans, the Notes and all other Indebtedness (including mandatory cash dividends under the Convertible Preferred Stock or any other mandatory cash pay Preferred Stock but excluding any obligation to pay interest on Convertible Preferred Stock or any other mandatory cash pay Preferred Stock which, in each case, may be paid by accretion or in-kind in accordance with its terms) of the Borrower and the Guarantors for the next six months. In the case any such Indebtedness bears interest at a floating rate, the Borrower may assume that the reference interest rate in effect on the applicable date of determination will be in effect for the remainder of such period. (b) Maintenance of Collateral Coverage. Permit the Collateral Coverage Ratio calculated as of the last day of each fiscal quarter of the Borrower (determined within 30 days of the end of each such quarter) to be less than 1.50 to 1.00. 7.12 7.13 Sanctions. Directly or indirectly, use the proceeds of any Loan, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender or otherwise) of Sanctions. 7.13 7.14 Anti-Corruption Laws. Directly or indirectly use the proceeds of any Loan for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions. 7.14 7.15 No Impairment of Security Interests. Take any action, or knowingly omit to take any action, which action or omission could reasonably be expected to have the result of materially impairing the perfection or priority of the security interest with respect to the Collateral for the benefit of the Collateral Trustee and the Lender. 7.16 Designation of Restricted and Unrestricted Subsidiaries[Reserved]. 7.16 [Reserved]. (a) The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Borrower and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the DB1/ 137577079.4 -102- designation and will reduce the amount available for Restricted Payments under Section 7.06 hereof or under one or more clauses of the definition of Permitted Investments, as determined by the Borrower. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default. (b) Any designation of a Subsidiary of the Borrower as an Unrestricted Subsidiary will be evidenced to the Lender by delivering to the Lender a certified copy of a resolution of the Board of Directors giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the preceding conditions and was permitted under Section 7.06. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Agreement and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Borrower as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 7.03 hereof the Borrower will be in default of such covenant. The Board of Directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Borrower; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Borrower of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (i) such Indebtedness is permitted under Section 7.03 hereof calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period; and (ii) no Default or Event of Default would be in existence following such designation. 7.17 Minimum Outstanding Amount. Permit, at any time after June 23, 2021, the Outstanding Amount to be less than $5,000,000. 7.17 7.18 Division Transaction. Consummate a Division Transaction, except that any Loan Party that is a limited liability company or limited partnership may divide itself into two or more limited liability companies or series thereof or limited partnerships or series thereof, as applicable (pursuant to a “plan of division” as contemplated under the Delaware Limited Liability Company Act, the Delaware Revised Uniform Limited Partnership Act or otherwise), so long as all such limited liability companies or series thereof or limited partnerships or series thereof, as applicable, are Guarantors and such new Guarantors comply with all applicable further assurances obligations set forth herein and in the other Loan Documents. 7.18 7.19 Prepayments of Notes. Prepay, redeem, defease, purchase, or otherwise acquire any Notes until the Obligations have been indefeasibly paid in full in cash and the Revolving Credit Commitment and the Revolving Credit Facility are terminated. 7.19 No Transfers of Material Property. Notwithstanding anything in any Loan Document to the contrary, (a) neither the Borrower nor any Guarantor shall make any Non-Permitted Asset Transaction and (b) no Subsidiary that is not a Guarantor or Affiliate of the Borrower or a Guarantor (other than the Borrower or a Guarantor) shall own or hold an exclusive license to any Material Property.

DB1/ 137577079.4 -103- ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES 8.01 Events of Default. Any of the following shall constitute an Event of Default: (a) Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within five Business Days after the same becomes due, any interest on any Loan or any fee due hereunder or any other amount payable hereunder or under any other Loan Document; or (b) Specific Covenants. The Borrower or, if applicable, any other Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 6.01(a), 6.01(b), 6.03(a), 6.05(a) (with respect to the Borrower), 6.11 or, 6.12, 6.17 or Article VII; or (c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 45 days; or (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or (e) Cross-Default. The Borrower or any Restricted Subsidiary (i) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee under or in respect of the Notes or the Secured IndentureIndentures, or (ii) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its Stated Maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (f) Insolvency Proceedings, Etc. Any Loan Party or any of its Restricted Subsidiaries that is a Significant Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and DB1/ 137577079.4 -104- continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or (g) Inability to Pay Debts; Attachment. (i) The Borrower or any Significant Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or (h) Judgments. There is entered against the Borrower or any of its Significant Subsidiaries (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments or orders) exceeding $35,000,00020,000,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan and such failure has, or could reasonably be expect to have, a Material Adverse Effect; or (j) Invalidity of Loan Documents. Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than (i) as permitted hereunder or thereunder, or (ii) in connection with satisfaction in full of all the Obligations (other than any contingent Obligation not then due and payable), ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or (k) Change of Control. There occurs any Change of Control; or (l) Cross-Acceleration. The failure by the Borrower or any Significant Subsidiary fails to (i) pay any Indebtedness (other than Indebtedness hereunder or under the Secured Indenture) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, in each case, if the total amount of such Indebtedness unpaid or accelerated exceeds $35,000,000(regardless of amount and whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) any Material Debt prior to the expiration of any grace period provided in such Indebtedness or (ii) observe or perform any other agreement or condition relating to any such Material Debt or contained in any instrument or agreement evidencing, securing or relating thereto, or DB1/ 137577079.4 -105- any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Material Debt or the beneficiary or beneficiaries of any Guarantee thereof (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with or without the giving of notice, and after giving effect to any grace period, such Material Debt to be demanded, accelerated or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Material Debt to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; provided that this clause (l) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder; provided, further, that the failure referred to in sub-clause (l)(ii) is unremedied and is not waived by the holders of such Indebtedness prior to any acceleration of such Indebtedness or of the Obligations pursuant to this Section 8.01. (m) (a) the Liens created by the Security Documents shall at any time not constitute a valid and perfected Lien on any material portion of the Collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required by this Agreement or the Security Documents), (b) any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect (except for expiration in accordance with its terms or amendment, modification, waiver, termination or release in accordance with the terms of this Agreement) or (c) the enforceability of the Liens created by the Security Documents shall be contested by the Borrower or any Guarantor. 8.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Lender may take any or all of the following actions: (a) declare the commitment of the Lender to make Loans to be terminated, whereupon such commitments shall be terminated; (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and (c) exercise all rights and remedies available to it under the Loan Documents; provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of the Lender to make Loans shall automatically terminate, and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case, without further act of the Lender. 8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable as set DB1/ 137577079.4 -106- forth in the proviso to Section 8.02) any amounts received on account of the Obligations shall be applied by the Lender in the following order: First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts payable to the Lender, including fees, charges and disbursements of counsel to the Lender and amounts payable under Article III, but excluding principal and interest; Second, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations; Third, to payment of that portion of the Obligations constituting unpaid principal of the Loans; and Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law. ARTICLE IX CONTINUING GUARANTY 9.01 Guaranty. Each Guarantor hereby absolutely and unconditionally guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at Stated Maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all of the Obligations, whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise, of the Borrower to the Lender, and whether arising hereunder or under any other Loan Document (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, attorneys’ fees and expenses incurred by the Lender in connection with the collection or enforcement thereof). The Lender’s books and records showing the amount of the Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon each Guarantor, and conclusive for the purpose of establishing the amount of the Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any instrument or agreement evidencing any Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Obligations which might otherwise constitute a defense to the obligations of any Guarantor under this Guaranty, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing (other than, in each case, payment in full of the Obligations (other than any contingent Obligations not yet due and payable)). 9.02 Rights of the Lender. Each Guarantor consents and agrees that the Lender may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Obligations; (c) apply such security and direct the order or manner of sale thereof as the Lender in its sole discretion

DB1/ 137577079.4 -107- may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Obligations. Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of such Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of such Guarantor. 9.03 Certain Waivers. Each Guarantor waives (a) any defense arising by reason of any disability or other defense of the Borrower or any other guarantor, or the cessation from any cause whatsoever of the liability of the Borrower; (b) any defense based on any claim that the Guarantor’s obligations exceed or are more burdensome than those of the Borrower; (c) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder; (d) any right to proceed against the Borrower, proceed against or exhaust any security for the Obligations, or pursue any other remedy in the power of such Guarantor whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by such Guarantor; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties (other than, in each case, payment in full of the Obligations (other than any contingent Obligations not yet due and payable)). Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Obligations. 9.04 Obligations Independent. The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Obligations and the obligations of any other guarantor, and a separate action may be brought against any Guarantor to enforce this Guaranty whether or not the Borrower or any other person or entity is joined as a party. 9.05 Subrogation. Each Guarantor shall not exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Obligations and any amounts payable under this Guaranty have been indefeasibly paid and performed in full and the Revolving Credit Commitment and the Revolving Credit Facility are terminated. If any amounts are paid to any Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Lender and shall forthwith be paid to the Lender to reduce the amount of the Obligations, whether matured or unmatured. 9.06 Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Obligations now or hereafter existing and shall remain in full force and effect until all Obligations (other than any contingent Obligations not yet due and payable) and any other amounts payable under this Guaranty are indefeasibly paid in full in cash and the Revolving Credit Commitment and the Revolving Credit Facility are terminated. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower or any Guarantor is made, or the Lender exercises its right of setoff, in respect of the Obligations and such payment or the DB1/ 137577079.4 -108- proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Lender is in possession of or has released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of each Guarantor under this paragraph shall survive termination of this Guaranty. 9.07 Subordination. Each Guarantor hereby subordinates the payment of all obligations and indebtedness of the Borrower owing to such Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of the Borrower to such Guarantor as subrogee of the Lender or resulting from such Guarantor’s performance under this Guaranty, to the indefeasible payment in full in cash of all Obligations. If the Lender so requests, any such obligation or indebtedness of the Borrower to any Guarantor shall be enforced and performance received by such Guarantor as trustee for the Lender and the proceeds thereof shall be paid over to the Lender on account of the Obligations, but without reducing or affecting in any manner the liability of such Guarantor under this Guaranty. 9.08 Stay of Acceleration. If acceleration of the time for payment of any of the Obligations is stayed, in connection with any case commenced by or against any Guarantor or the Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by such Guarantor immediately upon demand by the Lender. 9.09 Condition of Borrower. Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrower and any other guarantor such information concerning the financial condition, business and operations of the Borrower and any such other guarantor as such Guarantor requires, and that the Lender has no duty, and such Guarantor is not relying on the Lender at any time, to disclose to such Guarantor any information relating to the business, operations or financial condition of the Borrower or any other guarantor (such Guarantor waiving any duty on the part of the Lender to disclose such information and any defense relating to the failure to provide the same). ARTICLE X MISCELLANEOUS 10.01 Amendments, Termination. (a) No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Lender (or, if there is more than one Lender, the Required Lenders) and the Borrower or the applicable Loan Party, as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. (b) Upon termination of the Revolving Credit Commitment and payment in full of all Obligations (other than contingent Obligations not then due and payable), all security interests DB1/ 137577079.4 -109- created by the Security Documents to secure the Obligations and any guarantee by the Guarantors of the Obligations automatically shall be released. In connection with any termination or release pursuant to this Section, the Lender shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release. 10.02 Notices; Effectiveness; Electronic Communication. (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein to the Borrower or any other Loan Party or to the Lender shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile to the address or facsimile number (i) in the case of the Borrower or such Loan Party, described on Schedule 10.02, or (ii) in the case of the Lender, as separately disclosed in writing to the Borrower on or prior to date hereof, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number specified for such Person on Schedule 10.02 or as separately disclosed, as applicable. Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b). (b) Electronic Communications. The Lender or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided, that approval of such procedures may be limited to particular notices or communications. Unless the Lender otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon delivery, unless within thirty (30) minutes of such delivery, the sender received a notice of a transmission failure (it being agreed that an “out of office” shall not constitute a notice of a transmission failure), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided, that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient. DB1/ 137577079.4 -110- (c) Change of Address, Etc. Each of the Guarantors, the Borrower and the Lender may change its address, facsimile, telephone number or electronic mail address for notices and other communications hereunder by notice to the other parties hereto. (d) Reliance by the Lender. The Lender shall be entitled to rely and act upon any notices (including telephonic notices and Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall indemnify the Lender and its Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other telephonic communications with the Lender may be recorded by the Lender, and each of the parties hereto hereby consents to such recording. 10.03 No Waiver; Cumulative Remedies; Enforcement. No failure by the Lender to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. 10.04 Expenses; Indemnity; Damage Waiver. (a) Costs and Expenses. The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Lender and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Lender, which shall be limited to the fees, charges and disbursements of one primary counsel and, if reasonably required by the Lender, local or other counsel), in connection with the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all reasonable and documented out-of-pocket expenses incurred by the Lender (including the fees, charges and disbursements of counsel for the Lender, which shall be limited to the fees, charges and disbursements of one primary counsel and, if reasonably required by the Lender, local or other counsel), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans. (b) Indemnification by the BorrowerLoan Parties. The BorrowerLoan Parties shall indemnify the Lender (and any sub-agent thereof) and each Related Party of the Lender (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and

DB1/ 137577079.4 -111- disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Loan Party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (1) the bad faith, gross negligence or willful misconduct of such Indemnitee or its Related Parties or (2) a material breach of the Loan Documents by such Indemnitee or its Related Parties or (y) arise from disputes between or among Indemnitees that do not involve an act or omission by the Borrower or any of its Subsidiaries. This Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. (c) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrower and the Lender (each, on behalf of itself and its Related Parties) shall not assert, and hereby waive, and acknowledge that no other Person shall have, any claim against any Person, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, except to the extent such damages are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (i) the bad faith, gross negligence or willful misconduct of such Indemnitee or its Related Parties or (ii) a material breach of the Loan Documents by such Indemnitee or its Related Parties. (d) Payments. All amounts due under this Section shall be payable not later than ten Business Days after written demand therefor. DB1/ 137577079.4 -112- (e) Survival. The agreements in this Section and the indemnity provisions of Section 10.02(d) shall survive the replacement of the Lender, the termination of the Revolving Credit Commitment and the repayment, satisfaction or discharge of all the other Obligations. 10.05 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Lender, or the Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred. 10.06 Successors and Assigns. (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby. The Borrower agrees that it may not assign this Agreement without the Lender’s prior written consent and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section 10.06, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section 10.06, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (e) of this Section 10.06; provided that a merger, consolidation, amalgamation or other similar transaction involving the Borrower permitted under Section 7.04 shall not constitute an assignment. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section 10.06 and, to the extent expressly contemplated hereby, any Indemnitee) any legal or equitable right, remedy or claim under or by reason of this Agreement. (b) Assignments. The Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and/or Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions: (i) if such assignment is made to a lender that is not a Lender, an Affiliate of the Lender or an Approved Fund, such assignment must be of the entire remaining amount of the Lender’s Revolving Credit Commitment and Loans at the time owing to it; (ii) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (A) an Event of Default has occurred and is continuing at the time of such assignment or (B) such assignment is to a Lender or an Affiliate of a Lender; provided that the Borrower shall be deemed to have consented to any such DB1/ 137577079.4 -113- assignment unless it shall object thereto by written notice to the Lender within ten (10) days after having received notice thereof; (iii) the parties to each assignment (and, to the extent the Borrower’s consent is required, the Borrower) shall execute and deliver an assignment and assumption agreement in form and substance reasonably acceptable to the assignee and assignor party thereto (an “Assignment and Assumption”); (iv)no such assignment shall be made (A) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of a natural Person); and (v) from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrower (at its expense) shall execute and deliver a Revolving Credit Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection (b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section 10.06. (c) Register. Each Lender, acting solely for this purpose as an agent for the Borrower, shall maintain at one of its offices in the United States a register on which it enters the name and address of such Lender and each assignee and the principal amounts (and stated interest) of such Lender’s and each assignee’s interest in the Loans, Revolving Credit Commitment or other obligations under the Loan Documents from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Lenders and the Borrower shall treat each Person whose name is recorded in the Register as a Lender and the owner of such Loan, Revolving Credit Commitment or other interest, as applicable, for all purposes of the Loan Documents notwithstanding any notice to the contrary. The Register shall be available for inspection by the Borrower, at any reasonable time and from time to time upon reasonable prior notice. DB1/ 137577079.4 -114- (d) Participations. (i) The Lender may at any time, without the consent of, or notice to, the Borrower, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person, or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and/or the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (C) the Borrower and Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. (ii) Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations therein, including the requirements under Section 3.01(e) (it being understood that the documentation required under Section 3.01(e) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) above; provided that such Participant (A) agrees to be subject to the provisions of Section 3.06 as if it were an assignee under subsection (b) above; and (B) shall not be entitled to receive any greater payment under Section 3.01 or 3.04, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.06(b) with respect to any Participant. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the U.S. Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the

DB1/ 137577079.4 -115- Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. (e) Certain Pledges. For the avoidance of doubt, the Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Revolving Credit Note, if any) to secure obligations of the Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release the Lender from any of its obligations hereunder or substitute any such pledgee or assignee for the Lender as a party hereto. (f) Replacement of Lenders. Each party hereto agrees that an assignment required pursuant to Section 3.06(b) may be effected pursuant to an Assignment and Assumption executed by the Borrower and the assignee and that the Lender required to make such assignment need not be a party thereto; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided, further that any such documents shall be without recourse to or warranty by the parties thereto. No assignment of the Loans or the Revolving Credit Commitment of a Defaulting Lender shall be deemed a waiver or release of any claim the Borrower may have against such Defaulting Lender. 10.07 Treatment of Certain Information; Confidentiality. The Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights and obligations under this Agreement (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Lender or any of its Affiliates on a non-confidential basis from a source other than the Borrower. The agreements in this Section shall survive the replacement of the Lender, the termination of the Revolving Credit Commitment and the repayment, satisfaction or discharge of the other Obligations. For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Lender on a non-confidential basis prior to disclosure by the Borrower or any Subsidiary (other than to the extent provided in violation of a confidentiality obligation binding on the disclosing party). Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to DB1/ 137577079.4 -116- have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. The Lender acknowledges that (i) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (ii) it has developed compliance procedures regarding the use of material non-public information, and (iii) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws. 10.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, the Lender and each of its Affiliates (other than any Defaulting Lender or Affiliate thereof) is hereby authorized at any time and from time to time to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by the Lender or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to the Lender or its Affiliates, irrespective of whether or not the Lender or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch, office or Affiliate of the Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness. The rights of the Lender and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that the Lender, or its Affiliates may have. The Lender agrees to notify the Borrower promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application. 10.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder. 10.10 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Lender, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, DB1/ 137577079.4 -117- relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Lender and when the Lender shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement. 10.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Lender, regardless of any investigation made by the Lender or on its behalf and notwithstanding that the Lender may have had notice or knowledge of any Default at the time of any Borrowing, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied. 10.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. 10.13 Governing Law; Jurisdiction; Etc. (a) GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. (b) SUBMISSION TO JURISDICTION. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE LENDER OR ANY RELATED PARTY OF THE LENDER IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, DB1/ 137577079.4 -118- AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. (c) WAIVER OF VENUE. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN SUBSECTION (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT. (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. 10.14 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

DB1/ 137577079.4 -119- 10.15 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Borrower and the Guarantors acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the services regarding this Agreement provided by the Lender are arm’s-length commercial transactions between the Borrower, the Guarantors and their respective Affiliates, on the one hand, and the Lender, on the other hand, (B) each of the Borrower and the Guarantors has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of the Borrower and the Guarantors is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, the Guarantors or any of their respective Affiliates, or any other Person and (B) the Lender has no obligation to the Borrower, the Guarantor or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Lender and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the Guarantors and their respective Affiliates, and the Lender has no obligation to disclose any of such interests to the Borrower, the Guarantors or their respective Affiliates. To the fullest extent permitted by law, each of the Borrower and the Guarantors hereby waives and releases any claims that it may have against the Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby. 10.16 USA PATRIOT Act. The Lender hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Lender to identify the Borrower in accordance with the Act. The Borrower shall, promptly following a request by the Lender, provide all documentation and other information that the Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act. [Remainder of page intentionally left blank] EXHIBIT A FORM OF LOAN NOTICE Date: ___________, _____ To: MSD PCOF Partners IX, LLC (the “Lender”) Ladies and Gentlemen: Reference is made to that certain Credit Agreement, dated as of April 3, 2019 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among INNOVATE Corp., a Delaware corporation (the “Borrower”), DBM Global Intermediate Holdco Inc., a Delaware corporation, INNOVATE 2, Corp., a Delaware corporation, and the Lender. The undersigned hereby requests a (select one): A Borrowing A continuation of SOFR Loans 1. On (a Business Day). 2. In the amount of $ . 3. For SOFR Loans: with an Interest Period of ___ months. The Borrowing requested herein complies with the first proviso to the first sentence of Section 2.01(b) of the Agreement. The Borrower hereby represents and warrants that the conditions specified in Sections 4.02(a) and (b) shall be satisfied on and as of the date of the applicable Borrowing. [Signature Page Follows] DB1/ 137577079.4 INNOVATE CORP. By: Name: EXHIBIT B Amended and Restated Schedules

Schedule 5.09

Environmental Matters

None.

Schedule 5.12(d)

Pension Plans

None.

2

Schedule 5.13

Subsidiaries, Other Equity Investments and Equity Interest in the Borrower

Part (a)

Record Owner	Holding	Jurisdiction	Certificate No.	No. and Class Shares/Interest
INNOVATE Corp.	DBM Global Intermediate Holdco Inc.	Delaware	1	100 Common
	HC2 Holdings, Inc. (n/k/a INNOVATE 2 Corp.)	Delaware	1	100 Common
	HC2 International Holding, Inc. (n/k/a INNOVATE International Holding Corp.)	Delaware	1	100 Common
DBM Global Intermediate Holdco Inc.	DBM Global Inc.[1]	Delaware	Book Entry	3,463,119 Common
INNOVATE 2 Corp.	DTV America Corporation	Delaware	481	5,445,666 Common
	HC2 Broadcasting Holdings Inc.	Delaware	1	1,000,000 Common
	HC2 Broadcasting Holdings Inc.	Delaware	Various[2]	47,491.82 Series A as of 6/30/2025
	Pansend Life Sciences, LLC	Delaware	Uncertificated	100% of membersh ip interests
INNOVATE International Holding Corp.	ICS Group Holdings Inc.	Delaware	1	1,000 Common
HC2 Broadcasting Holdings Inc.	DTV America Corporation	Delaware	471, 472, 476, 477, 479, 480	1,644,449 Common
	HC2 Broadcasting	Delaware	Uncertificated	100 Common

[1] Pursuant to that certain Uncertificated Securities Control Agreement dated 1/28/2019.

[2] Quarterly dividends are issued on the Series A Preferred Stock and are sent to the Trustee upon issuance.

3

Record Owner	Holding	Jurisdiction	Certificate No.	No. and Class Shares/Interest
	Intermediate Holdings Inc.			
HC2 Broadcasting Intermediate Holdings Inc.	HC2 Broadcasting Inc.	Delaware	Uncertificated	100 Common
	HC2 Network Inc.	Delaware	Uncertificated	100 Common
	HC2 Station Group, Inc.	Delaware	Uncertificated	100 Common
HC2 Broadcasting Inc.	DTV America Corporation	Delaware	454	13,200,158 Common
Pansend Life Sciences, LLC	Genovel Orthopedics, Inc.	Delaware	2 9	4,000 Series A Pfd 740 Series A Pfd
	MediBeacon, Inc.	Delaware	Uncertificated	1,959,515 Series 1 Pfd 34,989 Series 2A Pfd 179,724 Series 3 Pfd
	R2 Technologies, Inc. (f/k/a R2 Dermatology, Incorporated)	Delaware	Various	90,280 Pfd Stock as of 6/30/2025[3]
	Triple Ring Technologies, Inc.	California	CA-1 C-14	229,488 Class A Common 229,488 Common
	Scaled Cell Solutions	Delaware	Uncertificated	240,613 Common
Triple Ring Technologies, Inc.	Scaled Cell Solutions	Delaware	Uncertificated	559,387 Common
DBM Global Inc. (f/k/a Schuff International, Inc.)	CB-Horn Holdings, Inc.	Delaware	1	1,000 Common
	DBM Digital Pty Ltd	Australia	1	100 Common
	DBM Global Holdings Inc.	Delaware	100 Book Entry 200 Certificated C-01, C-02	300 Common
	DBM Global – North America	Delaware	1	100 Common

[3] Shares are issued and held electronically through Fidelity Private Shares.

4

Record Owner	Holding	Jurisdiction	Certificate No.	No. and Class Shares/Interest
	Inc. (f/k/a Schuff Holding Co.)			
	Schuff Premier Services LLC	Delaware	Uncertificated	100% of membership interests
DBM Global – North America Inc. (f/k/a Schuff Holding Co.)	Addison Structural Services, Inc.	Florida	3	1 Common
	Aitken Manufacturing Inc.	Delaware	6	8,000 Common
	Banker Steel Construction, LLC (f/k/a Schuff Steel-Atlantic, LLC)	Florida	Uncertificated	100% of membership interests
	DBM Vircon Services (USA), Inc. (f/k/a BDS Steel Detailers (USA) Inc.)	Arizona	C	100 Common
	Innovative Structural Systems Inc.	Delaware	1	1,000 Common
	On-Time Steel Management Holding, Inc.	Delaware	3	100 Common
	PDC Services (USA) Inc.	Delaware	Book Entry	100 Common
	Schuff Steel Company	Delaware	2	100 Common
	Schuff Steel Company - Panama, S de RL	Panama	4, 5	99% of quotas[4]
Addison Structural Services, Inc.	Quincy Joist Company (no active operations)	Delaware	2	1,000 Common
On-Time Steel Management Holding, Inc.	Schuff Steel Management Company -	Delaware	2	100 Common

[4] This is a Panama LLC and the ownership interests are called quotas. There are 100 quotas issued. There is no number authorized and it has no designation of common or preferred. DBM Global – North America Inc. (f/k/a Schuff Holding Co.) owns 99% and Schuff Steel Company owns 1%.

5

Record Owner	Holding	Jurisdiction	Certificate No.	No. and Class Shares/Interest
	Southwest, Inc.			
Schuff Steel Company	Derr and Isbell Construction, LLC	Texas	Uncertificated	100% of membership interests
	GrayWolf Industrial, Inc.	Delaware	4	6 Common
	Lynchburg Freight & Specialty LLC	Delaware	Uncertificated	100% of membership interests
	Schuff Steel Company – Panama S de RL	Panama	2	1% of quotas[3]
	US Erectors LLC	Delaware	Uncertificated	100% of membership interests
Schuff Steel Management Company – Southwest, Inc.	GrayWolf Industrial, Inc.	Delaware	5	1 Common
DBM Global Holdings Inc.	DBM Vircon Services (UK) Ltd) (f/k/a BDS Steel Detailers (UK) Ltd)	United Kingdom	4	1 Ordinary
	DBM Vircon Services (Canada) Ltd (f/k/a DBM Vircon Services LTD)	British Columbia, Canada	C1	101 Common
	DBMG International PTE LTD	Singapore	Book Entry	29,270,185
	DBM Vircon Services (India) Pvt Ltd (f/k/a BDS Vircon Private Limited)	India	Book Entry	9,999 equity
DBMG International PTE LTD	DBMG Singapore PTE LTD	Singapore	Book Entry	29,270,185
DBMG	DBM Vircon (Australia) Pty	Australia	1,2,3,4,5,6	64,991,049

6

Record Owner	Holding	Jurisdiction	Certificate No.	No. and Class Shares/Interest
Singapore PTE LTD	Ltd			
	DBM Vircon Services (Philippines) Inc. (f/k/a PDC Asia Pacific Inc.)	Philippines	Book Entry	30,000
DBM Vircon (Australia) Pty Ltd	PDC Operations (Australia) Pty Ltd	Australia	1, 2, 3	38,597,745
	DBM Vircon Services (Australia) Pty Ltd (f/k/a BDS Global Detailing Pty Ltd)	Australia	74	62,536,330
DBM Vircon Services (Australia) Pty Ltd (f/k/a BDS Global Detailing Pty Ltd)	BDS Steel Detailers (Australia) Pty Ltd	Australia	x	12,200,001
	DBM Vircon Services (NZ) Ltd. (f/k/a BDS Steel Detailers (NZ) Ltd)	New Zealand	Book Entry	100
CB-Horn Holdings, Inc.	GrayWolf Industrial, Inc.	Delaware	2,3	110 Common
GrayWolf Industrial, Inc.	GrayWolf Integrated Construction Company (f/k/a Titan Contracting & Leasing Company, Inc.)	Delaware	1,2,5	523 Common
	GrayWolf Integrated Construction Company-Southeast, Inc. (f/k/a Inco Services, Inc.)	Georgia	20	2,300 Common
	GrayWolf Modular, Inc.	Delaware	1	1,000 Common
	Midwest Environmental,	Kentucky	4	1,000 Common

7

Record Owner	Holding	Jurisdiction	Certificate No.	No. and Class Shares/Interest
	Inc.			
	Milco National Constructors, Inc.	Delaware	2	100 Common
	M. Industrial Mechanical, Inc.	Delaware	2	100 Common
GrayWolf Integrated Construction Company (f/k/a Titan Contracting & Leasing Company, Inc.)	Titan Fabricators, Inc.	Kentucky	8	1,000 Common
US Erectors LLC	Innovative Engineering Solutions LLC	Delaware	Uncertificated	100% of membership interests
	Memco LLC	Delaware	Uncertificated	100% of membership interests
	NYC Constructors, LLC	Delaware	Uncertificated	100% of membership interests
NYC Constructors, LLC	NYCC Construction Services, LLC	Delaware	Uncertificated	100% of membership interests
	US Construction Services, Inc.	Delaware	Book entry	1,000 Common
US Construction Services, Inc.	Innovative Detailing Services, Ltd.	Ontario, Canada	3, 4	1 Common
	NYC Construction Services, Ltd.	Ontario, Canada	2, 3	1 Common

Part (b)

None.

8

9 Schedule 5.18 Intellectual Property Matters None. 10 Schedule 10.02 Certain Addresses for Notices If to the Loan Parties: INNOVATE Corp. 295 Madison Avenue, 12th Floor New York, NY 10017 Attention: Michael J. Sena Email: msena@innovatecorp.com Tel: (212) 235-2691 with a copy, which shall not constitute notice, to: Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, NY 10006 Attention: Sean O’ Neal Email: soneal@cgsh.com Tel: (212) 225-2416 If to the Lender: MSD PCOF Partners IX, LLC 550 Madison Avenue 20th Floor New York, NY 10022 Attention: Marcello Liguori and Matthew Olim Email: MLiguori@bdtmsd.com; molim@bdtmsd.com Tel: (212) 303-7822; (212) 303-1639 with a copy, which shall not constitute notice, to: Morgan, Lewis & Bockius LLP 101 Park Avenue New York, NY 10178-0060 Attention: Kate Weinstein and Kristen V. Campana Email: katherine.weinstein@morganlewis.com; kristen.campana@morganlewis.com Tel: (212) 309-6775; (212) 309-6081